Certain identified information in this agreement denoted with “[***]” has been excluded from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and of the type that the registrant treats as private and confidential.

Exhibit 4.2

AMENDED AND RESTATED

ARRANGEMENT AGREEMENT

LITHIUM AMERICAS CORP.

- and -

1397468 B.C. LTD.

June 14, 2023

TABLE OF CONTENTS

Article 1 Interpretation		2
1.1	Definitions	2
1.2	Interpretation Not Affected by Headings, etc.	11
1.3	Rules of Construction	12
1.4	Currency	12
1.5	Date for Action and Computation of Time	12
1.6	References to Days, Statutes, etc.	12
1.7	Time	12
1.8	Appendix	13
Article 2 The Arrangement		13
2.1	Arrangement	13
2.2	Effective Date and Effective Time	13
2.3	Interim Order	14
2.4	Meeting Materials	15
2.5	Court Proceedings	15
2.6	Other Effective Date Obligations	16
2.7	Sole Discretion of LAC	16
2.8	Convertible Securities and Tranche 2 Subscription	16
2.9	U.S. Securities Law Matters	17
2.10	Intended U.S. Tax Treatment	18
Article 3 Representations and Warranties		18
3.1	Representations and Warranties of LAC	18
3.2	Representations and Warranties of LAC with Respect to Thacker Pass Co	20
3.3	Representations and Warranties of Spinco	21
3.4	No Representations and Warranties	22
3.5	Survival of Representations and Warranties	22
Article 4 Covenants		23
4.1	General Covenants	23
4.2	Covenants of LAC	23
4.3	Covenants of Spinco	25
4.4	Pre-Arrangement Reorganization	26

i

Article 5 Conditions		26
5.1	Conditions Precedent	26
5.2	Conditions to Obligations of Each Party	29
5.3	Merger of Conditions	30
Article 6 Indemnities		30
6.1	Indemnity by LAC	30
6.2	Indemnity by Spinco	30
6.3	Notice of Third Party Claims	30
6.4	Defence of Third Party Claims	31
6.5	Direct Claims	32
6.6	Failure to Give Timely Notice	32
6.7	Reduction in Subrogation	32
6.8	Tax Effect	32
6.9	Payment and Interest	33
6.10	Judgment Currency	33
6.11	Exclusive Remedy	34
6.12	Mitigation	34
6.13	Superseding Indemnity	34
Article 7 Amendment and Termination		34
7.1	Amendment	34
7.2	Termination	35
7.3	Effect of Termination	35
7.4	Survival	36
Article 8 General		36
8.1	Expenses	36
8.2	Notices	36
8.3	Cooperation with Respect to Government Reports and Filings; Further Assurances	37
8.4	Assignment	38
8.5	Binding Effect	38
8.6	Waiver	38
8.7	Entire Agreement	39
8.8	Governing Law; Attornment	39

ii

8.9	Confidentiality	39
8.10	Waiver of Conflict	41
8.11	Limitation on Liability	41
8.12	No Third Party Beneficiaries	41
8.13	Severability	42
8.14	Privacy	42
8.15	No Personal Liability	42
8.16	Counterparts	43

Appendix A - PLAN OF ARRANGEMENT

Appendix B - ARRANGEMENT RESOLUTION

iii

AMENDED AND RESTATED ARRANGEMENT AGREEMENT

This Amended and Restated Arrangement Agreement made as of the 14th day of June, 2023,

BETWEEN:

LITHIUM AMERICAS CORP., a corporation

existing under the laws of the Province of British Columbia,

(hereinafter referred to as “LAC”)

- and -

1397468 B.C. LTD., a corporation existing

under the laws of the Province of British Columbia,

(hereinafter referred to as “Spinco”)

WHEREAS the Parties hereto entered into an Arrangement Agreement dated May 15, 2023 (the “Original Agreement”) and the Parties wish to amend and restate the Original Agreement in its entirety;

AND WHEREAS the Parties hereto propose to carry out an Arrangement (as hereinafter defined) under the BCBCA (as hereinafter defined) substantially on the terms and subject to the conditions set forth in the Plan of Arrangement annexed hereto as Appendix A, whereby LAC will reorganize its share capital, the North American Business of LAC will be acquired by Spinco and a series of share exchanges and redemptions will take place as a result of which each shareholder of LAC will have the same percentage shareholding in each of LAC and Spinco immediately upon the completion of the Arrangement following the Effective Time (as hereinafter defined) on the Effective Date (as hereinafter defined);

AND WHEREAS the LAC Board of Directors has unanimously determined, after consultation with its legal and financial advisors and having received the Fairness Opinions (as hereinafter defined) in oral form, that the Arrangement is in the best interests of LAC and that the consideration to be received by the LAC Shareholders (as hereinafter defined) pursuant to the Arrangement is fair, from a financial point of view, to the LAC Shareholders;

AND WHEREAS the LAC Board of Directors has approved the transactions contemplated by this Agreement and unanimously determined to recommend approval of the Arrangement pursuant to the Plan of Arrangement (as hereinafter defined) to the LAC Shareholders;

AND WHEREAS in furtherance of the transactions contemplated by this Agreement and the Plan of Arrangement, the LAC Board of Directors has agreed to submit the Plan of Arrangement to the LAC Shareholders and the Court (as hereinafter defined) for approval in accordance with the terms and conditions of this Agreement;

AND WHEREAS all of the directors (who will stand for election at the next annual meeting) and senior officers of LAC have entered into voting support agreements pursuant to which such individuals have irrevocably agreed to, among other things, support the Arrangement and vote their Common Shares (as hereinafter defined) in favour of the transactions contemplated herein;

AND WHEREAS in addition to a voting support agreement, it is proposed that Ganfeng (as hereinafter defined) will enter into the Ganfeng Lock-up (as hereinafter defined) pursuant to which it will agree to, among other things, (i) not acquire any Common Shares or transfer such shares prior to the Effective Time, (ii) not transfer any Common Shares or Spinco Common Shares issuable to Ganfeng pursuant to the Arrangement from and after the date of the Ganfeng Lock-up and for a period of time following the Effective Date, except as expressly permitted by the Ganfeng Lock-up, and (iii) abide by the other restrictions and covenants set forth in such agreement;

AND WHEREAS GM (as hereinafter defined) has entered into the Investor Rights Agreement pursuant to which it has agreed to, among other things, (i) vote or cause to be voted its Common Shares in favour of the Arrangement, (ii) certain restrictions on the acquisition of securities of LAC, (iii) certain restrictions on the disposition of securities of LAC and on the disposition of securities of Spinco, and (iv) abide by the other restrictions and covenants set forth in such agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereby covenant and agree as follows:

Article 1

Interpretation

1.1 Definitions

In this Agreement, other than Appendix A, unless there is something in the subject matter or context inconsistent therewith, the following terms have the following meanings and grammatical variations of those terms have the corresponding meanings:

“Affiliate” has the meaning given to that term in the BCBCA; provided, however, that, for all purposes hereunder (and whether for or in respect of a period prior to, at or after the Effective Time), the determination of whether a Person is an “Affiliate” is to be made immediately after giving effect to the Arrangement.

“Agreement” means this amended and restated arrangement agreement, including all schedules and appendices attached hereto, as may be amended, modified and/or supplemented from time to time in accordance with its terms.

“Applicable Law” means, with respect to any Person, any domestic or foreign federal, national, state, provincial or local law (statutory, common or otherwise), statute, constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, bylaw, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person or its business, undertaking, property or securities and, to the extent they have the force of law, policies, guidelines, notices and protocols of any Governmental Authority, unless expressly specified otherwise.

“Argentinian Business” means, except as specified below, all of the businesses carried on by LAC and its Affiliates, including its interests and business operations in the Caucharí-Olaroz Project, the Pastos Grandes Project and the Sal de la Puna project, its interest in Exar Capital B.V., 2265866 Ontario Inc., Millennial Lithium Corp, and Arena Minerals Inc., and the subsidiaries thereof, and further including all the assets and liabilities pertaining to the foregoing or otherwise held by any of them immediately prior to the Effective Time (including workforce and working capital); provided, however, that the term “Argentinian Business” shall not include the North American Business or any portion thereof.

“Arrangement” means the arrangement of LAC under section 288 of the BCBCA, on the terms and subject to the conditions set forth in the Plan of Arrangement.

“Arrangement Equity Awards” mean Arrangement Deferred Share Units and Arrangement Restricted Share Rights as such terms are defined in the LAC Equity Incentive Plan and the Spinco Equity Incentive Plan, as applicable.

“Arrangement Filings” means the filings that are required under the BCBCA to be made with the Registrar in order for the Arrangement to be effective, including the records and information required by the Registrar pursuant to Part 9, Division 5 of the BCBCA and the Final Order.

“Arrangement Resolution” means the special resolution of the LAC Shareholders approving the Arrangement to be considered at the Meeting as required by the BCBCA and the Interim Order, substantially in the form and content attached as Appendix B hereto.

“Articles” has the meaning ascribed thereto in the Plan of Arrangement.

“BCBCA” means the Business Corporations Act (British Columbia).

“Board” or “Board of Directors” means the Board of Directors of LAC.

“Business Day” means any day other than a Saturday, Sunday or any other day on which major banks are closed for business in the City of Vancouver, British Columbia.

“Circular” means the notice of Meeting and accompanying management information circular of LAC, including all schedules, appendices and exhibits thereto and all information incorporated by reference therein, to be sent to LAC Shareholders in connection with the Meeting, as amended, modified and/or supplemented from time to time in accordance with this Agreement.

“Claim” means any act, omission or state of facts, or any demand, action, suit, proceeding, claim, assessment, judgment, settlement or other compromise relating thereto, which may give rise to a right of indemnification under Article 6.

“Common Shares” means the common shares without par value of LAC as constituted immediately before the First LAC Share Exchange (as such term is defined in the Plan of Arrangement) and as constituted immediately after the Second LAC Share Exchange (as such term is defined in the Plan of Arrangement), as the context requires.

“Confidential Information” means all data, documents and other information regarding the assets, liabilities, business or operations, or financial or tax affairs, of a Party (including information transmitted in written, electronic, magnetic or other form, information transmitted orally and information gathered by a Party through visual inspections or observation or by any other means) which information, by its nature, or by the nature of the circumstances surrounding its disclosure, ought in good faith to be treated as confidential (including the confidential information of third parties), whether or not such information is explicitly designated as being confidential; provided, however, that, for purposes of this Agreement, the term “Confidential Information” shall not include Industry Know-How.

“Convertible Notes” means the U.S.$258,750,000 aggregate principal amount of convertible senior notes of LAC which are unsecured, bear interest at a rate of 1.75% per annum, payable semi-annually in arrears, and mature on January 15, 2027.

“Court” means the Supreme Court of British Columbia and any applicable appellate court of competent jurisdiction. “CRA” means the Canada Revenue Agency.

“Direct Claim” means any claim by an Indemnified Person against an Indemnifier which does not result from a Third Party Claim.

“Disclosing Party” has the meaning ascribed thereto in Section 8.9(d) of this Agreement.

“Dispute Notice” has the meaning ascribed thereto in Section 6.3(a) of this Agreement.

“Dissent Rights” has the meaning ascribed thereto in the Plan of Arrangement.

“Dissenting Shareholder” means a registered holder of Common Shares who has duly and validly exercised the Dissent Rights in respect of the Arrangement Resolution in strict compliance with the Dissent Rights and who has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights prior to the Effective Date, but only in respect of such Common Shares for which Dissent Rights are validly exercised and not withdrawn or deemed to have been withdrawn by such registered holder of Common Shares.

“Distribution Securities” has the meaning ascribed thereto in Section 2.9 of this Agreement.

“Effective Date” means the third Business Day after the date upon which the Parties have confirmed in writing (such confirmation not to be unreasonably withheld or delayed) that all conditions to the completion of the Plan of Arrangement have been satisfied or waived in accordance with this Agreement and all documents and instruments required under this Agreement, the Plan of Arrangement and the Final Order have been delivered.

“Effective Time” means 12:01 a.m. on the Effective Date, or such other time as the Parties agree to in writing before the Effective Date.

“Excess” has the meaning ascribed thereto in Section 6.7 of this Agreement.

“Fairness Opinion(s)” means (i) the opinion of Stifel Nicolaus Canada Inc. and (ii) the opinion of BMO Nesbitt Burns Inc. each addressed to the Board to the effect that, as of the date of each such opinion, subject to the assumptions, limitations and qualifications contained therein, the consideration to be received by LAC Shareholders pursuant to the Arrangement is fair, from a financial point-of-view, to the LAC Shareholders.

“Final Order” means the final order of the Court to be made pursuant to section 291 of the BCBCA in form and substance acceptable to LAC, acting reasonably, approving the Arrangement, as such order may be varied, amended or supplemented by the Court with the consent of LAC, acting reasonably, at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or varied, amended or supplemented on appeal.

“Ganfeng” means GFL International Co., Limited. and includes its successors and permitted assigns.

“Ganfeng Lock-Up” means the lock-up agreement to be entered into among LAC, Spinco and Ganfeng, providing for, among other things, the lock-up of the Common Shares and Spinco Common Shares held by or to be issued to Ganfeng pursuant to the Arrangement, on the terms and subject to the conditions set forth in such agreement.

“GM” means General Motors Holdings LLC, and includes its successors and permitted assigns.

“GM Transaction Resolutions” has the meaning ascribed to such term in the Master Purchase Agreement.

“GM Warrants” means the 11,890,848 warrants of LAC, with each whole warrant being exercisable to purchase one (1) Common Share pursuant to the terms of the GM Warrant Certificate.

“GM Warrant Certificate” the warrant certificate between LAC and GM in the form attached to the Master Purchase Agreement representing the GM Warrants.

“Governmental Authority” means any (a) international, multinational, federal, national, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, minister, ministry or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority or representative of any of the foregoing, (c) any quasi-governmental or private body exercising any regulatory, self-regulatory, expropriation, executive, administrative or taxing authority under or for the account of any of the foregoing, or (d) any stock exchange, including the TSX and NYSE.

“Indemnified Person” means each Person entitled to indemnification pursuant to Article 6.

“Indemnifier” means any Party who is obligated to provide indemnification under Article 6.

“Indemnity Payment” means any amount required to be paid by an Indemnifier to an Indemnified Person pursuant to Article 6.

“Industry Know-How” means (i) any information available to a member of the general public in any form or format; and (ii) any information, knowledge, education, training or experience of individuals who have had access to the Restricted Information or the Shared Information that would be known to any individual skilled in the art (namely, an individual who understands as a practical matter the problem to be overcome, how different devices or methods may work, and the likely effect of using them) who has not had access to the Restricted Information or the Shared Information, as the case may be.

“Intended U.S. Tax Treatment” has the meaning ascribed thereto in Section 2.10 of this Agreement.

“Interim Order” means the interim order of the Court in respect of the Arrangement and providing for, among other things, the calling and holding of the Meeting, in form and substance acceptable to LAC, acting reasonably, as such order may be varied, amended or supplemented by the Court with the consent of LAC, acting reasonably.

“Investor Rights Agreement” means the investor rights agreement between LAC and GM dated February 16, 2023.

“IRS” means the United States Internal Revenue Service.

“Judgment Conversion Date” has the meaning ascribed thereto in Section 6.10(a)(ii) of this Agreement.

“Judgment Currency” has the meaning ascribed thereto in Section 6.10(a) of this Agreement.

“LAC” has the meaning ascribed thereto in the preamble to this Agreement, and includes its successors and permitted assigns.

“LAC Class A Common Shares” means the Class A voting common shares without par value of LAC having the rights, privileges, restrictions and conditions set out in Exhibit I to the Plan of Arrangement.

“LAC Equity Incentive Plan” means LAC’s second amended and restated equity incentive plan dated May 15, 2023, as amended.

“LAC Information” means any Confidential Information that relates solely to the Argentinian Business or LAC, or any other Person that operates a portion of such business, and prior to the Effective Date, the Thacker Pass Co Information.

“LAC Preference Shares” means the preference shares without par value of LAC having the rights, privileges, restrictions and conditions set out in Exhibit I to the Plan of Arrangement.

“LAC Shareholders” means all Persons holding Common Shares, whether registered or beneficial (unless otherwise specified) at the applicable time and “LAC Shareholder” means any one of them.

“Lithium Argentina Equity Awards” means, collectively, Lithium Argentina RSUs, Lithium Argentina PSUs and Lithium Argentina DSUs, as such terms are defined in the Plan of Arrangement.

“Loss” means any loss, liability, damage, cost, expense, charge, fine, penalty or assessment of whatever nature or kind, including Taxes, the reasonable out-of-pocket costs and expenses of any action, suit, proceeding, demand, assessment, judgment, settlement or compromise relating thereto, fines and penalties and reasonable legal fees (on a solicitor and its own client basis) and expenses incurred in connection therewith, excluding loss of profits and consequential damages.

“Master Purchase Agreement” means the master purchase agreement between LAC and GM dated January 30, 2023.

“Material Adverse Effect” means, in respect of any Person, any fact or state of facts, change, event, occurrence, effect, or circumstance that, individually or in the aggregate with any other such fact, state of facts, changes, events, occurrences, effects or circumstances has, or would reasonably be expected to have, a material and adverse effect upon the business, operations, assets, properties, liabilities (whether absolute, accrued, contingent or otherwise), capitalization, financial condition or results of operation of such Person and its Affiliates considered as a whole.

“Material Fact” has the meaning given to that term in the Securities Act (British Columbia), provided that, with respect to any documents filed or furnished by LAC or Spinco with or to the SEC, “Material Fact” includes a fact that is “material”, where “material has the meaning set out in the U.S. Exchange Act.

“Meeting” means the annual and special meeting of LAC Shareholders, including any adjournments or postponements thereof in accordance with the terms of this Agreement, to be called and held in accordance with the Interim Order to consider and to vote on, inter alia, the Arrangement Resolution, the GM Transaction Resolutions and for any other purposes as may be set out in the Circular and consented to by LAC in accordance with the terms of this Agreement.

“Meeting Materials” means the Circular and the accompanying form of proxy and/or voting instruction form to be sent to LAC Shareholders in respect of the Meeting.

“Misrepresentation” means an untrue statement of a Material Fact or an omission to state a Material Fact that is required to be stated or that is necessary to make a statement not misleading in the light of circumstances in which it was made.

“North American Business” means all of the businesses carried on by Thacker Pass Co and its Affiliates with respect to the exploration and development of the Thacker Pass Project and includes all the assets and liabilities pertaining to the foregoing or otherwise held by any of them immediately prior to the Effective Time (including workforce and working capital) and LAC’s interest in Green Technology Metals Limited and Ascend Elements, Inc.

“Notice of Articles” has the meaning ascribed thereto in the Plan of Arrangement.

“Notice Period” has the meaning ascribed thereto in Section 6.3(a) of this Agreement.

“NYSE” means the New York Stock Exchange.

“Offtake Agreement” means the offtake agreement between LAC and GM dated February 16, 2023.

“Old LAC Equity Awards” means, collectively, the Old LAC DSUs, Old LAC PSUs and Old LAC RSUs, as such terms are defined in the Plan of Arrangement.

“Party” means a party to this Agreement and “Parties” means all of the parties to this Agreement.

“Person” includes any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, company, corporation, trustee, executor, administrator, legal representative, government (including Governmental Authority) or any other entity, whether or not having legal status.

“Plan of Arrangement” means the plan of arrangement under section 288 of the BCBCA, including all exhibits attached thereto, substantially in the form and content attached as Appendix A hereto, as may be amended, modified and/or supplemented in accordance with this Agreement, the terms thereof, or at the direction of the Court in the Final Order (with the consent of LAC, acting reasonably).

“Prime Rate” means, at any particular time, the annual floating rate of interest established, quoted or announced from time to time by the Bank of Montreal, Main Branch, in the City of Vancouver, British Columbia (the “Bank”) (and reported to the Bank of Canada), as its reference rate of interest payable by its borrowers on Canadian dollar commercial loans made by the Bank to such borrowers in Canada and designated as its “prime rate”.

“Recovery” has the meaning ascribed thereto in Section 6.7 of this Agreement.

“Registrar” means the Registrar of Companies under the BCBCA.

“Representatives” means, with respect to a Party, collectively, its Affiliates and subsidiaries and its and their directors, officers, employees, consultants and agents at any time and its and their respective heirs, executors, administrators and other legal representatives.

“Restricted Information” means, with respect to LAC, the LAC Information and, with respect to Spinco, from and after the Effective Date, the Thacker Pass Co Information and, for greater certainty, shall include any Restricted Information of a Party provided to the other Party pursuant to Section 8.3 or any other provision of this Agreement or the transactions or other agreements contemplated herein.

“SEC” means the United States Securities and Exchange Commission.

“Separated Business” means, with respect to LAC, the Argentinian Businesses and, with respect to Spinco, the North American Business.

“Shared Information” means any Confidential Information, except for LAC Information and Thacker Pass Co Information, that has been shared or has been exchanged between LAC and Spinco (or their respective Affiliates) at or prior to the Effective Time.

“Spinco” has the meaning ascribed thereto in the preamble to this Agreement, and includes its successors and permitted assigns.

“Spinco Common Shares” means the common shares without par value of Spinco as constituted immediately before the Effective Time.

“Spinco Equity Awards” means, collectively, the Spinco RSUs, Spinco PSUs and Spinco DSUs, as such terms are defined in the Plan of Arrangement.

“Spinco Equity Incentive Plan” means Spinco’s equity incentive plan set out in Exhibit III to the Plan of Arrangement.

“Spinco Preference Shares” means the preference shares without par value of Spinco as constituted immediately before the Effective Time.

“Subsidiary” has the meaning given to that term in the BCBCA; provided, however, that, for all purposes hereunder (and whether for or in respect of a period prior to, at or after the Effective Time), the determination of whether a Person is a “Subsidiary” is to be made immediately after giving effect to the Arrangement.

“Tax Act” means the Income Tax Act (Canada).

“Taxes” means all income taxes, capital taxes, stamp taxes, charges to tax, withholdings, sales and use taxes, value added taxes, goods and services taxes, and all penalties, interest and other payments thereon or in respect thereof, including a payment under the Tax Act, the U.S. Code, or any other federal, provincial, territorial, state, municipal, local or foreign tax law, in each case, as amended.

“Tax Gross-Up” means, with respect to any particular Indemnity Payment, such additional amount as is necessary to place the Indemnified Person in the same after tax position as it would have been in had such Indemnity Payment been received tax free. The Tax Gross-Up amount will be calculated by using the applicable combined federal and provincial income tax rate and/or the foreign tax rate applicable to the Indemnified Person and, except as provided in Section 6.8, without regard to any losses, credits, refunds or deductions that the Indemnified Person may have that could affect the amount of tax payable on any such Indemnity Payment.

“Tax Indemnity and Cooperation Agreement” means the tax co-operation and indemnification agreement to be made between LAC and Spinco, in the form and content and on terms and conditions to be agreed upon by the Parties.

“Tax Rulings” means the advance income tax rulings and opinions from each of the CRA (with respect to such tax ruling, the “Canadian Tax Ruling”) and the IRS (with respect to such tax ruling, the “U.S. Tax Ruling”), in the form requested in the applications made on behalf of LAC (collectively, the “Tax Ruling Applications”), as the same may be amended, modified and/or supplemented from time to time at the request of the CRA or the IRS, as applicable, or at the request of LAC, in each case, confirming the applicable Canadian and U.S. federal income tax consequences of the spin-off by LAC of the North American Business under the Arrangement and certain other transactions.

“Thacker Pass Co” means 1339480 B.C. Ltd., and includes its successors and permitted assigns.

“Thacker Pass Co Information” means any Confidential Information that relates solely to the North American Business or Thacker Pass Co, or any other Person that operates a portion of such business.

“Thacker Pass Co Shares” means common shares without par value in the capital of Thacker Pass Co.

“Thacker Pass Project” means LAC’s lithium project property located in Humboldt County, Nevada as described in the technical report titled “Feasibility Study National Instrument 43-101 Technical Report for the Thacker Pass Project, Humboldt County, Nevada, USA” with an effective date of November 2, 2022 filed by LAC at www.sedar.com.

“Third Party Beneficiaries” has the meaning ascribed thereto in Section 8.12 of this Agreement.

“Third Party Claims” means any claim asserted against an Indemnified Person that is paid or payable to or claimed by any Person who is not a Party.

“Tranche 2 Subscription Agreement” has the meaning ascribed to such term in the Master Purchase Agreement.

“Transaction Costs” means all fees, costs and expenses incurred directly in connection with the Arrangement, including financing fees, advisory and other professional expenses, printing and mailing costs associated with the Meeting Materials and any payments made to Dissenting Shareholders, but specifically excludes fees, costs, expenses and payment obligations incurred in connection with an obligation to indemnify in Article 6.

“Transaction Personal information” has the meaning ascribed thereto in Section 8.14 of this Agreement.

“Transitional Services Agreement” means the transitional services agreement to be made between LAC and Spinco, providing for the provision of certain transitional services and facilities between the Parties, which agreement is to be in the form and content and on terms and conditions to be agreed upon by the Parties.

“Treasury Regulations” means the final, temporary or proposed U.S. federal income tax regulations promulgated under the U.S. Code, as such tax regulations may be amended from time to time.

“TSX” means the Toronto Stock Exchange.

“U.S. Code” means the United States Internal Revenue Code of 1986.

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934.

“U.S. Securities Act” means the United States Securities Act of 1933.

1.2 Interpretation Not Affected by Headings, etc.

The division of this Agreement into Articles, Sections, and other portions and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article”, “Section” and “Appendix” followed by a number and/or a letter refer to the specified Article or Section of or Appendix to this Agreement. The terms “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, Appendix or other portion hereof.

1.3 Rules of Construction

In this Agreement, unless the context otherwise requires, (a) words importing the singular number include the plural and vice versa, (b) words importing any gender include all genders, including the neuter gender, and (c) the words “include”, “includes” and “including” will be deemed to be followed by the words “without limitation” and the words “the aggregate of”, “the total of”, “the sum of” or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”.

1.4 Currency

Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada and “$” refers to Canadian dollars. In the event that any amounts are required to be converted from a foreign currency to Canadian dollars or vice versa, such amounts shall be converted using the most recent closing exchange rate of the Bank of Canada available before the relevant calculation date.

1.5 Date for Action and Computation of Time

If the date on which any action is required or permitted to be taken hereunder by a Person is not a Business Day, such action will be required or permitted to be taken on the next succeeding day which is a Business Day. Unless otherwise specified, a period of time is to be computed as beginning on the day following the event that began the period and ending at 5:00 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 5:00 p.m. on the next Business Day if the last day of the period is not a Business Day.

1.6 References to Days, Statutes, etc.

(a)
In this Agreement, references to days means calendar days, unless otherwise specified.
(b)
In this Agreement, unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided, a reference to any law, statute, regulation, direction, code or instrument is to that law, statute, regulation, direction, code or instrument as now enacted or as the same may from time to time be amended, reenacted or replaced, and in the case of a reference to a law, statute or code, includes any regulations, rules, policies or directions made thereunder. Any reference in this Agreement to a Person includes its heirs, administrators, executors, legal personal representatives, predecessors, successors and permitted assigns. References to any agreement, contract or document are to that agreement, contract or document as amended, modified or supplemented from time to time in accordance with its terms.

1.7 Time

Time will be of the essence in every matter or action contemplated hereunder. All times expressed herein are to local Vancouver, British Columbia time, unless otherwise specified.

1.8 Appendix

The following Appendices are attached to this Agreement and form an integral part hereof:

Appendix A - Plan of Arrangement

Appendix B - Arrangement Resolution

Article 2

The Arrangement

2.1 Arrangement

(a)
Each of the Parties hereby agrees that the Arrangement will be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement.
(b)
Following the execution of this Agreement, LAC will, at a time to be determined exclusively by LAC, file, proceed with and diligently prosecute an application pursuant to Part 9, Division 5 of the BCBCA for the Interim Order as contemplated in Section 2.3.
(c)
After obtaining the Interim Order, LAC will, at a time to be determined exclusively by LAC, convene and hold the Meeting for the purpose of considering, inter alia, the Arrangement Resolution.
(d)
If the Interim Order and the approval of the LAC Shareholders as set out in the Interim Order are obtained, LAC will, at a time to be determined exclusively by LAC, thereafter take all commercially reasonable steps necessary or desirable to submit the Arrangement to the Court and apply for the Final Order and, to the extent within its power and is commercially reasonable, carry out the terms of the Interim Order.
(e)
Subject to (i) obtaining the Final Order and (ii) the satisfaction (or waiver, if applicable) of the other conditions herein contained in favour of each of the Parties, LAC will, at a time to be determined exclusively by LAC, file, pursuant to the BCBCA, the Arrangement Filings to give effect to the Arrangement and implement the Plan of Arrangement.

2.2 Effective Date and Effective Time

The Arrangement will become effective on the Effective Date and the steps to be carried out pursuant to the Arrangement will become effective commencing at the Effective Time and in the order set out therein.

2.3 Interim Order

The petition for the application referred to in Section 2.1(b) will request that the Interim Order provide, among other things:

(a)
for the classes of Persons to whom notice is to be provided in respect of the Arrangement and the Meeting and for the manner in which such notice is to be provided;

(b)
confirmation of the record date for the purposes of determining the LAC Shareholders entitled to receive notice of and vote at the Meeting in accordance with the Interim Order;
(c)
for the calling and holding of the Meeting for the purpose of, among other things, considering the Arrangement Resolution;
(d)
that the requisite shareholder approval for the Arrangement Resolution will be at least two-thirds of the votes cast by the LAC Shareholders present in person or represented by proxy at the Meeting and entitled to vote at the Meeting (and, if required, minority approval pursuant to Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions);
(e)
for the grant of Dissent Rights only as provided in Section 3.1 of the Plan of Arrangement;
(f)
that, subject to the discretion of the Court, the Meeting may be held as an electronic-only or partially electronic Meeting and that LAC Shareholders that participate in the Meeting by electronic means will be deemed to be present at the Meeting, including for purposes of establishing quorum;
(g)
that, if an electronic-only Meeting is held with the approval of the Court, such Meeting will be deemed to be held at the location of LAC’s registered office;
(h)
that the Meeting may be adjourned or postponed from time to time by LAC, in accordance with the terms of this Agreement, without the need for additional approval of the Court;
(i)
that the Parties intend to rely upon the exemption provided by section 3(a)(10) of the U.S. Securities Act, as contemplated under Section 2.9 hereof, subject to and conditioned on the Court’s determination that the Arrangement is substantively and procedurally fair to the LAC securityholders who are entitled to receive Distribution Securities pursuant to the Arrangement, to implement the transactions contemplated hereby in respect of the LAC Shareholders and the holders of Old LAC Equity Awards;
(j)
for the notice requirements with respect to the presentation of the application to the Court for the Final Order;
(k)
that each LAC Shareholder, holder of Old LAC Equity Awards and any other affected Person will have the right to appear before the Court at the hearing of the Court to approve the application for the Final Order so long as they enter a response within the prescribed time and in accordance with the procedures set out in the Interim Order;
(l)
that, subject to the foregoing and in all other respects, other than as ordered by the Court, for the Meeting to be called, held and conducted in accordance with the provisions of the BCBCA, the Articles and Notice of Articles of LAC and the Interim Order; and
(m)
for such other matters as LAC may reasonably require.

2.4 Meeting Materials

At a time to be determined exclusively by LAC, LAC will prepare and will print and make available, directly or indirectly, copies of the Meeting Materials (and any necessary amendments, modifications or supplements to the Circular), together with any other documents required by Applicable Laws in connection with the Meeting, to all holders of LAC Common Shares and holders of other securities of LAC, if applicable, as required by the Interim Order and in accordance with Applicable Laws. Spinco will cooperate with LAC in all aspects of the preparation of the Circular, and any amendments, modifications or supplements thereto. LAC will cause the Meeting Materials and other documentation required in connection with the Meeting to be sent to each holder of Common Shares and filed as required by the Interim Order and Applicable Laws. Each Party will cause the Circular to be prepared and delivered in compliance, in all material respects, with the Interim Order and Applicable Laws, and provide the LAC Shareholders with sufficient information to permit the LAC Shareholders to form a reasoned judgment concerning the matters to be placed before the Meeting. The Parties will ensure the Circular does not, at the time of its mailing, contain any Misrepresentation and each Party will promptly notify the other Party if it becomes aware that the Circular contains a Misrepresentation or otherwise requires an amendment, modification or supplement, in which case Spinco will cooperate with LAC in the preparation of any such amendment, modification or supplement as LAC may require or request. LAC may, in its sole discretion elect to send Meeting Materials in accordance with section 9.1 of National Instrument 51-102 Continuous Disclosure Obligations or alternatively use “Notice and Access” as contemplated by section 9.1.1 of such instrument.

2.5 Court Proceedings

Spinco will cooperate with and assist LAC in, and hereby consents to LAC, seeking the Interim Order and the Final Order, including by providing LAC on a timely basis with any information as reasonably requested by LAC or as required by Applicable Law to be supplied by Spinco in connection therewith. Without limiting the foregoing, unless otherwise required or requested by LAC, in its exclusive determination, the Parties will: (i) ensure that all material filed with the Court in connection with the Arrangement is consistent with this Agreement and the Plan of Arrangement; (ii) oppose any proposal from any Person that the Final Order contain any provision inconsistent with this Agreement or the Plan of Arrangement; (iii) if at any time after the issuance of the Final Order and prior to the Effective Date, LAC is required by the terms of the Final Order or by Applicable Law to return to Court with respect to the Final Order, to do so in cooperation with LAC; and (iv) not file any material with the Court in connection with the Arrangement or serve any such material, or agree to amend, modify or supplement any material so filed or served, except as contemplated by this Agreement or with LAC’s prior written consent, in its exclusive determination.

2.6 Other Effective Date Obligations

Forthwith upon completion of the Arrangement, the Parties agree to complete the following matters:

(a)
LAC and Spinco will enter into the Transitional Services Agreement; and
(b)
LAC and Spinco will enter into the Tax Indemnity and Cooperation Agreement.

2.7 Sole Discretion of LAC

Notwithstanding any other provision of this Agreement, or the adoption of the Arrangement Resolution by the LAC Shareholders, the obligations of LAC under this Article 2 and elsewhere in this Agreement are subject to:

(a)
LAC’s sole and absolute right to determine whether to proceed with the Arrangement and to determine the timing of the completion of the Arrangement, or any prior condition thereto;
(b)
LAC’s sole and absolute right to terminate this Agreement pursuant to Section 7.2; and
(c)
LAC’s sole and absolute right to amend this Agreement, the Plan of Arrangement or the Tax Rulings, as applicable, pursuant to Section 7.1.

The Board will have the authority to revoke the Arrangement Resolution at any time prior to the Effective Time without notice to or the further approval of the LAC Shareholders, Spinco or any other Person and without liability to any Person.

2.8 Convertible Securities and Tranche 2 Subscription

In connection with the Arrangement:

(a)
LAC will continue to be solely responsible for the Convertible Notes and such notes will be adjusted in accordance with their terms and be convertible solely into Common Shares;
(b)
if the GM Warrants have not been exercised prior to the Effective Time, on or prior to the Effective Time, LAC will cause the holder of the GM Warrant Certificate to exercise the GM Warrant Certificate to acquire one (1) Common Share as contemplated by the GM Warrant Certificate; and
(c)
provided the closing contemplated under the Tranche 2 Subscription Agreement has not occurred, on or prior to the Effective Time, LAC will cause the counterparty to the Tranche 2 Subscription Agreement to subscribe for one (1) Common Share at its then current market price as contemplated by the Tranche 2 Subscription Agreement.

2.9 U.S. Securities Law Matters

The Parties agree that the Arrangement will be carried out with the intention that the Common Shares, LAC Class A Common Shares, LAC Preference Shares, Spinco Common Shares, Lithium Argentina Equity Awards and Spinco Equity Awards (collectively, the “Distribution Securities”) issued as part or upon completion of the Arrangement to LAC Shareholders and other securityholders will be issued by LAC and Spinco in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by section 3(a)(10) thereof. In order to ensure the availability of the exemption under section 3(a)(10) of the U.S. Securities Act, the Parties agree that the Arrangement will be carried out on the following basis:

(a)
the Arrangement will be subject to the approval of the Court and the Court will hold a hearing required to approve the procedural and substantive fairness of the terms and conditions of the Arrangement to the Persons receiving Distribution Securities pursuant to the Arrangement;
(b)
prior to the hearing required to approve the Arrangement, the Court will be advised as to the intention of the Parties to rely on the exemption under section 3(a)(10) of the U.S. Securities Act;
(c)
the Court will be required to satisfy itself as to the substantive and procedural fairness of the terms and conditions of the Arrangement to the LAC Shareholders and other LAC securityholders entitled to receive Distribution Securities;
(d)
LAC will ensure that each Person entitled to receive Distribution Securities as part or upon completion of the Arrangement will be given adequate notice advising them of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with sufficient information necessary for them to exercise that right;
(e)
the Person entitled to receive Distribution Securities as part or upon completion of the Arrangement will be advised that the Distribution Securities issued in the Arrangement have not been registered under the U.S. Securities Act and will be issued in reliance on the exemption under section 3(a)(10) of the U.S. Securities Act;
(f)
the Final Order approving the Arrangement that is obtained from the Court will expressly state that the terms and conditions of the Arrangement are approved by the Court as being fair, substantively and procedurally, to the LAC Shareholders and other LAC securityholders entitled to receive Distribution Securities;
(g)
the hearing of the Court to give approval of the Arrangement will be open to any LAC securityholders entitled to receive Distribution Securities and there will not be any improper impediments to the appearance by those securityholders at the hearing;

(h)
the Interim Order approving the Meeting will specify that each LAC Shareholder and other LAC securityholders entitled to receive Distribution Securities will have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement so long as the Person enters an appearance within a reasonable time and in accordance with the requirements of section 3(a)(10) under the U.S. Securities Act; and
(i)
the Final Order will include a statement substantially to the following effect:

“This Order will serve as a basis of a claim to an exemption, pursuant to section 3(a)(10) of the United States Securities Act of 1933, as amended, from the registration requirements otherwise imposed by that act, regarding the issuance of Distribution Securities pursuant to the Plan of Arrangement.”

2.10 Intended U.S. Tax Treatment

The Parties hereto agree that, for U.S. federal income tax purposes, certain of the transactions pursuant to the Arrangement will be treated as an integrated series of steps constituting a reorganization within the meaning of section 368 of the U.S. Code and a distribution by LAC of the stock of SpinCo (constituting “control” of SpinCo, within the meaning of section 368(c) of the U.S. Code) that, together with the other members of the SpinCo “separate affiliated group” (within the meaning of section 355(b)(3) of the U.S. Code), conducts the North American Business, to which section 355(a) of the U.S. Code applies (the “Intended U.S. Tax Treatment”), and that this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” within the meaning of Treasury Regulations section 1.368-2(g). No Party hereto nor any of their respective Affiliates will take any position for U.S. federal, state, local or non-U.S. income or franchise tax purposes, or any other tax reporting position, which is inconsistent with the foregoing unless required to do so by Applicable Law.

Article 3

Representations and Warranties

3.1 Representations and Warranties of LAC

LAC represents and warrants to Spinco as follows and acknowledges that Spinco is relying on such representations and warranties in connection with entering into, and the performance of its obligations under, this Agreement and consummating the Arrangement:

(a)
LAC is validly existing and in good standing under the laws of the Province of British Columbia, has all requisite power and authority to own, lease and operate its assets and properties and conduct its business as now owned, leased and conducted, and is duly registered or otherwise qualified as a corporation to do business in each jurisdiction in which the nature of its business makes such registration or qualification necessary and where the failure to be so qualified would have a Material Adverse Effect on LAC;
(b)
LAC has the requisite corporate power and authority to enter into this Agreement and, subject to obtaining the required LAC Shareholder approval of the

Arrangement, to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by LAC and is a legal, valid and binding obligation of LAC, enforceable against LAC by Spinco in accordance with its terms, subject to bankruptcy, fraudulent transfer, moratorium, reorganization or similar Applicable Laws affecting the rights of creditors generally and the availability of equitable remedies and the enforceability of any limitations of liability or other exculpatory provisions or indemnities that purport to limit or exculpate a Party from or indemnify such Party for, liabilities imposed by Applicable Law on such Party;
(c)
except as disclosed to Spinco or except as would not reasonably be expected to have a Material Adverse Effect on LAC and its subsidiaries, considered as a whole, the execution and delivery of this Agreement by LAC and the consummation of the Arrangement will not:
(i)
result in the breach or violation of any of the provisions of, or constitute a default under, or contravene or cause the acceleration of any obligation of LAC or its Affiliates under:
(A)
any provision of the constating documents, Articles, Notice of Articles or resolutions of the board of directors (or any committee thereof) or LAC Shareholders;
(B)
any material judgment, decree, order or award of any Governmental Authority having jurisdiction over or binding upon LAC or its Affiliates or their respective properties and assets;
(C)
any licence, permit, approval, consent or authorization held by LAC or its Affiliates, as applicable, that is necessary to the operation of their business;
(D)
any Applicable Law in respect of LAC or any of its Affiliates; or
(E)
any other contract, agreement or instrument that is material to LAC or its Affiliates, considered as a whole, or their business; or
(ii)
give rise to any right of termination or acceleration of any third party indebtedness of LAC or its Affiliates, or cause any such indebtedness to come due before its stated maturity; and
(d)
except as disclosed to Spinco or as contemplated in this Agreement, the Interim Order or the Final Order, there is no requirement for LAC to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any Governmental Authority as a condition to the lawful consummation of the Arrangement where failure to comply would reasonably be expected to have a Material Adverse Effect on LAC.

3.2 Representations and Warranties of LAC with Respect to Thacker Pass Co

LAC represents and warrants to Spinco as follows and acknowledges that Spinco is relying on such representations and warranties in connection with entering into, and the performance of its obligations under, this Agreement and consummating the Arrangement:

(a)
Thacker Pass Co and each of its subsidiaries is validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, has all requisite power and authority to own, lease and operate its assets and properties and conduct its business as now owned, leased and conducted, and is duly registered or otherwise qualified as a corporation or other entity to do business in each jurisdiction in which the nature of its business makes such qualification necessary and where the failure to be so qualified would have a Material Adverse Effect on Thacker Pass Co;
(b)
except as disclosed to Spinco or except as would not reasonably be expected to have a Material Adverse Effect on Thacker Pass Co and its subsidiaries, considered as a whole, the execution and delivery of this Agreement by LAC and the consummation of the Arrangement will not:
(i)
result in the breach or violation of any of the provisions of, or constitute a default under, or contravene or cause the acceleration of any obligation of Thacker Pass Co or its Affiliates under:
(A)
any provision of the constating documents, articles, notice of articles or by-laws or resolutions of the board of directors (or any committee thereof) or the sole shareholder of Thacker Pass Co;
(B)
any material judgment, decree, order or award of any Governmental Authority having jurisdiction over or binding upon Thacker Pass Co or its Affiliates or their respective properties and assets;
(C)
any licence, permit, approval, consent or authorization held by Thacker Pass Co or its Affiliates, as applicable, that is necessary to the operation of their business;
(D)
any Applicable Law in respect of Thacker Pass Co or any of its Affiliates; or
(E)
any other contract, agreement or instrument that is material to Thacker Pass Co or its Affiliates, considered as a whole, or their business; or
(ii)
give rise to any right of termination or acceleration of any third party indebtedness of Thacker Pass Co or its Affiliates, or cause any such indebtedness to come due before its stated maturity;

(c)
the authorized capital of Thacker Pass Co consists of an unlimited number of Thacker Pass Co Shares, of which, as of the date hereof, all Thacker Pass Co Shares issued and outstanding are held by LAC;
(d)
all outstanding Thacker Pass Co Shares have been duly authorized and validly issued, as fully paid and non-assessable shares of Thacker Pass Co and all outstanding Thacker Pass Co Shares have been issued or granted in material compliance with all Applicable Laws;
(e)
no Person holds any securities convertible into Thacker Pass Co Shares or any other shares of Thacker Pass Co or has any agreement, warrant, option or any other right capable of becoming an agreement, warrant or option for the purchase or other acquisition of any unissued shares of Thacker Pass Co, other than as contemplated by this Agreement; and
(f)
except as disclosed to Spinco or as contemplated in this Agreement, the Interim Order or the Final Order, there is no requirement for Thacker Pass Co to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any Governmental Authority as a condition to the lawful consummation of the Arrangement where failure to comply would reasonably be expected to have a Material Adverse Effect on Thacker Pass Co.

3.3 Representations and Warranties of Spinco

Spinco represents and warrants to LAC as follows and acknowledges that LAC is relying on such representations and warranties in connection with entering into, and the performance of its obligations under, this Agreement and consummating the Arrangement:

(a)
Spinco is validly existing and in good standing under the laws of the Province of British Columbia has all requisite power and authority to acquire, own, lease and operate the North American Business to be acquired pursuant to the Arrangement;
(b)
Spinco has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Spinco and is a legal, valid and binding obligation of Spinco, enforceable against Spinco by LAC in accordance with its terms, subject to bankruptcy, fraudulent transfer, moratorium, reorganization or similar Applicable Laws affecting the rights of creditors generally and the availability of equitable remedies and the enforceability of any limitations of liability or other exculpatory provisions or indemnities that purport to limit or exculpate a Party from or indemnify such Party for, liabilities imposed by Applicable Law on such Party;
(c)
except as disclosed to LAC or except as would not reasonably be expected to have a Material Adverse Effect on Spinco and its subsidiaries, considered as a whole, the execution and delivery of this Agreement by Spinco and the consummation of the Arrangement will not result in the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of Spinco or its Affiliates under:

(i)
any provision of the constating documents, articles, notice of articles or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of Spinco;
(ii)
any material judgment, decree, order or award of any Governmental Authority having jurisdiction over or binding upon Spinco or its Affiliates or their respective properties and assets; or
(iii)
any Applicable Law in respect of Spinco or any of its Affiliates;
(d)
the authorized capital of Spinco consists of an unlimited number of Spinco Common Shares and an unlimited number of Spinco Preference Shares, and no shares in the capital stock of Spinco have been issued and none will be issued until the Effective Time;
(e)
no person holds any securities convertible into Spinco Common Shares, Spinco Preference Shares or any other shares of Spinco or has any agreement, warrant, option or any other right capable of becoming an agreement, warrant or option for the purchase or other acquisition of any unissued shares of Spinco, other than as contemplated by this Agreement; and
(f)
Spinco has no assets and no liabilities and it has carried on no business other than relating to and contemplated by this Agreement, the Plan of Arrangement or the Tax Rulings.

3.4 No Representations and Warranties

Spinco agrees and acknowledges that, except as expressly set out in Sections 3.1 and 3.2, LAC is not making any representation and warranty to Spinco as to any aspect of the North American Business, it being understood and agreed that Spinco shall take the assets pertaining to such business, and shall assume, perform and discharge the liabilities pertaining to such business, on an “as-is”, “where-is” basis as they exist immediately prior to the Effective Time.

3.5 Survival of Representations and Warranties

The representations of each of LAC and Spinco set forth in Sections 3.1 and 3.2 (in the case of LAC) and Section 3.3 (in the case of Spinco) in this Agreement will not survive the completion of the Arrangement and will expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms; provided, however, that no such termination will affect a Party’s rights or obligations arising prior to such time, including its rights under Article 6 hereof.

Article 4

Covenants

4.1 General Covenants

Each of the Parties covenants and agrees with and in favour of the other Party that it will (and will cause each of its Affiliates, as applicable, to):

(a)
use all commercially reasonable efforts and do all things reasonably required of it to cause the Arrangement to become effective on such date as LAC may exclusively determine, including using all commercially reasonable efforts to:
(i)
obtain the Interim Order and the Final Order;
(ii)
obtain the approval of the LAC Shareholders required for the implementation of the Arrangement;
(iii)
obtain such other consents, orders, rulings, approvals and assurances as are necessary or desirable for the implementation of the Arrangement; and
(iv)
satisfy the other conditions precedent referred to in Sections 5.1 and 5.2;
(b)
do and perform all such acts and things, and execute and deliver all such agreements (including the Tax Indemnity and Cooperation Agreement, the Transitional Services Agreement and the other agreements and documents contemplated in Section 2.6), assurances, notices and other documents and instruments, as may reasonably be required or requested by LAC to facilitate the carrying out of the intent and purpose of this Agreement and the Plan of Arrangement;
(c)
prior to the Effective Date, cooperate with and assist each other Party in dealing with transitional matters relating to or arising from the Arrangement or this Agreement; and
(d)
prior to the Effective Date, cooperate in obtaining the Tax Rulings and making such amendments to this Agreement and the Plan of Arrangement as may be necessary or desirable to obtain the Tax Rulings or to implement the Plan of Arrangement or as may be desired by LAC to enable it to carry out transactions deemed advantageous by it for the separation of its businesses as contemplated herein and in the Plan of Arrangement.

4.2 Covenants of LAC

Subject to the rights of LAC provided elsewhere in this Agreement, LAC covenants and agrees that it will (and will cause each of its Affiliates, as applicable, to):

(a)
not perform any act or enter into any transaction that could interfere or could be inconsistent with the completion of the Arrangement or the grant of the Tax Rulings or their effective application to the Arrangement, except as provided in Section 4.2(b);

(b)
perform the obligations required to be performed by LAC under the Plan of Arrangement and do all such other acts and things as may be necessary or desirable and are within its power and control in order to carry out and give effect to the Arrangement and any transactions necessary for obtaining the Tax Rulings;
(c)
on or before the Effective Date, prepare and file with all applicable securities commissions or similar regulatory authorities in Canada and the United States all necessary prospectuses, registration statements and similar requirements, or applications to seek exemptions, if applicable, from the prospectus, registration and other requirements, under the applicable securities laws in Canada and the United States for the issue of post-Arrangement Common Shares and Spinco Common Shares, and any other filings or exemptions that are necessary or desirable in connection with the Arrangement;
(d)
on or before the Effective Date, obtain confirmation from the TSX and the NYSE of the continued listing of the post-Arrangement Common Shares (including the post-Arrangement Common Shares which, as a result of the Arrangement, are issuable upon the exercise of Lithium Argentina Equity Awards) and, jointly with Spinco, make applications to list the Spinco Common Shares issuable pursuant to the Arrangement and issuable under the Spinco Equity Incentive Plan, on the TSX and the NYSE;
(e)
from the Effective Time until the last day on which any Arrangement Equity Awards are outstanding that are held by an “Arrangement Departing Participant” (as defined in the Spinco Equity Incentive Plan), unless prohibited by Applicable Law, notify Spinco as soon as practicable after any such Arrangement Departing Participant ceases to be a director or officer or full time employee of LAC or one of its “Affiliates” (as defined in the Spinco Equity Incentive Plan). Such notice shall specify the relevant termination provisions of the Spinco Equity Incentive Plan to be applied to the Arrangement Equity Awards of the applicable Arrangement Departing Participant;
(f)
use commercially reasonable efforts to secure directors’ and officers’ liability insurance for the directors and officers of LAC who cease to be directors and/or officers of LAC to become directors and/or officers of Spinco in connection with the Arrangement on a seven year “trailing” (or “run-off”) basis provided that such trailing policy is available at a reasonable cost. If a trailing policy is not available at a reasonable cost, LAC will maintain in effect without any reduction in scope or coverage for seven years from the Effective Date customary policies of directors’ and officers’ liability insurance providing protection no less favourable than the protection provided by the policies maintained by LAC which are in effect immediately before the Effective Date and providing protection in respect of claims arising from facts or events which occurred on or before the Effective Date;

(g)
LAC will honour all rights to indemnification or exculpation now existing in favour of directors and officers of LAC who cease to be directors and/or officers of LAC to become directors and/or officers of Spinco in connection with the Arrangement, and acknowledges that such rights will survive the completion of the Plan of Arrangement and will continue in full force and effect for a period of not less than seven years from the Effective Date. For avoidance of doubt, nothing in this Section 4.2(g) shall be interpreted as reducing or shortening in any way the length or duration of indemnification obligations of LAC pursuant to any indemnification agreement or indemnification covenant pursuant to any written agreement that LAC and any of the foregoing directors and/or officer of LAC are parties to prior to the Effective Date or entered into thereafter; and
(h)
following the name changes of Spinco and LAC, as applicable, pursuant to the Plan of Arrangement or as otherwise agreed by the Parties, LAC will assist Spinco and its Affiliates with all extra-provincial and other registrations necessary or ancillary to such name change.

4.3 Covenants of Spinco

Spinco covenants and agrees that it will (and will cause each of its Affiliates, as applicable, to):

(a)
not perform any act or enter into any transaction that could interfere or could be inconsistent with the completion of the Arrangement or the grant of the Tax Rulings or their effective application to the Arrangement, except as provided in Section 4.3(b);
(b)
perform the obligations required to be performed by Spinco under the Plan of Arrangement and do all such other acts and things as may be necessary or desirable and are within its power and control in order to carry out and give effect to the Arrangement and any transactions necessary for obtaining the Tax Rulings;
(c)
obtain the consent of LAC prior to issuing any press releases or otherwise making public statements or communications with respect to this Agreement or the consummation of the Arrangement;
(d)
not issue shares in Spinco’s capital stock prior to the Effective Time and issue such initial Spinco shares only in accordance with and subject to the terms of the Plan of Arrangement;
(e)
on or before the Effective Date, assist and cooperate in the preparation and filing with all applicable securities commissions or similar regulatory authorities in Canada and the United States all necessary prospectuses, registration statements and similar requirements, or applications to seek exemptions, if applicable, from the prospectus, registration and other requirements, under the applicable securities laws in Canada and the United States for the issue of post-Arrangement Common Shares and Spinco Common Shares, and any other filings or exemptions that are necessary or desirable in connection with the Arrangement;

(f)
on or before the Effective Date, assist and cooperate in obtaining confirmation from the TSX and the NYSE of the continued listing of the post-Arrangement Common Shares (including the post-Arrangement Common Shares which, as a result of the Arrangement, are issuable upon the settlement of Lithium Argentina Equity Awards) and making applications to list the Spinco Common Shares issuable pursuant to the Arrangement and issuable under the Spinco Equity Incentive Plan, on the TSX and the NYSE;
(g)
until the Effective Date, not issue any securities, acquire any assets or incur any liabilities or other obligations, except as contemplated pursuant to this Agreement or the Plan of Arrangement; and
(h)
from the Effective Time until the last day on which any Arrangement Equity Awards are outstanding that are held by an “Arrangement Departing Participant” (as defined in the LAC Equity Incentive Plan), unless prohibited by Applicable Law, notify LAC as soon as practicable after any such Arrangement Departing Participant ceases to be a director or officer or full time employee of Spinco or one of its “Affiliates” (as defined in the LAC Equity Incentive Plan). Such notice shall specify the relevant termination provisions of the LAC Equity Incentive Plan to be applied to the Arrangement Equity Awards of the applicable Arrangement Departing Participant. For purposes of this clause, references to the “LAC Equity Incentive Plan” shall be deemed to be references to such plan as amended pursuant to the Plan of Arrangement.

4.4 Pre-Arrangement Reorganization

The Parties acknowledge and agree that, in contemplation of the Arrangement, upon the exclusive determination of LAC, they will and will cause each of their respective subsidiaries to implement any reorganizations of the business, operations or assets of LAC or its Affiliates and such other transactions as LAC may request, including for greater certainty in response to any requirements associated with obtaining the Tax Rulings, any change in Applicable Laws or in order to improve the financial, tax and/or operational efficiencies of the Argentinian Business or the North American Business following the Effective Time, and the Parties will take all commercially reasonable steps necessary to effect any such pre-Arrangement reorganization; provided, however, that any such pre-Arrangement reorganization will not reduce the value of the consideration payable to LAC Shareholders pursuant to this Agreement and the Plan of Arrangement. Spinco will not undertake any pre-Arrangement reorganization of itself or any of its subsidiaries without the prior written consent of LAC, in its exclusive determination.

Article 5

Conditions

5.1 Conditions Precedent

In addition to, and without in any way limiting, LAC’s rights referred to under Section 2.7 and LAC’s rights specifically provided for elsewhere in this Agreement, the obligation of LAC to complete the Arrangement is subject to fulfillment of the following conditions on or before the Effective Date or such other time specified:

(a)
the Interim Order will have been obtained in form and substance satisfactory to LAC and will not have been set aside or modified in a manner unacceptable to LAC, on appeal or otherwise;
(b)
the Arrangement Resolution will have been approved by the requisite number of votes cast by LAC Shareholders at the Meeting in accordance with the Interim Order and Applicable Laws;
(c)
the Final Order will have been obtained in form and substance satisfactory to LAC, and will not have been set aside or modified in a manner unacceptable to LAC, on appeal or otherwise;
(d)
all shareholder, regulatory, judicial and third party approvals, consents, authorizations and orders necessary or reasonably desired by LAC for the completion of the transactions provided for in this Agreement and the Tax Rulings will have been obtained or received from the Persons having jurisdiction in the circumstances and all will be in full force and effect;
(e)
no action will have been instituted and be continuing on the Effective Date and there will not be in force any injunction, declaration, order or decree, in each case, restraining or enjoining the consummation of the transactions contemplated by this Agreement, the Tax Rulings or the Plan of Arrangement and no cease trading or similar order with respect to any securities of any of the Parties will have been issued and remain outstanding;
(f)
no law, regulation or policy will have been proposed, enacted, promulgated or applied that interferes or is inconsistent with the completion of the Arrangement, the Tax Rulings or their effective application to the Arrangement or any of the other transactions contemplated by this Agreement or the Plan of Arrangement;
(g)
the Tax Rulings will have been received by LAC, in form and substance satisfactory to LAC, confirming that (i) the proposed Arrangement and related transactions may be effected for purposes of the Tax Act as a “butterfly” reorganization pursuant to paragraph 55(3)(b) of the Tax Act with no material Canadian federal income tax payable by any of LAC, Spinco or other Affiliates or LAC Shareholders who hold their LAC Common Shares as capital property and confirmation satisfactory to LAC that, immediately prior to the Effective Date, the Canadian Tax Ruling remains in full force and effect and there have been no changes in relevant laws, jurisprudence, administrative practice or otherwise that would adversely affect the binding income tax rulings contained in the Canadian Tax Ruling; and (ii) the proposed Arrangement and related transactions qualify as a divisive reorganization pursuant to sections 368(a)(1)(D) and 355(a) of the U.S. Code and the Treasury Regulations promulgated thereunder and confirmation satisfactory to LAC that, immediately prior to the Effective Date, the U.S. Tax Ruling remains in full force and effect and there have been no changes in relevant laws, jurisprudence, administrative practice or otherwise that would adversely affect the binding income tax rulings contained in the U.S. Tax Ruling;
(h)
all of the conditions precedent and other terms and conditions of the Tax Rulings will have been satisfied;
(i)
there will not have occurred a Material Adverse Effect of LAC or Spinco;
(j)
LAC Shareholders will not have validly exercised Dissent Rights in connection with the Arrangement with respect to more than 5% of the issued and outstanding Common Shares;
(k)
the written Fairness Opinions will have been received by the Board and will not have been withdrawn or modified;
(l)
the Ganfeng Lock-Up will have been received in a form satisfactory to LAC and Spinco and the Ganfeng Lock-Up and the Investor Rights Agreement will be in full force and effect and will not have been withdrawn or terminated;
(m)
the Arrangement Filings, Final Order, Plan of Arrangement and all necessary related documents, including the Circular, will have been filed and will have been accepted for filing with the applicable Governmental Authorities;
(n)
the TSX will have conditionally approved:
(i)
the listing thereon, in substitution for the listing thereon of the Common Shares, of the new Common Shares to be issued pursuant to the Arrangement (including the new Common Shares which, as a result of the Arrangement, are issuable upon the exercise or settlement of Lithium Argentina Equity Awards) prior to the Effective Time, subject only to compliance with the usual requirements of the TSX; and
(ii)
the listing thereon of the Spinco Common Shares issued pursuant to the Arrangement (including the Spinco Common Shares which, as a result of the Arrangement, are issuable upon the exercise or settlement of Spinco Equity Awards) prior to the Effective Time, subject only to compliance with the usual requirements of the TSX;
(o)
NYSE will have authorized:
(i)
the listing thereon, in substitution for the listing thereon of the Common Shares, of the new Common Shares to be issued pursuant to the

Arrangement (including the new Common Shares which, as a result of the Arrangement, are issuable upon the exercise or settlement of Lithium Argentina Equity Awards) prior to the Effective Time, subject only to compliance with the usual requirements of NYSE; and
(ii)
the listing thereon of the Spinco Common Shares issued pursuant to the Arrangement (including the Spinco Common Shares which, as a result of the Arrangement, are issuable upon the exercise or settlement of Spinco Equity Awards) prior to the Effective Time, subject only to compliance with the usual requirements of NYSE;
(p)
the Board will not have revoked its approval of the Arrangement at any time prior to the Effective Date;
(q)
the issuance of the Distribution Securities will be exempt from registration under the U.S. Securities Act pursuant to section 3(a)(10) of the U.S. Securities Act;
(r)
the SEC will have declared effective the registration statement on Form 20-F filed by Spinco to register the Spinco Common Shares under the U.S. Exchange Act; and
(s)
this Agreement will not have been terminated pursuant to the provisions of Article 7.

The foregoing conditions are for the sole benefit of LAC and may be waived, in whole or in part, by LAC at any time. These conditions will not give rise to or create any duty on the part of LAC or the Board to waive or not to waive such conditions and will not in any way limit LAC’s right to terminate this Agreement as set forth in Section 7.2 or alter the consequences of any such termination from those specified in Article 7. Any determination made by LAC prior to the Arrangement concerning the satisfaction and waiver of any or all of the conditions set forth in this Section 5.1 will be final and conclusive, and neither LAC nor any of its Affiliates or Representatives shall have any liability as a result of any such determination.

5.2 Conditions to Obligations of Each Party

The obligation of each Party to complete the transactions contemplated by this Agreement is further subject to the conditions (which may be waived, in whole or in part, by such Party without prejudice to its right to rely on any other condition in its favour) that (i) the covenants of each other Party to be performed on or before the Effective Date pursuant to the terms of this Agreement will have been duly performed in all material respects and (ii) except as set forth in this Agreement, the representations and warranties of each other Party will be true and correct in all material respects as at the Effective Date, with the same effect as if such representations and warranties had been made at, and as of, such time.

5.3 Merger of Conditions

The conditions set out in Section 5.1 and Section 5.2 will be conclusively deemed to have been satisfied, waived or released on the filing by LAC of the Arrangement Filings under the BCBCA to give effect to the Plan of Arrangement.

Article 6

Indemnities

6.1 Indemnity by LAC

Subject to Section 8.11, LAC will indemnify and hold harmless Spinco and its Representatives against any Loss suffered or incurred by any such Indemnified Person resulting from:

(a)
a breach of a representation or warranty herein or pursuant hereto by LAC; and
(b)
a breach of a covenant herein or pursuant hereto by LAC;

6.2 Indemnity by Spinco

Subject to Section 8.11, Spinco will indemnify and hold harmless LAC and its Representatives against any Loss suffered or incurred by any such Indemnified Person resulting from:

(a)
a breach of a representation or warranty herein or pursuant hereto by Spinco; and
(b)
a breach of a covenant herein or pursuant hereto by Spinco, to the extent such breach occurs at or after the Effective Time;

6.3 Notice of Third Party Claims

(a)
If an Indemnified Person receives notice of the commencement or assertion of any Third Party Claim, the Indemnified Person must notify the Indemnifier as soon as reasonably practicable thereafter, but in any event, no later than 30 days after receipt of such notice of such Third Party Claim. Such notice to the Indemnifier must describe the Third Party Claim in reasonable detail and indicate, to the extent reasonably practicable, the estimated amount of the Loss that has been or may be sustained by the Indemnified Person. The Indemnifier will then have a period of 30 days (the “Notice Period”) within which to satisfy such Third Party Claim or, failing that, to give notice to the Indemnified Person that it intends to dispute such Third Party Claim and participate in or assume the defence thereof (a “Dispute Notice”), which notice must be accompanied by reasonable particulars in writing of the basis of such dispute.
(b)
If an Indemnified Person has reason to believe that a Person may be investigating the possibility of asserting a Third Party Claim, it must notify the Indemnifier as soon as reasonably practicable, but in any event, no later than 30 days after discovery of such possible Third Party Claim, and provide reasonable details of the circumstances thereof. The Indemnified Person and the Indemnifier will cooperate with each other with a view to satisfying the Person who may assert the Third Party Claim that there is no reasonable basis therefor.

6.4 Defence of Third Party Claims

If an Indemnifier elects to assume the defence of any Third Party Claim, the Indemnifier must at all times act reasonably and in good faith in pursuing such defence, keep the Indemnified Persons reasonably informed as to the progress and status of such defence of the Third Party Claim and provide copies to the Indemnified Persons of all material documents, records and other materials relating to such defence of the Third Party Claim. The Indemnifier must provide the Indemnified Persons with drafts of documents that the Indemnifier proposes to send or file in advance of the sending of or filing of the same and the Indemnified Persons will have the reasonable opportunity to provide comments thereon to the Indemnifier; provided, however, that it will not result in any undue delays. The Indemnifier agrees to pay all of its own expenses of participating in or assuming such defence. The Indemnified Persons will cooperate in good faith in the defence of each Third Party Claim, even if the defence has been assumed by the Indemnifier, and may participate in such defence assisted by counsel of its choice and at its own expense, except in those circumstances in which the Indemnified Person believes in good faith that there are material conflict issues between the Indemnifier and the Indemnified Persons or there are defences available to the Indemnified Persons that are not available to the Indemnifier, in either of which cases the Indemnified Persons may participate in such defence assisted by counsel of its choice at the expense of the Indemnifier to the extent such expenses are reasonable. Neither the Indemnifier nor the Indemnified Persons will enter into any compromise or settlement of any Third Party Claim without obtaining the prior written consent of the other of them, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that: (1) if the Indemnifier wishes to settle a Third Party Claim in an amount acceptable to the third party claimant, but the Indemnified Persons do not wish so to settle, the Indemnifier will be required to indemnify the Indemnified Persons only up to the lesser of the amount for which the Indemnifier would have settled the Third Party Claim and the amount which the Indemnified Persons were or will be required to pay such third party in connection with such Third Party Claim and (2) if the Indemnified Persons have not received a Dispute Notice within the Notice Period confirming the intent of the Indemnifier in respect of a Third Party Claim or if the Indemnifier, having elected to assume the defence of any Third Party Claim, fails to take reasonable steps necessary to defend diligently such Third Party Claim within 30 days after receiving notice from the Indemnified Persons that the Indemnified Person bona fide believes on reasonable grounds that the Indemnifier has failed to take such steps (with such grounds to be specified in reasonable detail), the Indemnified Persons may, at their option, elect to settle or compromise the Third Party Claim or assume such defence, assisted by counsel of their choosing, and the Indemnifier will be liable for all reasonable costs and expenses paid or incurred in connection therewith and any Loss suffered or incurred by the Indemnified Persons with respect to such Third Party Claim.

6.5 Direct Claims

Any Direct Claim must be asserted by providing notice to the Indemnifier within a reasonable time after the Indemnified Person becomes aware of such Direct Claim, but in any event not later than 60 days after the Indemnified Person becomes aware of such Direct Claim. Such notice to the Indemnifier must describe the Direct Claim in reasonable detail and indicate, to the extent reasonably practicable, the estimated amount of the Loss that has been or may be sustained by the Indemnified Person. The Indemnifier will then have a period of 30 days within which to satisfy such Direct Claim or, failing that, to give notice to the Indemnified Person that it intends to dispute such Direct Claim, which notice must be accompanied by reasonable particulars in writing of the basis of such dispute.

6.6 Failure to Give Timely Notice

The failure to give timely notice as provided in this Article 6 will not affect the rights or obligations of any Party except and only to the extent that, as a result of such failure, the Party that was entitled to receive such notice suffered damage or was otherwise prejudiced.

6.7 Reduction in Subrogation

If at any time subsequent to the making of any Indemnity Payment, the amount of the indemnified loss is reduced pursuant to any claim, recovery, settlement or payment by or against any other Person (a “Recovery”), such that, taking the Recovery into account, the amount of the Indemnity Payment in respect of the Loss exceeds the amount of the Loss, the Indemnified Person must promptly repay to the Indemnifier the amount of the excess (the “Excess”) (less any costs, expenses (including Taxes) or premiums incurred in connection therewith) together with interest (a) from the date of payment of the Indemnity Payment in respect of which the repayment is being made to but excluding the earlier of the date of repayment of the Excess and the date that is 60 days after the Excess arises, but only to the extent that the Recovery giving rise to the Excess included interest, at the rate applied to the amount of the Recovery and (b) from and including the date that is 60 days after the Excess arises to but excluding the date of repayment of the Excess, at the Prime Rate. Notwithstanding the foregoing provisions of this Section 6.7, no payment must be made hereunder to the extent the Indemnified Person is entitled to an Indemnity Payment hereunder that remains unpaid. Upon making a full Indemnity Payment, the Indemnifier will, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnified Person against any third party in respect of the Loss to which the Indemnity Payment relates. Until the Indemnified Person recovers full payment of its Loss, any and all claims of the Indemnifier against such third party on account of such Indemnity Payment will be postponed and subordinated in right of payment to the Indemnified Person’s rights against such third party.

6.8 Tax Effect

If any Indemnity Payment received by an Indemnified Person would constitute income for tax purposes to such Indemnified Person, the Indemnifier will pay a Tax Gross-Up to the Indemnified Person at the same time and on the same terms, as to interest and otherwise, as the Indemnity Payment. The amount of any Loss for which indemnification is provided will be adjusted to take into account any tax benefit realizable by the Indemnified Person or any of its Affiliates by reason of the Loss for which indemnification is so provided or the circumstances giving rise to such Loss. For purposes of this Section 6.8, any tax benefit will be taken into account at such time as it is received by the Indemnified Person or its Affiliate. Notwithstanding the foregoing provisions of this Section 6.8, if an Indemnity Payment would otherwise be included in the Indemnified Person’s income, the Indemnified Person covenants and agrees to make all such elections and take such actions as are available, acting reasonably, to minimize or eliminate Taxes with respect to the Indemnity Payment.

6.9 Payment and Interest

All Losses (other than Taxes) will bear interest at a rate per annum, calculated and payable monthly, equal to the Prime Rate per annum from and including the date the Indemnified Person disbursed funds or suffered or incurred a Loss to but excluding the day of payment by the Indemnifier to the Indemnified Person, with interest on overdue interest at the same rate. All Losses that are Taxes will bear interest at a rate per annum, calculated and payable monthly, equal to the Prime Rate from and including the date the Indemnified Person paid such Taxes to but excluding the day of payment by the Indemnifier to the Indemnified Person of the Indemnity Payment in respect of such Taxes, with interest on overdue interest at the same rate.

6.10 Judgment Currency

(a)
If for the purpose of obtaining or enforcing judgment against the Indemnifier in any court in any jurisdiction, it becomes necessary to convert into any other currency (the “Judgment Currency”) an amount due in Canadian dollars under this Agreement, the conversion will be made at the rate of exchange prevailing on the Business Day immediately preceding:
(i)
the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of British Columbia or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or
(ii)
the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the “Judgment Conversion Date”).
(b)
If, in the case of any proceeding in the court of any jurisdiction referred to in Section 6.10(a)(ii), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Indemnifier must pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Canadian dollars, which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

6.11 Exclusive Remedy

Subject to Section 8.11 and except for remedies for injunctive relief or equitable relief, claims for fraud or intentional misrepresentation or as otherwise expressly provided in this Agreement, the indemnification rights set forth in this Article 6 will be the sole and exclusive remedy for any Direct Claim or any Third Party Claim arising out of this Agreement by LAC or Spinco.

6.12 Mitigation

Nothing in this Agreement will in any way restrict or limit the general obligation at law of an Indemnified Person to mitigate any Loss which it may suffer or incur by reason of the breach by an Indemnifier of any representation, warranty, covenant, obligation or agreement of the Indemnifier hereunder. If any such Loss can be reduced by any Recovery (including under or pursuant to any insurance coverage), the Indemnified Person will take all appropriate and reasonable steps to enforce such Recovery. Notwithstanding the foregoing, no Indemnified Person will have any obligation to mitigate any Loss prior to or in connection with any application of remedies for injunctive or equitable relief.

6.13 Superseding Indemnity

Notwithstanding anything else contained herein, concurrently with the execution and delivery of the Tax Indemnity and Cooperation Agreement and the Transitional Services Agreement, as applicable, the indemnity provisions contained therein will supersede and replace this Article 6 if and to the extent such agreements govern the indemnification rights and obligations of either Party over matters that would otherwise be covered by those set out in this Article 6. Any Direct Claim or Third Party Claim advanced or right to advance a Direct Claim or Third Party Claim under this Article 6 prior to the Effective Date may, to the extent governed by the Tax Indemnity and Cooperation Agreement or the Transitional Services Agreement, as applicable, be continued or advanced under such agreements and the provisions of such agreements will apply mutatis mutandis with respect to any such claim or right.

Article 7

Amendment and Termination

7.1 Amendment

(a)
Subject to Applicable Law, this Agreement, the Tax Rulings and the Plan of Arrangement may, at any time and from time to time before and after the holding of the Meeting but not later than the Effective Date, be amended by written agreement of the Parties, without further notice to or authorization on the part of the LAC Shareholders or the holders of the Old LAC Equity Awards. Without limiting the generality of the foregoing, any such amendment may: (i) change the time for performance of any of the obligations or acts of LAC and Spinco; (ii) waive any inaccuracies or modify any representation or warranty contained herein or in any document to be delivered pursuant hereto; (iii) waive compliance with or modify any of the covenants contained herein or waive or modify performance of any of the obligations of LAC or Spinco; (iv) waive or modify, in whole or in part, any conditions contained in this Agreement; or (v) make such alterations, modifications, amendments or supplements to this Agreement as LAC or Spinco may consider necessary or desirable in connection with any pre-Arrangement reorganization, the Tax Rulings, the Arrangement, the Interim Order or the Final Order.

(b)
Notwithstanding the foregoing, LAC reserves the right in its sole and absolute discretion, without notice to or the approval of Spinco, the LAC Shareholders or the holders of the Old LAC Equity Awards, to at any time and from time to prior to the Effective Date, amend (i) the Tax Rulings and/or the Plan of Arrangement so long as such amendment(s) is not, in the opinion of LAC (acting reasonably), materially adverse to Spinco; and (ii) this Agreement to the extent LAC may reasonably consider such amendment necessary or desirable due to the Tax Rulings, any pre-Arrangement reorganization, the Interim Order or the Final Order.
(c)
None of the Parties (or their respective Affiliates or Representatives) will have any liability to the LAC Shareholders, the other Party, as applicable, or any other Person for any amendment made pursuant to this Section 7.1.
(d)
It is understood and agreed by the Parties that information in Section 2.3 paragraphs (l), (m) and (n) of the Plan of Arrangement with respect to the number of directors and the specific identities of the directors to be appointed to the board of directors of each of LAC and Spinco, as well as the corporate name for each entity, in each case upon the Plan of Arrangement becoming effective, may need to be revised. If necessary, the Parties hereby agree that they will revise the foregoing information (and make applicable ancillary amendments in the Plan of Arrangement) prior to making an application pursuant to Part 9, Division 5 of the BCBCA for the Interim Order or at such later time as determined by the Parties as may be permissible by law and the Interim Order, and will amend the Plan of Arrangement and/or their constating documents and/or take all other necessary steps to give effect to such revisions and amend other terms as may be necessary.

7.2 Termination

This Agreement may, at any time before or after the holding of the Meeting but prior to the filing of the Arrangement Filings giving effect to the Arrangement, be unilaterally terminated by LAC, in its sole and absolute discretion, at any time without notice to or the approval of Spinco or the LAC Shareholders and without liability to any Person except as provided in Section 8.1.

7.3 Effect of Termination

Upon the termination of this Agreement pursuant to Section 7.2 hereof, no Party will have any liability or further obligation to the other Party hereto or any other Person.

7.4 Survival

If this Agreement is not terminated pursuant to the provisions of Section 7.2, this Agreement (excluding the conditions referred to in Section 5.3) will continue in effect for a period of one year after the Effective Date except that:

(a)
the provisions of Section 2.6 will continue in effect until such time as the obligations thereunder have been satisfied;

(b)
the provisions of Sections 4.2(e) to 4.2(h), inclusive, and Section 4.3(h) will continue in effect for the respective periods referred to therein;
(c)
the provisions of Sections 6.1(a) and 6.2(a) (and, in each case, the associated provisions of this Agreement) will continue in effect for a period of six years after the Effective Date; and
(d)
the provisions of Article 8 (and the associated provisions of this Agreement) will continue indefinitely.

Article 8

General

8.1 Expenses

The Parties agree that all Transaction Costs will be the responsibility of, and will be paid for by, LAC; provided, however, that Spinco will be solely responsible for, and will pay, the fees, costs and expenses in connection with: (i) arranging any credit facilities or other financing for Spinco or Thacker Pass Co as part of, or following, the Arrangement, and (ii) listing the Spinco Common Shares (and any associated rights) on the TSX and/or the NYSE and settling and delivering the Spinco Common Shares on completion of the Arrangement (including the fees for obtaining a CUSIP for such shares), including the associated fees and expenses of the transfer agent and rights agent of Spinco and the lenders under the aforementioned credit facilities. Notwithstanding the foregoing, Spinco will be solely responsible for, and will pay, the fees and expenses of any advisors retained directly by Spinco or any of its Affiliates.

8.2 Notices

Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and delivered personally or by courier or by e-mail addressed to the recipient as follows:

(a)
To LAC (prior to the Effective Date):

Lithium Americas Corp.

300-900 West Hastings Street

Vancouver, British Columbia

V6C 1E5

Attention: Jonathan Evans

e-mail: [***]

To Spinco (prior to the Effective Date):

1397468 B.C. Ltd.

c/o Lithium Americas Corp.

300-900 West Hastings Street

Vancouver, British Columbia

V6C 1E5

Attention: Alexi Zawadzki

e-mail: [***]

To LAC (on and after the Effective Date) in its name following the Effective Time:

300-900 West Hastings Street

Vancouver, British Columbia

V6C 1E5

Attention: John Kanellitsas

e-mail: [***]

Copy to: Alex Shulga

e-mail: [***]

To Spinco (on and after the Effective Date) in its name following the Effective Time:

300-900 West Hastings Street

Vancouver, British Columbia

V6C 1E5

Attention: Jonathan Evans

e-mail: [***]

or other such address that a Party may, from time to time, advise the other Parties hereto by notice in writing given in accordance with the foregoing. Date of receipt of any such notice will be deemed to be the date of actual delivery thereof or, if given by e-mail, on the day of transmittal thereof if given (with confirmation of delivery) prior to 5:00 p.m. (recipient’s local time) and on the next Business Day if so given after such time.

8.3 Cooperation with Respect to Government Reports and Filings; Further Assurances

(a)
Except as may otherwise be required by Applicable Law or the terms of any applicable agreement or arrangement with a third party who provided or has the ability to control the applicable information, LAC, on the one hand, and Spinco, on the other hand, will, and will cause its respective Affiliates, to use commercially reasonable efforts to provide the other Party (or its respective Affiliates or Representatives) with such cooperation as may be reasonably requested by such other Party in connection with the preparation and/or filing of any report or filing required by any Governmental Authority (or as required by applicable securities laws) contemplated by this Agreement or relating to or in connection with the operation by such Party of its Separated Business prior to the Effective Time or the relationship between such Parties on or prior to the Effective Date, including any financial statements or continuous disclosure filings. Except as provided in paragraph (b) below, the Party providing cooperation (and its Affiliates and

Representatives) pursuant to this paragraph (a) will not be responsible for any Loss suffered by the Party requesting such cooperation as a result of such cooperation unless its results from the negligence or wilful misconduct of the providing Party.
(b)
Each of the Parties will from time to time execute and deliver all such further documents and instruments and do all acts and things as any other Party may, either before, on or after the Effective Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

8.4 Assignment

No Party may assign its rights or obligations under this Agreement or the Arrangement without the prior written consent of the other Party, provided that no such consent will be required for any Party to assign its rights and obligations under this Agreement and the Arrangement to a corporate successor to such Party or to a purchaser of all or substantially all of the assets of such Party, provided further that any such successor or purchaser of the rights or obligations a Party will have executed and delivered to the other Party an agreement in writing to be bound by and to perform, satisfy and assume all of the provisions of this Agreement and the Arrangement as if an original party hereto, in form and substance satisfactory to the other Party, acting reasonably.

8.5 Binding Effect

This Agreement will be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns and specific references to “successors” elsewhere in this Agreement will not be construed to be in derogation of the foregoing. Nothing in this Agreement, express or implied, is intended or will be construed to confer upon any person other than the Parties and other Indemnified Persons and their successors and permitted assigns any right, remedy or claim under or by reason of this Agreement.

8.6 Waiver

Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the Party granting the same. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

8.7 Entire Agreement

This Agreement together with the agreements and other documents herein or therein referred to constitute (or will constitute, once entered into) the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties with respect thereto. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as set forth in this Agreement.

8.8 Governing Law; Attornment

This Agreement will be governed by and construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and will be treated in all respects as a British Columbia contract. For the purpose of all legal proceedings this Agreement will be deemed to have been performed in the Province of British Columbia and the courts of the Province of British Columbia will have non-exclusive jurisdiction to entertain any action arising under this Agreement. Each Party hereby irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

8.9 Confidentiality

(a)
Each Party hereby acknowledges and agrees that the other Party and its Affiliates have a proprietary (or will have following the Effective Date in respect to Spinco) interest in the Restricted Information of such Party and the same is of value to such other Party and its Affiliates and that the use or disclosure of the Restricted Information of such other Party contrary to the terms of this Agreement would cause irreparable harm to such other Party and its Affiliates. Subject to the provisions of paragraph (d) of this Section 8.9, each of LAC, on the one hand, and Spinco, on the other hand, agree to hold, and to cause its respective Affiliates and its respective Representatives to hold, in strict confidence, with at least the same degree of care that applies to LAC’s Confidential Information pursuant to policies in effect as of the Effective Date, all Restricted Information of the other Party, and will not use, and will cause its respective Affiliates and its respective Representatives not to use, any such Restricted Information other than for such purposes as are expressly contemplated hereunder or under the transactions or other agreements contemplated hereby. Each such Party further agrees to, and to cause their respective Affiliates and Representatives to, only use the Shared Information in the normal course of their respective businesses for their own internal purposes and not divulge or communicate to any third party any Shared Information (except that the Parties will be permitted to disclose such information, to the extent necessary in connection with their normal business activities, on a confidential basis, to their consultants, contractors, customers, partners, suppliers and Representatives who have a need to know the information); provided, however, that where an obligation is owed to a third party in respect of such Shared Information, the Parties covenant and agree to use such information only in a manner consistent with such obligation.
(b)
The Parties acknowledge that they each have the non-exclusive right to use Industry Know-How and that each of them may use, divulge, communicate and in any other way exploit Industry Know-How in an unrestricted manner and without obligation or confidence. No Party will restrict or attempt to restrict the other Party with respect to their past, present or use or other dealing of Industry Know-How.
(c)
For purposes of this Agreement, Confidential Information, Restricted Information and Shared Information will not include information that is now or subsequently becomes generally available to the public other than as a result of a breach of this

Agreement or any other agreement relating to confidentiality between or among the Parties and/or their respective Affiliates or Representatives. In addition, information will not constitute Confidential Information of the second Party if such information was (i) lawfully acquired by the first Party and/or any of its Affiliates or Representatives from a third party not bound by a confidentiality obligation, or (ii) independently generated or developed by one or more Representatives of the first Party and/or any of its Affiliates without reference to Restricted Information of the second Party.
(d)
In the event that a Party and/or its Affiliates or Representatives determines that it is required to disclose any Confidential Information (the “Disclosing Party”) pursuant to Applicable Law or receives any demand under lawful process or from a Governmental Authority to disclose or provide Confidential Information, and such disclosure or provision of the Confidential Information would be in breach of this Section 8.9, the Disclosing Party will, to the extent permitted by Applicable Law, promptly notify the other Party so that the other Party has a reasonable opportunity to seek a protective arrangement and/or waive compliance with the applicable provisions of this Section 8.9 prior to the Disclosing Party disclosing or providing such Confidential Information, and the Party that received such request will cooperate, at the expense of the requesting Party, in seeking any such protective arrangements requested by such requesting Party. Subject to the foregoing, the Disclosing Party may thereafter disclose or provide such Confidential Information to the extent required by such Applicable Law (as so advised by legal counsel) or by lawful process or by such Governmental Authority and will, to the extent permitted by Applicable Law, promptly provide the other Party with a copy of the Confidential Information so disclosed together with a list of all Persons to whom such Confidential Information was disclosed. In any such event, the Disclosing Party will also use reasonable commercial efforts to ensure that all Confidential Information that is so disclosed will be afforded confidential treatment by the recipient. In addition, notwithstanding the foregoing or any other provision of this Agreement, a Party may disclose any Confidential Information (x) to its Representatives, provided they are under obligations in respect of limited use, limited disclosure and confidentiality in respect of such Confidential Information no less stringent than the obligations set forth herein, on a “need-to know” basis, (y) in connection with disputes or litigation between the Parties that relates to such Confidential Information, provided that each Party will endeavour to limit disclosure for that purposes, or (z) in connection with the exercise of any rights granted hereunder.

8.10 Waiver of Conflict

The Parties acknowledge that each of LAC and Spinco, and their respective Affiliates, are currently represented by legal counsel retained by LAC in connection with the preparation and finalization of this Agreement. Each of LAC and Spinco, on behalf of itself and its respective Affiliates, waives any conflict with respect to such common representation that may arise before, at or after the date of this Agreement.

8.11 Limitation on Liability

No Representative of a Party will have any personal liability whatsoever on behalf of such Party (or any of its Affiliates) to any other Party under this Agreement or the Arrangement or any other transactions entered into, or documents delivered, in connection with any of the foregoing. In no event will LAC or Spinco be liable for any special, consequential, indirect, collateral, incidental, exemplary or punitive damages or lost profits or failure to realize expected savings or other commercial or economic loss of any kind, however caused and on any theory of liability, arising in any way out of this Agreement, whether or not such Person has been advised of the possibility of such damages; provided, however, that the foregoing will not limit any Party’s indemnification obligations for Losses with respect to Third Party Claims as set forth in Article 6.

8.12 No Third Party Beneficiaries

This Agreement is solely for the benefit of, and is not intended to confer any rights or remedies on any Person other than the Parties (and their respective successors and permitted assigns) except for the indemnification rights provided for in Sections 6.1 and 6.2 which are intended for the benefit of, in addition to the Parties hereto, the Representatives of Spinco and LAC, respectively, as and to the extent applicable in accordance with their terms, and will be enforceable, as applicable, by each of such Representatives and his or her heirs, executors, administrators and other legal representatives (collectively, the “Third Party Beneficiaries”). Spinco will hold the rights and benefits of Section 6.1 in trust for and on behalf of its applicable Third Party Beneficiaries and LAC will hold the rights and benefits of Section 6.2 in trust for and on behalf of its applicable Third Party Beneficiaries. Each of LAC and Spinco hereby accepts such trust and agrees to hold the benefit of and enforce performance of such covenants on behalf of its applicable Third Party Beneficiaries as directed by such Third Party Beneficiaries. Except as otherwise expressly provided in this Section 8.12, this Agreement will not provide any Person (including any LAC Shareholder) with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement. Subject to Section 7.1, the Parties reserve their right to vary or rescind the rights at any time and in any way whatsoever, if any, granted by or under this Agreement to any Person who is not a Party, without notice to or consent of that Person, including any Third Party Beneficiaries.

8.13 Severability

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect. Upon such determination that any term or other provision is illegal, invalid or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby and in the Plan of Arrangement are fulfilled to the fullest extent possible.

8.14 Privacy

(a)
Each Party agrees to comply with all privacy Applicable Laws in the course of collecting, using and disclosing personal information about an identifiable individual (the “Transaction Personal Information”). Neither Party will disclose Transaction Personal Information to any Person other than to its Representatives. If the Arrangement is consummated, neither Party will, following the Effective Time, without the consent of the individuals to whom such Transaction Personal Information relates or as permitted or required by Applicable Law, use or disclose Transaction Personal Information:
(i)
for purposes other than those for which such Transaction Personal Information was collected or provided; and
(ii)
which does not relate directly to the carrying on of the business of such Party or to the carrying out of the purposes for which the transactions contemplated by this Agreement were implemented.
(b)
Each Party will protect and safeguard the Transaction Personal Information against unauthorized collection, use or disclosure. Each Party will cause its Representatives to observe the terms of this Section 8.14 and to protect and safeguard the Transaction Personal Information in their possession. If this Agreement is terminated, each Party will promptly return to the other Party any Transaction Personal Information in its possession or in the possession of any of its Representatives, including all copies, reproductions, summaries or extracts thereof.

8.15 No Personal Liability

No director or officer of LAC or any of its subsidiaries will have any personal liability whatsoever to Spinco under this Agreement or any other document delivered on behalf of LAC under this Agreement. No director or officer of Spinco or any of its subsidiaries will have any personal liability whatsoever to LAC under this Agreement or any other document delivered on behalf of Spinco under this Agreement.

8.16 Counterparts

This Agreement and any document contemplated by or delivered under or in connection with this Agreement and any amendment, supplement or restatement hereof or thereof may be executed in one or more counterparts (including in electronic form or with electronic signatures), each of which will be deemed to be an original and all of which taken together will be deemed to constitute the same instrument. Delivery of an executed signature page to this Agreement by any Party by electronic transmission will be as effective as delivery of a manually executed copy of the Agreement by such Party.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF the Parties have executed this Agreement.

LITHIUM AMERICAS CORP.

by	(signed) “Jonathan Evans”
	Name:	Jonathan Evans
	Title:	President and Chief
Executive Officer

1397468 B.C. LTD.

by	(signed) “Alexi Zawadzki”

	Name:	Alexi Zawadzki
	Title:	Director

Signature Page to Amended and Restated Arrangement Agreement

Appendix A

Plan of Arrangement

PLAN OF ARRANGEMENT UNDER SECTION 288

OF THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

Article 1

Definitions and Interpretation

1.1 Definitions

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, terms used but not otherwise defined have the respective meanings given to them in the Arrangement Agreement and the following terms have the respective meanings set out below and grammatical variations of such terms have the corresponding meanings:

“agreed amount” means the amount agreed upon by the transferor and the transferee, within the limits prescribed by subsection 85(1) of the Tax Act, in respect of the transfer of an eligible property as defined in subsection 85(1.1) of the Tax Act for consideration that includes shares of the transferee in a joint election under subsection 85(1) of the Tax Act;

“Applicable Law” means, with respect to any Person, any domestic or foreign federal, national, state, provincial or local law (statutory, common or otherwise), statute, constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, bylaw, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person or its business, undertaking, property or securities and, to the extent they have the force of law, policies, guidelines, notices and protocols of any Governmental Authority, unless expressly specified otherwise;

“Arrangement” means the arrangement of LAC under section 288 of the BCBCA, on the terms and subject to the conditions set out in this Plan of Arrangement;

“Arrangement Agreement” means the amended and restated arrangement agreement dated as of June 14, 2023 between LAC and Spinco, including all schedules and appendices attached thereto, as may be amended, modified and/or supplemented from time to time in accordance with its terms;

“Arrangement Resolution” means the special resolution of the LAC Shareholders approving the Arrangement to be considered at the Meeting as required by the BCBCA and the Interim Order;

“Articles” means the articles of LAC, as such term is defined in the BCBCA;

“BCBCA” means the Business Corporations Act (British Columbia);

“Board” or “Board of Directors” means the Board of Directors of LAC;

“Business Day” means any day other than a Saturday, Sunday or any other day on which major banks are closed for business in the City of Vancouver, British Columbia;

Appendix A-1

“Butterfly Percentage” means the percentage, to be determined by the Board of Directors, that is equal to the fraction of A/B where:

A is the net fair market value of the Distribution Property transferred under Section 2.3(g) of this Plan of Arrangement, as determined immediately before the transfer; and

B is the net fair market value of all of the property owned by LAC immediately before the transfer of the Distribution Property under Section 2.3(g) of this Plan of Arrangement, as determined immediately before the transfer;

“Circular” means the notice of Meeting and accompanying management information circular of LAC, including all schedules, appendices and exhibits thereto and all information incorporated by reference therein, to be sent to LAC Shareholders in connection with the Meeting, as may be amended, modified and/or supplemented from time to time in accordance with the Arrangement Agreement;

“Common Shares” means the common shares without par value of LAC as constituted immediately before the First LAC Share Exchange and as constituted immediately after the Second LAC Share Exchange, as the context requires;

“Court” means the Supreme Court of British Columbia and any applicable appellate court of competent jurisdiction;

“CRA” means the Canada Revenue Agency;

“Depositary” means such person as LAC may appoint to act as depositary in connection with the Arrangement;

“Dissent Rights” has the meaning set out in Section 3.1(a) of this Plan of Arrangement;

“Dissenting Shareholder” means a registered holder of Common Shares who has duly and validly exercised the Dissent Rights in respect of the Arrangement Resolution in strict compliance with the Dissent Rights and who has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights prior to the Effective Date, but only in respect of such Common Shares for which Dissent Rights are validly exercised and not withdrawn or deemed to have been withdrawn by such registered holder of Common Shares;

“Distribution Property” means (i) all of LAC’s shares of 1339480 B.C. Ltd., (ii) LAC’s receivable from 1339480 B.C. Ltd., (iii) all of LAC’s shares of Green Technology Metals Limited; (iv) all of LAC’s shares of Ascend Elements, Inc., (v) the portion of LAC’s workforce in-place that will become directors, officers and employees of Spinco, (vi) the “Lithium Americas” business name, all intellectual property rights related thereto, and all associated stationery, logos, signage and domain names, (vii) the Offtake Agreement, (viii) the balance of the net proceeds of the Tranche 1 Subscription Price, and (ix) U.S.$75,000,000 of cash to establish sufficient working capital of Spinco (such amount subject to adjustment by the Board of Directors if the Effective Date is later than September 1, 2023);

Appendix A-2

“DRS Advice” means a direct registration statement (DRS) advice representing the applicable securities;

“Effective Date” means the date on which the Arrangement becomes effective, as set out in Section 1.1 of the Arrangement Agreement;

“Effective Time” means 12:01 a.m. on the Effective Date, or such other time as LAC and Spinco agree to in writing before the Effective Date;

“Final Order” means the final order of the Court to be made pursuant to section 291 of the BCBCA in form and substance acceptable to LAC, acting reasonably, approving the Arrangement, as such order may be varied, amended or supplemented by the Court with the consent of LAC, acting reasonably, at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or varied, amended or supplemented on appeal;

“Final Proscription Date” has the meaning set out in Section 4.4 of this Plan of Arrangement;

“First LAC Share Exchange” means the exchange of Common Shares for LAC Class A Common Shares and LAC Preference Shares pursuant to Section 2.3(e) of this Plan of Arrangement;

“Governmental Authority” means any (b) international, multinational, federal, national, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, minister, ministry or agency, domestic or foreign, (c) any subdivision, agent, commission, board, or authority or representative of any of the foregoing, (d) any quasi-governmental or private body exercising any regulatory, self-regulatory, expropriation, executive, administrative or taxing authority under or for the account of any of the foregoing, or (e) any stock exchange, including the TSX and NYSE;

“Interim Order” means the interim order of the Court in respect of the Arrangement and providing for, among other things, the calling and holding of the Meeting, in form and substance acceptable to LAC, acting reasonably, as such order may be varied, amended or supplemented by the Court with the consent of LAC, acting reasonably;

“IRS” means the Internal Revenue Service;

“LAC” means Lithium Americas Corp., a BCBCA corporation, which is to be renamed “Lithium Americas (Argentina) Corp.” pursuant to Section 2.3(l)(i) of this Plan of Arrangement, and includes its successors and permitted assigns (but excludes, for greater certainty, “Spinco”).

“LAC Class A Common Shares” means the Class A voting common shares without par value of LAC having the rights, privileges, restrictions and conditions set out in Exhibit I to this Plan of Arrangement;

“LAC Equity Incentive Plan” means LAC’s second amended and restated equity incentive plan dated May 15, 2023, as amended;

Appendix A-3

“LAC Preference Shares” means the preference shares without par value of LAC having the rights, privileges, restrictions and conditions set out in Exhibit I to this Plan of Arrangement;

“LAC Redemption Amount” means, for each LAC Preference Share, the product of the Butterfly Percentage and the aggregate fair market value of all of the Common Shares held by Participating Shareholders immediately before the First LAC Share Exchange, divided by the number of LAC Preference Shares, plus all declared but unpaid dividends thereon;

“LAC Redemption Note” means the demand, non-interest bearing promissory note having a principal amount and fair market value equal to the aggregate LAC Redemption Amount, issued by LAC to Spinco in payment of the consideration for the redemption of the LAC Preference Shares held by Spinco pursuant to Section 2.3(i) of this Plan of Arrangement;

“LAC Shareholders” means all Persons holding Common Shares, whether registered or beneficial (unless otherwise specified) at the applicable time and “LAC Shareholder” means any one of them;

“Lithium Argentina DSU” means a deferred share unit in respect of a Common Share issued by LAC on the exchange of an Old LAC DSU pursuant to Section 2.3(c)(i) of this Plan of Arrangement;

“Lithium Argentina PSU” means a restricted share right in respect of a Common Share issued by LAC on the exchange of an Old LAC PSU pursuant to Section 2.3(c)(ii) of this Plan of Arrangement;

“Lithium Argentina RSU” means a restricted share right in respect of a Common Share issued by LAC on the exchange of an Old LAC RSU pursuant to Section 2.3(c)(iii) of this Plan of Arrangement;

“Letter of Transmittal” means the letter of transmittal to be delivered by LAC to LAC Shareholders for use in connection with the Arrangement;

“Master Purchase Agreement” means the master purchase agreement between LAC and General Motors Holdings LLC dated January 30, 2023;

“Meeting” means the annual and special meeting of LAC Shareholders, including any adjournments or postponements thereof in accordance with the terms of the Arrangement Agreement, to be called and held in accordance with the Interim Order to consider and to vote on the Arrangement Resolution and for any other purpose as may be set out in the Circular and consented to by LAC in accordance with the terms of the Arrangement Agreement;

“Notice of Articles” means the notice of articles of LAC, as such term is defined in the BCBCA;

“NYSE” means the New York Stock Exchange;

“Offtake Agreement” means the offtake agreement between LAC and General Motors Holdings LLC dated February 16, 2023;

Appendix A-4

“Old LAC DSU” means a deferred share unit in respect of a Common Share granted by LAC to a holder under the LAC Equity Incentive Plan that is issued and outstanding, whether or not vested, immediately before the Effective Time;

“Old LAC Equity Awards” means, collectively, the Old LAC DSUs, Old LAC PSUs and Old LAC RSUs;

“Old LAC PSU” means a performance based restricted share right in respect of a Common Share granted by LAC to a holder under the LAC Equity Incentive Plan that is issued and outstanding, whether or not vested, immediately before the Effective Time;

“Old LAC RSU” means a restricted share right in respect of a Common Share granted by LAC to a holder under the LAC Equity Incentive Plan that is issued and outstanding, whether or not vested, immediately before the Effective Time;

“Participating Shareholder” means a LAC Shareholder as at the Effective Time, other than a Dissenting Shareholder;

“Person” includes any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, company, corporation, trustee, executor, administrator, legal representative, government (including Governmental Authority) or any other entity, whether or not having legal status;

“Plan of Arrangement” means this plan of arrangement under section 288 of the BCBCA, including all exhibits attached hereto, and any amendments, supplements or variations hereto made in accordance with the Arrangement Agreement, the terms hereof or at the direction of the Court in the Final Order (with the consent of LAC, acting reasonably);

“PUC” means “paid up capital” in respect of a class of shares of a corporation for purposes of the Tax Act;

“Second LAC Share Exchange” means the exchange of LAC Class A Common Shares for Common Shares pursuant to Section 2.3(j) of this Plan of Arrangement;

“Spinco” means 1397468 B.C. Ltd., a BCBCA corporation, which is to be renamed “Lithium Americas Corp.” pursuant to Section 2.3(m)(i) of this Plan of Arrangement, and includes its successors and permitted assigns (but excludes, for greater certainty, “LAC”);

“Spinco Common Shares” means the common shares without par value of Spinco as constituted immediately before the Effective Time;

“Spinco DSU” means a deferred share unit in respect of a Spinco Common Share issued by Spinco on the exchange of an Old LAC DSU pursuant to Section 2.3(c)(i) of this Plan of Arrangement;

“Spinco Equity Incentive Plan” means Spinco’s equity incentive plan set out in Exhibit III to this Plan of Arrangement;

Appendix A-5

“Spinco Preference Shares” means the preference shares without par value of Spinco as constituted immediately before the Effective Time;

“Spinco PSU” means a restricted share right in respect of a Spinco Common Share issued by Spinco on the exchange of an Old LAC PSU pursuant to Section 2.3(c)(ii) of this Plan of Arrangement;

“Spinco Redemption Amount” means for each Spinco Preference Share, the net fair market value of the Distribution Property, divided by the number of Spinco Preference Shares, plus all declared but unpaid dividends thereon;

“Spinco Redemption Note” means the demand, non-interest bearing promissory note having a principal amount and fair market value equal to the aggregate Spinco Redemption Amount, issued by Spinco to LAC in payment of the consideration for the redemption of the Spinco Preference Shares held by LAC pursuant to Section 2.3(h) of this Plan of Arrangement;

“Spinco RSU” means a restricted share right in respect of a Spinco Common Share issued by Spinco on the exchange of an Old LAC RSU pursuant to Section 2.3(c)(iii) of this Plan of Arrangement;

“Subsidiary” means, with respect to a specified body corporate, any body corporate of which the specified body corporate is entitled to elect a majority of the board of directors thereof and will include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to such a body corporate, excluding any body corporate in respect of which such direction or control is not exercised by the specified body corporate as a result of existing contracts, agreements and commitments;

“Tax Act” means the Income Tax Act (Canada);

“Taxes” means all income taxes, capital taxes, stamp taxes, charges to tax withholdings, sales and use taxes, value added taxes, goods and services taxes, and all penalties, interest and other payments thereon or in respect thereof, including a payment under the Tax Act, the U.S. Code, or any other federal, provincial, territorial, state, municipal, local or foreign tax law, in each case, as amended;

“Tax Rulings” means the advance income tax rulings and opinions from each of the CRA and the IRS, in the form requested in the applications made on behalf of LAC, as the same may be amended, modified and/or supplemented from time to time at the request of the CRA or the IRS, as applicable, or at the request of LAC, in each case, confirming the applicable Canadian and U.S. federal income tax consequences of the spin-off by LAC of the Distribution Property under the Arrangement and certain other transactions;

“Tranche 1 Subscription Price” has the meaning ascribed to such term in the Master Purchase Agreement;

“Transfer Agent” means the transfer agent(s) and/or registrar(s) for the Common Shares or the Spinco Common Shares, as applicable;

Appendix A-6

“TSX” means the Toronto Stock Exchange; and

“U.S. Code” means the United States Internal Revenue Code of ]986.

1.2 Interpretation Not Affected by Headings, etc.

The division of this Plan of Arrangement into Articles, Sections, and other portions and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article”, “Section” or “Exhibit” followed by a number and/or a letter refer to the specified Article or Section of or Exhibit to this Plan of Arrangement. The terms “hereof”, “herein” and “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular Article, Section, Exhibit or other portion hereof.

1.3 Rules of Construction

In this Plan of Arrangement, unless the context otherwise requires, (a) words importing the singular number include the plural and vice versa, (b) words importing any gender include all genders, including the neuter gender, and (c) the words “include”, “includes” and “including” will be deemed to be followed by the words “without limitation” and the words “the aggregate of”, “the total of”, “the sum of” or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”.

1.4 Currency

Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of Canada and “$” refers to Canadian dollars. In the event that any amounts are required to be converted from a foreign currency to Canadian dollars or vice versa, such amounts shall be converted using the most recent closing exchange rate of the Bank of Canada available before the relevant calculation date.

1.5 Date for Action and Computation of Time

If the date on which any action is required or permitted to be taken hereunder by a Person is not a Business Day, such action will be required or permitted to be taken on the next succeeding day which is a Business Day. Unless otherwise specified, a period of time is to be computed as beginning on the day following the event that began the period and ending at 5:00 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 5:00 p.m. on the next Business Day if the last day of the period is not a Business Day.

1.6 References to Days, Statutes, etc.

(a)
In this Plan of Arrangement, references to days means calendar days, unless otherwise specified.
(b)
In this Plan of Arrangement, unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided, a reference to any law, statute, regulation, direction, code or instrument is to that law, statute, regulation,

Appendix A-7

direction, code or instrument as now enacted or as the same may from time to time be amended, re-enacted or replaced, and in the case of a reference to a law, statute or code, includes any regulations, rules, policies or directions made thereunder. Any reference in this Plan of Arrangement to a Person includes its heirs, administrators, executors, legal personal representatives, predecessors, successors and permitted assigns. References to any agreement, contract or document are to that agreement, contract or document as amended, modified or supplemented from time to time in accordance with its terms.

1.7 Time

Time will be of the essence in every matter or action contemplated hereunder. All times expressed herein are to local Vancouver, British Columbia time, unless otherwise specified.

1.8 Exhibits

The following Exhibits are attached to this Plan of Arrangement and form an integral part hereof:

Exhibit I	-	Amendments to LAC Articles and Notice of Articles of Lithium Americas Corp.
Exhibit II	-	Amended and Restated LAC Equity Incentive Plan
Exhibit III	-	Spinco Equity Incentive Plan

Article 2

The Arrangement

2.1 Arrangement Agreement

This Plan of Arrangement is made pursuant to, and is subject to, the provisions of the Arrangement Agreement and constitutes an arrangement as referred to in section 288 of the BCBCA.

2.2 Binding Effect

At and after the Effective Time, this Plan of Arrangement and the Arrangement will, without any further authorization, act or formality on the part of any Person, become effective and be binding upon LAC, Spinco, the Transfer Agent, all LAC Shareholders, including Dissenting Shareholders, all holders of Old LAC Equity Awards, the Depositary and all other Persons.

2.3 Arrangement

On the Effective Date, except as otherwise stated in this Plan of Arrangement and except for filing elections under the Tax Act, each of the transactions and events set out below shall occur in the following sequence effective at one-minute intervals starting at the Effective Time, without any further authorization, act or formality by LAC, Spinco or any other Person:

Appendix A-8

(a)
Dissenting Shareholders

Each Common Share held by a Dissenting Shareholder will be, and will be deemed to be, transferred to LAC by the holder thereof and will be cancelled, without any further authorization, act or formality, free and clear of all liens, claims and encumbrances, and LAC will be obliged to pay such Dissenting Shareholder an amount therefor as determined by an order of the Court in accordance with Article 3, and such Dissenting Shareholder will be deemed to be removed from the securities register of LAC as a holder of Common Shares and will cease to be the holder of such Common Shares or to have any rights as a LAC Shareholder other than the right to be paid the fair value for such Common Shares as set out in Article 3.

(b)
LAC Equity Incentive Plan and Spinco Equity Incentive Plan
(i)
The terms and conditions of the LAC Equity Incentive Plan will be amended and restated in the form and substance set out in Exhibit II to this Plan of Arrangement.
(ii)
The Spinco Equity Incentive Plan will come into force and effect with the terms and conditions set out in Exhibit III to this Plan of Arrangement.
(c)
Treatment of Old LAC Equity Awards
(i)
Exchange of Old LAC DSUs for Spinco DSUs and Lithium Argentina DSUs

Holders of Old LAC DSUs will dispose of (i) the Butterfly Percentage of each Old LAC DSU to Spinco for one Spinco DSU, and (ii) the remaining portion of each Old LAC DSU to LAC for one Lithium Argentina DSU, subject to adjustment as follows.

It is intended that subsection 7(1.4) of the Tax Act apply to the exchange. Accordingly, the number of Lithium Argentina DSUs to be issued by LAC to a holder on the exchange will be reduced, if and to the extent necessary, such that the total of the fair market value of the Spinco DSUs and the fair market value of the Lithium Argentina DSUs receivable by the holder, as determined immediately after the exchange, does not exceed the fair market value of the Old LAC DSUs exchanged by such holder, as determined immediately before the exchange.

The Old LAC DSUs so exchanged will be cancelled.

(ii)
Exchange of Old LAC PSUs for Spinco PSUs and Lithium Argentina PSUs

Holders of Old LAC PSUs will dispose of (i) the Butterfly Percentage of each Old LAC PSU to Spinco for one Spinco PSU, and (ii) the remaining portion of each Old

Appendix A-9

LAC PSU to LAC for one Lithium Argentina PSU, subject to adjustment as follows.

It is intended that subsection 7(1.4) of the Tax Act apply to the exchange. Accordingly, the number of Lithium Argentina PSUs to be issued by LAC to a holder on the exchange will be reduced, if and to the extent necessary, such that the total of the fair market value of the Spinco PSUs and the fair market value of the Lithium Argentina PSUs receivable by the holder, as determined immediately after the exchange, does not exceed the fair market value of the Old LAC PSUs exchanged by such holder, as determined immediately before the exchange.

The Old LAC PSUs so exchanged will be cancelled.

(iii)
Exchange of Old LAC RSUs for Spinco RSUs and Lithium Argentina RSUs

Holders of Old LAC RSUs will dispose of (i) the Butterfly Percentage of each Old LAC RSU to Spinco for one Spinco RSU, and (ii) the remaining portion of each Old LAC RSU to LAC for one Lithium Argentina RSU, subject to adjustment as follows.

It is intended that subsection 7(1.4) of the Tax Act apply to the exchange. Accordingly, the number of Lithium Argentina RSUs to be issued by LAC to a holder on the exchange will be reduced, if and to the extent necessary, such that the total of the fair market value of the Spinco RSUs and the fair market value of the Lithium Argentina RSUs receivable by the holder, as determined immediately after the exchange, does not exceed the fair market value of the Old LAC RSUs exchanged by such holder, as determined immediately before the exchange.

The Old LAC RSUs so exchanged will be cancelled.

(d)
Reorganization of LAC Share Capital

The authorized share capital of LAC will be reorganized and its Articles and Notice of Articles will be altered to create and to authorize the issuance of an unlimited number of LAC Class A Common Shares and an unlimited number of LAC Preference Shares, each new class of shares, in addition to the LAC Common Shares it is authorized to issue immediately before such alteration, attaching the respective rights, privileges, restrictions and conditions set out in Exhibit I to this Plan of Arrangement.

(e)
First LAC Share Exchange

Each Participating Shareholder will transfer each Common Share held by such Participating Shareholder to LAC in exchange for: (x) one LAC Class A Common Share; and (y) one LAC Preference Share. The aggregate amount added to the capital of the LAC Preference Shares will be equal to the amount of the product of the Butterfly Percentage and the PUC of the Common Shares (for greater certainty,

Appendix A-10

excluding Common Shares held by Dissenting Shareholders) immediately before the Effective Time. The aggregate amount added to the capital of the LAC Class A Common Shares will be equal to the amount of the difference between the PUC of the exchanged Common Shares (excluding, for greater certainty, Common Shares held by Dissenting Shareholders) immediately before the Effective Time and the capital of the LAC Preference Shares. The Common Shares so exchanged will be cancelled.

(f)
Spinco Share Exchange

Each Participating Shareholder will transfer each LAC Preference Share held by such Participating Shareholder to Spinco in exchange for one Spinco Common Share. The aggregate amount added to the capital of the Spinco Common Shares will be equal to the aggregate of the PUC of the transferred LAC Preference Shares.

(g)
Distribution

LAC will transfer to Spinco all of the Distribution Property in consideration for Spinco’s assumption of liabilities and obligations related to the Distribution Property (including LAC’s liabilities and obligations related to the Offtake Agreement) and the issuance of 1,000,000 Spinco Preference Shares to LAC. The amount added to the capital of the Spinco Preference Shares will be equal to the difference between (a) the total of the aggregate of the agreed amounts and the fair market value of any Distribution Property other than eligible property as defined in subsection 85(1.1) of the Tax Act, and (b) the amount of any assumed liabilities.

(h)
Spinco Redemption

Spinco will redeem for cancellation all of the Spinco Preference Shares held by LAC in consideration for the aggregate of the Spinco Redemption Amount. Spinco will issue the Spinco Redemption Note to LAC in payment of the aggregate of the Spinco Redemption Amount. All of the Spinco Preference Shares will be cancelled.

Spinco is deemed to designate under subsection 89(14) of the Tax Act the amount of any deemed dividend under subsection 84(3) of the Tax Act arising on the redemption as an eligible dividend.

(i)
LAC Redemption

LAC will redeem for cancellation all of the LAC Preference Shares held by Spinco in consideration for the aggregate of the LAC Redemption Amount. LAC will issue the LAC Redemption Note to Spinco in payment of the aggregate of the LAC Redemption Amount. All of the LAC Preference Shares will be cancelled.

LAC is deemed to designate under subsection 89(14) of the Tax Act the amount of any deemed dividend under subsection 84(3) of the Tax Act arising on the redemption as an eligible dividend.

Appendix A-11

(j)
Second LAC Share Exchange

Each Participating Shareholder will transfer each LAC Class A Common Share held by such Participating Shareholder to LAC in exchange for one Common Share. The aggregate amount added to the capital of the Common Shares will be equal to the PUC of the exchanged LAC Class A Common Shares. The LAC Class A Common Shares so exchanged will be cancelled.

(k)
Set-Off

Pursuant to a settlement agreement between LAC and Spinco: (i) LAC will repay the LAC Redemption Note by transferring to Spinco its Spinco Redemption Note; (ii) Spinco will repay the Spinco Redemption Note by transferring to LAC its LAC Redemption Note; and (iii) each of the LAC Redemption Note and the Spinco Redemption Note will be cancelled.

(l)
Name Change of LAC and Elimination of Certain Classes of Shares

The Articles and Notice of Articles of LAC will be altered to:

(i)
change the name of LAC from “Lithium Americas Corp.” to “Lithium Americas (Argentina) Corp”; and
(ii)
eliminate the LAC Class A Common Shares and the LAC Preference Shares from the authorized share capital of LAC, such that, immediately following such alteration, LAC will be authorized to issue an unlimited number of Common Shares.
(m)
Name Change of Spinco and Elimination of Certain Classes of Shares

The Articles and Notice of Articles of Spinco will be altered to:

(i)
change the name of Spinco from “1397468 B.C. Ltd.” to “Lithium Americas Corp.”; and
(ii)
eliminate the Spinco Preference Shares from the authorized share capital of Spinco, such that, immediately following such alteration, Spinco will be authorized to issue an unlimited number of Spinco Common Shares.
(n)
Change in Directors
(i)
the following directors of LAC will resign from the Board: Fabiana Chubbs, Kelvin Dushnisky, Jonathan Evans, Yuan Gao and Jinhee Magie;
(ii)
the number of directors of LAC will be reduced to six (6) and the directors of LAC will be Diego Lopez Casanello, Robert Doyle, George Ireland, John Kanellitsas, Franco Mignacco, and Calum Morrison, such directors to hold office until the close of the next annual meeting of shareholders of LAC or until their successors are elected or appointed;

Appendix A-12

(iii)
the number of directors of Spinco will be set at eight (8) and the directors of Spinco will be Michael Brown, Fabiana Chubbs, Kelvin Dushnisky, Jonathan Evans, Yuan Gao, Zach Kirkman, Jinhee Magie and Philip Montgomery, such directors to hold office until the close of the next annual meeting of shareholders of Spinco or until their successors are elected or appointed;
(iv)
until the next annual meeting of shareholders of LAC, the directors of LAC will have the authority to appoint one or more additional directors on its Board who will hold office for a term expiring not later than the close of the next annual meeting of shareholders of LAC or until their successors are elected or appointed, but the total number of directors so appointed may not exceed one third of the number of Persons who become directors of LAC, as contemplated by Section 2.3(n)(ii); and
(v)
until the next annual meeting of shareholders of Spinco, the directors of Spinco will have the authority to appoint one or more additional directors on its board of directors who will hold office for a term expiring not later than the close of the next annual meeting of shareholders of Spinco or until their successors are elected or appointed, but the total number of directors so appointed may not exceed one third of the number of Persons who become directors of Spinco, as contemplated by Section 2.3(n)(iii).

2.4 Registers of Security Holders

(a)
Upon the deemed transfer of the Common Shares held by Dissenting Shareholders pursuant to Section 2.3(a), the name of each Dissenting Shareholder will be deemed to be removed from the register of holders of Common Shares.
(b)
Upon the First LAC Share Exchange of the Common Shares pursuant to Section 2.3(e), the name of each registered Participating Shareholder will be deemed to be removed from the register of holders of Common Shares and will be deemed to be added to the registers of holders of LAC Class A Common Shares and LAC Preference Shares as the holder of the number of LAC Class A Common Shares and LAC Preference Shares, respectively, issued to such registered Participating Shareholder and will be deemed to be the registered owner thereof.
(c)
Upon the transfer of the LAC Preference Shares pursuant to Section 2.3(f), (i) the name of each registered Participating Shareholder will be deemed to be removed from the register of holders of LAC Preference Shares and will be deemed to be added to the register of holders of Spinco Common Shares, and (ii) Spinco will be deemed to be recorded on the register of holders of LAC Preference Shares and will be deemed to be the legal and beneficial owner thereof.
(d)
Upon the transfer of the Distribution Property pursuant to Section 2.3(g), LAC will be deemed to be added to the register of holders of Spinco Preference Shares, and will be deemed to be the legal and beneficial owner thereof.

Appendix A-13

(e)
Upon the redemption of the Spinco Preference Shares pursuant to Section 2.3(h), LAC will be deemed to be removed from the register of holders of Spinco Preference Shares and appropriate entries will be made in the register of holders of Spinco Preference Shares to reflect the cancellation of such shares.
(f)
Upon the redemption of the LAC Preference Shares pursuant to Section 2.3(i), Spinco will be deemed to be removed from the register of holders of LAC Preference Shares and appropriate entries will be made in the register of holders of LAC Preference Shares to reflect the cancellation of such shares.
(g)
Upon the Second LAC Share Exchange of the LAC Class A Common Shares pursuant to Section 2.3(j), the name of each registered Participating Shareholder will be deemed to be removed from the register of holders of LAC Class A Common Shares and will be deemed to be added to the register of holders of Common Shares as the holder of the number of Common Shares issued to such registered Participating Shareholder and will be deemed to be the registered owner thereof.

2.5 Arrangement Effectiveness

The Arrangement will become finally and conclusively binding and effective as at the Effective Time.

2.6 Deemed Fully Paid and Non-Assessable Shares

All LAC Class A Common Shares, LAC Preference Shares, Spinco Common Shares, Spinco Preference Shares and Common Shares issued pursuant hereto will be deemed to be or have been validly issued and outstanding as fully paid and non-assessable shares for all purposes of the BCBCA.

2.7 Supplementary Actions

Notwithstanding that the transaction and events set out in Section 2.3 hereof will occur, and shall be deemed to occur, in the order therein set out without any other authorization, act or formality, each of LAC and Spinco will make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be required to further document or evidence any of the transactions or events set out in Section 2.3 hereof, including any resolution of directors authorizing the issue, transfer or purchase for cancellation of shares, any share transfer powers evidencing the transfer of shares and any receipt therefor, any promissory notes and receipts therefor and any necessary additions to, or deletions from, share registers.

Appendix A-14

Article 3

Rights of Dissent

3.1 Rights of Dissent

(a)
Registered holders of Common Shares may exercise rights of dissent with respect to their Common Shares pursuant to and in the manner set forth in sections 237 to 247 of the BCBCA as modified by the Interim Order and this Article 3 (“Dissent Rights”) in connection with the Arrangement; provided that, notwithstanding section 242(1)(a) of the BCBCA, the written notice setting forth such a registered holder’s objection to the Arrangement Resolution referred to in section 242(1)(a) of the BCBCA must be received by LAC no later than 5:00 p.m. on the day that is two Business Days immediately preceding the date of the Meeting (as it may be adjourned or postponed from time to time). Dissenting Shareholders who duly exercise their Dissent Rights in accordance with this Section 3.1 and who:
(i)
are ultimately entitled to be paid fair value for their Common Shares, (A) will be deemed to have transferred the Common Shares held by them and in respect of which Dissent Rights have been validly exercised to LAC, free and clear of all liens, claims and encumbrances, as set out in Section 2.3(a), (B) will be deemed not to have participated in the transactions in respect of such Common Shares in Section 2.3 (other than Section 2.3(a)), (C) will be entitled to be paid the fair value of such Common Shares, which fair value, notwithstanding anything to the contrary contained in section 237 of the BCBCA, will be determined as of the close of business on the day before the Arrangement Resolution was adopted, and (D) will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holders not exercised their Dissent Rights in respect of such Common Shares; or
(ii)
are ultimately not entitled, for any reason, to be paid fair value for such Common Shares, will be deemed to have participated in the Arrangement as of and from the Effective Time on the same basis as a Participating Shareholder.

3.2 Recognition of Dissenting Shareholders

(a)
In no circumstances will the parties or any other Person be required to recognize a Person exercising Dissent Rights unless such Person is the registered holder of Common Shares in respect of which such Dissent Rights are purported to be exercised.
(b)
From and after the Effective Time, neither LAC nor Spinco nor any other Person will be required to recognize a Dissenting Shareholder as a holder of Common Shares or as a holder of any securities of any of LAC or Spinco or any of their respective Subsidiaries and, subject to re-instatement pursuant to Section 3.1(a)(ii) above, at the Effective Time, the names of the Dissenting Shareholders will be deleted from the register of holders of Common Shares previously maintained or

Appendix A-15

caused to be maintained by LAC in accordance with Section 2.4(a). In addition to any other restrictions in the Interim Order and under section 237 of the BCBCA, for greater certainty, none of the following Persons will be entitled to exercise Dissent Rights: (i) any holder of Old LAC Equity Awards; (ii) any Person who is not a registered holder of Common Shares; and (iii) any holder of LAC Class A Common Shares, Spinco Common Shares or Spinco Preference Shares.

3.3 Dissent Right Availability

A registered holder of Common Shares will not be entitled to exercise Dissent Rights with respect to Common Shares if such registered holder votes (or instructs, or is deemed, by submission of any incomplete proxy, to have instructed his, her or its proxyholder to vote) in favour of the Arrangement Resolution.

3.4 Withholding Taxes

All payments made to a Dissenting Shareholder pursuant to this Article 3 will be subject to, and paid net of, all applicable withholding taxes pursuant to Section 4.3 of this Plan of Arrangement.

Article 4

Certificates and Payments

4.1 Entitlement to Share Certificates

(a)
After the Effective Time and until surrendered for cancellation as contemplated under Section 4.1(d), each share certificate(s) and/or DRS Advice(s), as applicable, that immediately prior to the Effective Time represented one or more outstanding Common Shares (other than any Common Shares held by Dissenting Shareholders) will be deemed at all times to represent only such Participating Shareholder’s right to receive in exchange therefor: (i) a certificate or a DRS Advice representing the Common Shares issued under the Second LAC Share Exchange, and (ii) a certificate or a DRS Advice representing the Spinco Common Shares, respectively, that such holder is entitled to receive in accordance with the provisions of Section 2.3.
(b)
As soon as practicable following the Effective Date, LAC will issue and deliver, or cause its Transfer Agent to issue and deliver, to the Depositary in escrow certificates and/or DRS Advices representing sufficient Common Shares bearing the new name “Lithium Americas (Argentina) Corp.” to satisfy the aggregate Common Shares issuable to LAC Shareholders (other than Dissenting Shareholders) pursuant to the Second LAC Share Exchange under the Arrangement and in accordance with this Plan of Arrangement, which Common Shares will be held by the Depositary as agent and nominee for such Participating Shareholders for distribution thereto in accordance with Section 4.1(d).
(c)
As soon as practicable following the Effective Date, Spinco will issue and deliver, or cause its Transfer Agent to issue and deliver, to the Depositary in escrow

Appendix A-16

certificates and/or DRS Advices representing sufficient Spinco Common Shares bearing the new name “Lithium Americas Corp.” to satisfy the aggregate Spinco Common Shares issuable to LAC Shareholders (other than Dissenting Shareholders) under the Arrangement and in accordance with this Plan of Arrangement, which Spinco Common Shares will be held by the Depositary as agent and nominee for such Participating Shareholders for distribution thereto in accordance with Section 4.1(d).
(d)
As soon as practicable after the surrender to the Depositary for cancellation of a certificate or a DRS Advice that immediately before the Effective Time represented one or more outstanding Common Shares (other than Common Shares held by Dissenting Shareholders), together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the holder (other than Dissenting Shareholders) of such surrendered certificate or DRS Advice will be entitled to receive in exchange therefor: (i) a certificate or a DRS Advice representing the Common Shares issued under the Second LAC Share Exchange; and (ii) a certificate or a DRS Advice representing the Spinco Common Shares, respectively, that such holder is entitled to receive in accordance with the provisions of Section 2.3.
(e)
Any Common Shares traded after the Effective Time will represent Common Shares as of the Effective Time and will not carry any rights to receive Spinco Common Shares.
(f)
Recognizing that the LAC Class A Common Shares to be issued under the First LAC Share Exchange pursuant to Section 2.3(e) will be cancelled upon exchange thereof for Common Shares under the Second LAC Share Exchange pursuant to Section 2.3(j), LAC will not issue or deliver any share certificate(s), DRS Advice(s) or other instrument(s) representing LAC Class A Common Shares.
(g)
No certificate(s), DRS Advice(s) or other instrument(s) will be issued or delivered to evidence the LAC Preference Shares issued to Participating Shareholders under Section 2.3(e) or the Spinco Preference Shares issued to LAC under Section 2.3(g).

4.2 Lost Certificates

If any certificate representing, immediately prior to the Effective Time, one or more outstanding Common Shares has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and the giving by such Person of a bond and/or indemnity satisfactory to LAC, Spinco and the Depositary in such sum as LAC, Spinco and the Depositary may determine against any claim that may be made against LAC and Spinco with respect to the certificate alleged to have been lost, stolen or destroyed, the Depositary will make such distribution or delivery in respect of the Common Shares represented by such lost, stolen or destroyed certificate as determined in accordance with Section 4.1(a).

Appendix A-17

4.3 Distributions with respect to Unsurrendered Certificates

No dividend or other distribution declared or made after the Effective Time with respect to Common Shares or Spinco Common Shares with a record date after the Effective Time will be delivered to the holder of any unsurrendered certificate or DRS Advice that, immediately prior to the Effective Time, represented outstanding Common Shares, unless and until the holder (other than Dissenting Shareholders) of such certificate will have complied with the provisions of Section 4.1(d), and, if applicable, Section 4.2. Subject to Applicable Law and to Section 4.4 and Section 4.5, at the time of such compliance, there will, in addition to the delivery of the Common Shares and Spinco Common Shares to which such holder is thereby entitled, be delivered to such holder, without interest, the amount of the dividend or other distribution with a record date after the Effective Time theretofore paid with respect to Common Shares and/or Spinco Common Shares, as applicable.

4.4 Limitation and Proscription

If (a) any former LAC Shareholder has not complied with the provisions of Section 4.1 or Section 4.2, as applicable, or (b) any payment made by the Depositary pursuant to this Arrangement (including Section 4.3) has not been deposited or has been returned to the Depositary or otherwise remains unclaimed, in each case, on or before the date that is three (3) years after the Effective Date (the “Final Proscription Date”), then, on such Final Proscription Date: (i) such former LAC Shareholder will be deemed to have donated and forfeited to LAC or its successors, all such Common Shares held by the Depositary in trust for such former holder to which such former holder was entitled under the Arrangement; (ii) such former LAC Shareholder will be deemed to have donated and forfeited to Spinco or its successors, all such Spinco Common Shares held by the Depositary in trust for such former holder to which such former holder was entitled under the Arrangement; (iii) the Common Shares and Spinco Common Shares that such former LAC Shareholder was entitled to receive under Section 4.1(a) will be automatically cancelled without any repayment of capital in respect thereof and the interest of such former LAC Shareholder in such shares will be terminated; (iv) the certificate(s), DRS Advice(s) or other documentation or instrument(s) representing such Common Shares and Spinco Common Shares will be delivered by the Depositary to LAC (in the case of the Common Shares) and to Spinco (in the case of the Spinco Common Shares) for cancellation; (v) all certificate(s), DRS Advice(s) or other documentation or instrument(s) representing Common Shares formerly held by such former holder immediately prior to the Effective Time will cease to represent any claim or interest of any nature whatsoever and will be deemed to have been surrendered to LAC and will be cancelled; and (vi) any payment made and any other right or claim to payment hereunder (including under Section 4.3) that remains outstanding will cease to represent any claim or interest of any nature whatsoever and will be deemed to have been surrendered to LAC (in the case of payments relating to the Common Shares) and to Spinco (in the case of payments relating to the Spinco Common Shares). None of the parties, or any of their respective successors, will be liable to any Person in respect of any Common Shares, Spinco Common Shares or any payment which is forfeited to LAC or Spinco or terminated pursuant to this Section 4.4 or delivered to any public official pursuant to any applicable abandoned property, escheat or similar Applicable Law.

Appendix A-18

4.5 Withholding Rights

Each of LAC and Spinco (and the Depositary and their Transfer Agents on their behalf) will be entitled to deduct and withhold (or cause to be deducted or withheld) from any amounts payable under this Plan of Arrangement to any Person, including LAC Shareholders exercising Dissent Rights, such Taxes or other amounts as each of LAC and Spinco is required or permitted to deduct and withhold with respect to such payment. To the extent that Taxes or other amounts are so withheld, such withheld amounts will be treated for all purposes hereof as having been paid to the Person, in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

4.6 No Liens

Any exchange or transfer of securities pursuant to this Plan of Arrangement will be free and clear of any liens, claims or encumbrances of third parties of any kind, except for claims of the transferring or exchanging securityholder to be paid the consideration payable to such securityholder pursuant to the terms of this Plan of Arrangement.

Article 5

Amendments

5.1 Amendments to Plan of Arrangement

(a)
This Plan of Arrangement may at any time and from time to time whether before or after the Interim Order or the Final Order, but not later than the Effective Date, be amended, modified and/or supplemented unilaterally by LAC, provided that each such amendment, modification or supplement is contained in a written document which is filed with the Court and, if made following the Meeting, is approved by the Court and communicated to Shareholders if and as required by the Court.
(b)
Any amendment, modification and/or supplement to this Plan of Arrangement may be proposed by LAC at any time prior to or at the Meeting with or without any other prior notice or communication and, if so proposed and accepted by the Persons voting at the Meeting (other than as may be required under the Interim Order), will become part of this Plan of Arrangement for all purposes.
(c)
Any amendment, modification and/or supplement to this Plan of Arrangement which is approved or directed by the Court following the Meeting will be effective only if it is consented to by LAC and, if required by the Court, is consented to by some or all of the LAC Shareholders voting in the manner directed by the Court.
(d)
Any amendment, modification and/or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by LAC, provided that it concerns a matter which, in the reasonable opinion of LAC, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any former holder of Common Shares.

Appendix A-19

(e)
Notwithstanding anything in this Plan of Arrangement or the Arrangement Agreement, LAC will be entitled at any time and from time to time prior to or following the Meeting to amend, modify and/or supplement any term of this Plan of Arrangement to give effect to any pre-Arrangement reorganization implemented in accordance with the terms of the Arrangement Agreement or to any amendments, modifications and/or supplements required pursuant to the Tax Rulings, in each case, without any prior notice or communication or approval of the Court or the LAC Shareholders, provided such modifications are not adverse to the financial or economic interests of the LAC Shareholders.

Article 6

Further Assurances

6.1 Further Assurances

Notwithstanding that the transactions and events set out herein will occur and will be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement will make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

6.2 Paramountcy

From and after the Effective Time: (a) this Plan of Arrangement will take precedence and priority over all Common Shares and Old LAC Equity Awards outstanding prior to the Effective Time, (b) the rights and obligations of the LAC Shareholders, holders of the Old LAC Equity Awards, LAC, Spinco, the Depositary, the Transfer Agent and any other registrar or transfer agent or other depositary therefor in relation thereto, will be solely as provided for in this Plan of Arrangement, and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Common Shares or Old LAC Equity Awards will be deemed to have been settled, compromised, released and determined without liability except as set out in this Plan of Arrangement.

Article 7

Termination

7.1 Termination

Notwithstanding any prior approvals by the Court or by LAC Shareholders, the Board of Directors may decide not to proceed with the Arrangement and to revoke the Arrangement Resolution at any time prior to the Effective Date, without further approval of the Court or the LAC Shareholders. Upon termination of this Plan of Arrangement, no party will have any liability or further obligation to any other party or Person hereunder other than as set out in the Arrangement Agreement.

[Page intentionally left blank.]

Appendix A-20

Exhibit I

Amendments to LAC Articles and Notice of Articles of Lithium Americas Corp.

The Articles and Notice of Articles of Lithium Americas Corp. (including its successors, the “Company”) are amended as follows in accordance with the provisions of the plan of arrangement involving the Company, its shareholders and 1397468 B.C. Ltd. under section 288 of the Business Corporation Act (British Columbia) (the “Plan of Arrangement”):

(a)
to alter the authorized share structure of the Company by creating a class of Class A Voting Common Shares Without Par Value (referred to as the “LAC Class A Common Shares” in the Plan of Arrangement) and a class of Preference Shares Without Par Value (referred to as the “LAC Preference Shares” in the Plan of Arrangement);
(b)
to provide that there be no maximum number of Class A Voting Common Shares Without Par Value or Preference Shares Without Par Value that the Company is authorized to issue, respectively;
(c)
to alter the Articles of the Company by attaching to the Common Shares Without Par Value (referred to as the “Common Shares” in the Plan of Arrangement), the Class A Voting Common Shares Without Par Value, and the Preference Shares Without Par Value the respective special rights and restrictions set out in paragraph (f) below;
(d)
to alter the Notice of Articles of the Company to give effect to the foregoing;
(e)
to delete Article 2.1 of the Articles of the Company in its entirety and replace it with the following Article 2.1 to give effect to the foregoing:

“2.1 Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series described in the Notice of Articles of the Company, such shares having the respective special rights, privileges, restrictions and conditions attaching thereto as set out in Articles 27, 28 and 29 of these Articles.”

(f)
to add to the Articles of the Company, immediately following Article 26 of the Articles of the Company, the following Articles 27, 28 and 29:

“27. SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO COMMON SHARES WITHOUT PAR VALUE

27.1 Common Share Without Par Value Special Rights and Restrictions

The Common Shares Without Par Value (the “Common Shares”) have attached to them the special rights and restrictions set out in this Article 27.

Exhibit 1

27.2 Payment of Dividends

The holders of the Common Shares will be entitled to receive dividends if, as and when declared by the board of directors of the Company out of the assets of the Company properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors of the Company may from time to time determine. Subject to the rights of the holders of any other class of shares of the Company entitled to receive dividends in priority to the holders of the Common Shares, the board of directors of the Company may in its sole discretion declare dividends on the Common Shares to the exclusion of any other class of shares of the Company.

27.3 Participation upon Liquidation, Dissolution or Winding Up

In the event of the liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, no amount will be paid and no property or assets of the Company will be distributed to the holders of the Common Shares unless the holders of the Preference Shares (as hereinafter defined) have received from the property and assets of the Company the amount to which they are entitled pursuant to these Articles and thereafter the holders of the Common Shares will be entitled to all remaining property and assets of the Company pari passu on a share for share basis with the holders of the Class A Common Shares (as hereinafter defined).

27.4 Voting Rights

The holders of the Common Shares will be entitled to receive notice of and to attend all meetings of the shareholders of the Company and to one vote in respect of each Common Share held at all such meetings, except for meetings at which or for matters with respect to which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series.

28. SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO CLASS A VOTING COMMON SHARES WITHOUT PAR VALUE

28.1 Class A Voting Common Share Without Par Value Special Rights and Restrictions

The Class A Voting Common Shares Without Par Value (the “Class A Common Shares”) have attached to them the special rights and restrictions set out in this Article 28.

28.2 Payment of Dividends

The holders of the Class A Common Shares will be entitled to receive dividends if, as and when declared by the board of directors of the Company out of the assets of the Company properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors of the Company may from time to

Exhibit 2

time determine. Subject to the rights of the holders of any other class of shares of the Company entitled to receive dividends in priority to the holders of the Class A Common Shares, the board of directors of the Company may in its sole discretion declare dividends on the Class A Common Shares to the exclusion of any other class of shares of the Company.

28.3 Participation upon Liquidation, Dissolution or Winding Up

In the event of the liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, no amount will be paid and no property or assets of the Company will be distributed to the holders of the Class A Common Shares unless the holders of the Preference Shares have received from the property and assets of the Company the amount to which they are entitled pursuant to these Articles and thereafter the holders of the Class A Common Shares will be entitled to all remaining property and assets of the Company pari passu on a share for share basis with the holders of the Common Shares.

28.4 Voting Rights

The holders of the Class A Common Shares will be entitled to receive notice of and to attend all meetings of the shareholders of the Company and to two votes in respect of each Class A Common Share held at all such meetings, except for meetings at which or for matters with respect to which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series.

29. SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO THE PREFERENCE SHARES WITHOUT PAR VALUE

29.1 Preference Share Without Par Value Special Rights and Restrictions

The Preference Shares Without Par Value (the “Preference Shares”) have attached to them the special rights and restrictions set out in this Article 29.

29.2 Non-Cumulative Dividends

The holders of the Preference Shares will be entitled to receive non-cumulative dividends if, as and when declared by the board of directors of the Company out of the assets of the Company properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors of the Company may from time to time determine. The board of directors of the Company may in its sole discretion declare noncumulative dividends on the Preference Shares to the exclusion of any other class of shares of the Company.

Exhibit 3

29.3 Redemption by Company

Subject to the provisions of the Business Corporations Act, the Company may redeem at any time the whole or from time to time any part of the then outstanding Preference Shares on payment of an amount for each share to be redeemed equal to the Redemption Price (as hereinafter defined), plus all declared and unpaid dividends thereon, the whole constituting and being herein referred to as the “Redemption Amount”. The Redemption Amount will be paid in cash money or, at the discretion of the Company, by the issuance of one or more promissory notes.

29.4 Redemption at Option of Holder

A holder of Preference Shares will be entitled to require the Company to redeem, subject to the requirements of the Business Corporations Act, at any time the whole or from time to time any part of the Preference Shares then held by such holder by delivering an irrevocable request in writing specifying that the holder desires to have all or any part of the Preference Shares registered in such holder’s name redeemed by the Company, together with the share certificate or certificates, if any, representing the Preference Shares which the registered holder desires to have the Company redeem. Upon receipt of such a request together with the share certificate or certificates representing the Preference Shares, if the Preference Shares which the holder desires to have the Company redeem are certificated, the Company will redeem such Preference Shares by paying to such holder the Redemption Amount for each such Preferred Share being redeemed. The Preference Shares will be redeemed and the holder of such shares will cease to be entitled to dividends and will not be entitled to exercise any of the rights of a holder of Preference Shares in respect thereof unless payment of the Redemption Amount is not made on the date specified for redemption, in which event the rights of the holder of the said Preference Shares will remain unaffected.

29.5 Redemption Price

In this Article 29, the term “Redemption Price” in respect of each Preference Share means an amount equal to: (i) the product of the aggregate fair market value of all of the Common Shares issued and outstanding immediately before the exchange of such shares pursuant to section 2.3(e) of the Plan of Arrangement (the “Plan of Arrangement”) involving the Company, its shareholders and Spinco (as defined in the Plan of Arrangement) and the Butterfly Percentage (as defined in the Plan of Arrangement), divided by (ii) the number of Preference Shares issued and outstanding, plus all declared but unpaid dividends therefrom.

For purposes of subsection 191(4) of the Income Tax Act (Canada), the amount specified in respect of each Preference Share will be the amount specified by an officer or director of the Company in a certificate that is made (i) effective concurrently with the issuance of such Preference Share and (ii) pursuant to a resolution of the board of directors of the Company authorizing the issuance of such Preference Share, such amount to be expressed as a dollar amount (and not as a

Exhibit 4

formula) that is not higher than the net fair market value of the consideration for which such Preference Share is issued.

29.6 Cancellation

Any Preference Shares that are redeemed by the Company pursuant to any of the provisions of these Articles will for all purposes be considered to have been redeemed on, and will be cancelled concurrently with, the payment by the Company to or to the benefit of the holder thereof of the Redemption Amount.

29.7 Participation upon Liquidation, Dissolution or Winding Up

In the event of the liquidation, dissolution or winding up of the Company or other distribution of property or assets of the Company among its shareholders for the purpose of winding up its affairs, each holder of a Preference Share will be entitled in respect of each such share to receive from the property and assets of the Company an amount equal to the Redemption Amount in respect of that share before any amount will be paid or any property or asset of the Company distributed to the holders of the Common Shares and the Class A Common Shares, following which payment the holders of the Preference Shares will not be entitled to share any further in the distribution of the property or assets of the Company.

29.8 Voting Rights

The holders of the Preference Shares will not be entitled to receive notice of or to attend or vote at any meetings of the shareholders of the Company and will not have any voting rights, except as required by applicable law.

29.9 No Dilution

For so long as any Preference Shares are outstanding, the Company will not (i) declare or pay any dividend on the Class A Common Shares, (ii) redeem or purchase for cancellation or otherwise any of the Class A Common Shares, (iii) declare or pay any dividend on the Common Shares, or (iv) redeem or purchase for cancellation or otherwise any of the Common shares.”

Exhibit 5

Exhibit II

LITHIUM AMERICAS CORP.

SECOND AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(as amended by the Board on May 15, 2023)

Part 1

Purpose

1.1 Purpose

The purpose of this Plan is to secure for the Company and its shareholders the benefits inherent in share ownership by the employees and directors of the Company and its affiliates who, in the judgment of the Board, will be largely responsible for its future growth and success. It is generally recognized that equity incentive plans of the nature provided for herein aid in retaining and encouraging employees and directors of exceptional ability because of the opportunity offered them to acquire a proprietary interest in the Company.

1.2 Available Awards

Awards that may be granted under this Plan include:

(a)
Options;
(b)
Deferred Share Units; and
(c)
Restricted Share Rights (time based or in the form of Performance Share Units).

Part 2

Interpretation

2.1 Definitions

(a)
“Affiliate” has the meaning set forth in the BCA.
(b)
“Arrangement Deferred Share Units” means Deferred Share Units issued as part of the Plan of Arrangement in partial exchange for Outstanding Deferred Share Units.
(c)
“Arrangement Departing Participant” has such meaning ascribed thereto in Section 9.2 of this Plan.
(d)
“Arrangement Effective Date” means the Effective Date as such term is defined in the Plan of Arrangement.
(e)
“Arrangement Effective Time” means the Effective Time as such term is defined in the Plan of Arrangement.

Exhibit 1

(f)
“Arrangement Restricted Share Rights” means Restricted Share Rights issued as part of the Plan of Arrangement in partial exchange for Outstanding Restricted Share Rights.
(g)
“Award” means any right granted under this Plan, including Options, Restricted Share Rights and Deferred Share Units.
(h)
“BCA” means the Business Corporations Act (British Columbia).
(i)
“Blackout Period” means a period in which the trading of Shares or other securities of the Company is restricted under the Company’s Corporate Disclosure, Confidentiality and Securities Trading Policy, or under any similar policy of the Company then in effect.
(j)
“Board” means the board of directors of the Company.
(k)
“Cashless Surrender Right” has the meaning set forth in Section 3.5 of this Plan.
(l)
“CEO” means the Chief Executive Officer of the Company.
(m)
“Change of Control” means, for greater certainty except for any transaction under the Plan of Arrangement, the occurrence and completion of any one or more of the following events:
(A)
the Company shall not be the surviving entity in a merger, amalgamation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company);
(B)
the Company shall sell or otherwise transfer, including by way of the grant of a leasehold interest or joint venture interest (or one or more subsidiaries of the Company shall sell or otherwise transfer, including without limitation by way of the grant of a leasehold interest or joint venture interest) property or assets (i) aggregating more than 50% of the consolidated assets (measured by either book value or fair market value) of the Company and its subsidiaries as at the end of the most recently completed financial year of the Company or (ii) which during the most recently completed financial year of the Company generated, or during the then current financial year of the Company are expected to generate, more than 50% of the consolidated operating income or cash flow of the Company and its subsidiaries, to any other person or persons (other than one or more Designated Affiliates of the Company), in which case the Change of Control shall be deemed to occur on the date of transfer of the assets representing one dollar more than 50% of the consolidated assets in the case of clause (i) or 50% of the consolidated operating income or cash flow in the case of clause (ii), as the case may be;

Exhibit 2

(C)
the Company is to be dissolved and liquidated;
(D)
any person, entity or group of persons or entities acting jointly or in concert acquires or gains ownership or control (including, without limitation, the power to vote) more than 50% of the Company’s outstanding voting securities; or
(E)
as a result of or in connection with: (i) the contested election of directors, or; (ii) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisitions involving the Company or any of its Affiliates and another corporation or other entity in office immediately preceding such election or appointment, the nominees named in the most recent management information circular of the Company for election to the Board shall not constitute a majority of the Board (unless in the case of (ii) such election or appointment is approved by 50% or more of the Board prior to the completion of such transaction).

For the purposes of the foregoing, “voting securities” means Shares and any other shares entitled to vote for the election of directors and shall include any securities, whether or not issued by the Company, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors, including any options or rights to purchase such shares or securities.

(n)
“Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable United States Treasury Regulations and other binding guidance thereunder.
(o)
“Committee” has the meaning attributed thereto in Section 8.1.
(p)
“Company” means Lithium Americas Corp. (and from and after the completion of the Plan of Arrangement the same corporation as renamed pursuant to the Plan of Arrangement, if applicable), a company existing under the BCA and its successors.
(q)
“Deferred Payment Date” for a Participant means the date after the Restricted Period which is the earlier of (i) the date which the Participant has elected to defer receipt of Shares underlying the Restricted Share Rights in accordance with Section 4.4 of this Plan; and (ii) the Participant’s Separation Date.
(r)
“Deferred Share Unit” means the agreement by the Company to pay, and the right of the Participant to receive, a Deferred Share Unit Payment for each Deferred Share Unit held, evidenced by way of book-keeping entry in the books of the Company and administered pursuant to this Plan.
(s)
“Deferred Share Unit Grant Letter” has the meaning ascribed thereto in Section 5.2 of this Plan.

Exhibit 3

(t)
“Deferred Share Unit Payment” means, subject to any adjustment in accordance with Section 5.5 of this Plan, the issuance to a Participant of one previously unissued Share for each whole Deferred Share Unit credited to such Participant.
(u)
“Delegated Options” has the meaning ascribed thereto in Section 3.3 of this Plan.
(v)
“Designated Affiliate” means affiliates of the Company designated by the Committee from time to time for purposes of this Plan.
(w)
“Director Retirement” in respect of a Participant, means the Participant ceasing to hold any directorships with the Company, any Designated Affiliate and any entity related to the Company for purposes of the Income Tax Act (Canada) after attaining a stipulated age in accordance with the Company’s normal retirement policy, or earlier with the Company’s consent.
(x)
“Director Separation Date” means the date that a Participant ceases to hold any directorships with the Company and any Designated Affiliate due to a Director Retirement or Director Termination and also ceases to serve as an employee or consultant with the Company, any Designated Affiliate and any entity related to the Company for the purposes of the Income Tax Act (Canada).
(y)
“Director Termination” means the removal of, resignation or failure to re-elect the Eligible Director (excluding a Director Retirement) as a director of the Company, a Designated Affiliate and any entity related to the Company for purposes of the Income Tax Act (Canada).
(z)
“Eligible Directors” means the directors of the Company or any Designated Affiliate who are, as such, eligible for participation in this Plan.
(aa)
“Eligible Employees” means employees (including employees who are officers and directors) of the Company or any Designated Affiliate thereof, whether or not they have a written employment contract with Company, determined by the Committee as employees eligible for participation in this Plan. Eligible Employees shall include Service Providers eligible for participation in this Plan as determined by the Committee.
(bb)
“Fair Market Value” means, with respect to a Share subject to an Award, the volume weighted average price of the Shares on the New York Stock Exchange (or the Toronto Stock Exchange if the Company is not then listed on the New York Stock Exchange) for the five (5) days on which Shares were traded immediately preceding the date in respect of which Fair Market Value is to be determined or, if the Shares are not, as at that date listed on the New York Stock Exchange or the Toronto Stock Exchange, on such other exchange or exchanges on which the Shares are listed on that date. If the Shares are not listed and posted for trading on an exchange on such day, the Fair Market Value shall be such price per Share as the Board, acting in good faith, may determine.

Exhibit 4

(cc)
“Form S-8” means the Form S-8 registration statement promulgated under the U.S. Securities Act.
(dd)
“Good Reason” in respect of an employee or officer of the Company or any of its Affiliates, means a material adverse change imposed by the Company or an Affiliate (as the case may be), without the consent of such employee or officer, as applicable, in position, responsibilities, salary, benefits, perquisites, as they exist immediately prior to the Change of Control, or a material diminution of title imposed by the Company or the Affiliate (as the case may be), as it exists immediately prior to the Change of Control, and includes other events defined as “Good Reason” under any employment agreement of such employee or officer with the Company or its Affiliate.
(ee)
“Insider” has the meaning set out in the TSX Company Manual.
(ff)
“Option” means an option to purchase Shares granted under the terms of this Plan.
(gg)
“Option Period” means the period during which an Option is outstanding.
(hh)
“Option Shares” has the meaning set forth in Section 3.5 of this Plan.
(ii)
“Optionee” means an Eligible Employee or Eligible Director to whom an Option has been granted under the terms of this Plan.
(jj)
“Outstanding Deferred Share Units” means Deferred Share Units outstanding immediately prior to the Arrangement Effective Time which, as part of the Plan of Arrangement, were exchanged for Arrangement Deferred Share Units and cancelled.
(kk)
“Outstanding Restricted Share Rights” means Restricted Share Rights outstanding immediately prior to the Arrangement Effective Time which, as part of the Plan of Arrangement, were exchanged for Arrangement Restricted Share Rights and cancelled.
(ll)
“Participant” means an Eligible Employee or Eligible Director who participates in this Plan.
(mm)
“Performance Share Units” means Restricted Share Rights that are subject to performance conditions and/or multipliers and designated as such in accordance with Section 4.1 of this Plan.
(nn)
“Plan” means this second amended and restated equity incentive plan, as it may be further amended and restated from time to time.
(oo)
“Plan of Arrangement” means the plan of arrangement proposed under section 288 of the BCA which has become effective in accordance with the terms of an amended and restated arrangement agreement between the Company and Spinco dated June 14, 2023.

Exhibit 5

(pp)
“Restricted Period” means any period of time that a Restricted Share Right is not vested and the Participant holding such Restricted Share Right remains ineligible to receive the relevant Shares, determined by the Board in its absolute discretion, however, such period of time may be reduced or eliminated from time to time and at any time and for any reason as determined by the Board, including, but not limited to, circumstances involving death or disability of a Participant.
(qq)
“Restricted Share Right” or “Restricted Share Units” has such meaning as ascribed to such term at Section 4.1 of this Plan.
(rr)
“Restricted Share Right Grant Letter” has the meaning ascribed to such term in Section 4.2 of this Plan.
(ss)
“Retirement” in respect of an Eligible Employee, means the Eligible Employee ceasing to hold any employment with the Company or any Designated Affiliate after attaining a stipulated age in accordance with the Company’s normal retirement policy, or earlier with the Company’s consent.
(tt)
“Separation Date” means the date that a Participant ceases to be an Eligible Director or Eligible Employee.
(uu)
“Service Provider” means any person or company engaged by the Company or a Designated Affiliate to provide services for an initial, renewable or extended period of 12 months or more and that complies with the definition of “consultant” or “advisor” as set forth in Form S-8.
(vv)
“Shares” means the common shares of the Company.
(ww)
“Specified Employee” means a U.S. Taxpayer who meets the definition of “specified employee”, as defined in Section 409A(a)(2)(B)(i) of the Internal Revenue Code.
(xx)
“Spinco” means, prior to the completion of the Plan of Arrangement, 1397468 B.C. Ltd. (and from and after the completion of the Plan of Arrangement the same corporation as renamed pursuant to the Plan of Arrangement), a corporation incorporated under the BCA and its successors.
(yy)
“Spinco Designated Affiliate” means affiliates of Spinco designated by the board of directors of Spinco or the committee of the board of directors of Spinco authorized to administer the Spinco Equity Incentive Plan in accordance with its terms.
(zz)
“Spinco Equity Incentive Plan” has the meaning ascribed thereto in the Plan of Arrangement.
(aaa)
“Spinco Service Provider” has such meaning as ascribed to such term at Section 9.2(c) of this Plan.

Exhibit 6

(bbb)
“Termination” means the termination of the employment (or consulting services) of an Eligible Employee with or without cause by the Company or a Designated Affiliate or the cessation of employment (or consulting services) of the Eligible Employee with the Company or a Designated Affiliate as a result of resignation or otherwise, other than the Retirement of the Eligible Employee.
(ccc)
“Triggering Event” means (i) in the case of a director of the Company, the Director Termination of such director; (ii) in the case of an employee of the Company or any of its Affiliates, the termination of the employment of the employee without cause, as the context requires by the Company or the Affiliate or in the case of an officer of the Company or any of its Affiliates, the removal of or failure to re-elect or re-appoint the individual without cause as an officer of the Company or an Affiliate thereof; (iii) in the case of an employee or an officer of the Company or any of its Affiliates, his or her resignation following the occurrence of a Good Reason; (iv) in the case of a Service Provider, the termination of the services of the Service Provider by the Company or any of its Affiliates.
(ddd)
“U.S. Securities Act” means the United States Securities Act of 1933, as amended.
(eee)
“US Taxpayer” means a Participant who is a US citizen, US permanent resident or other person who is subject to taxation on their income under the United States Internal Revenue Code of 1986.

2.2 Interpretation

(a)
This Plan is created under and is to be governed, construed and administered in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.
(b)
Whenever the Board or Committee is to exercise discretion in the administration of the terms and conditions of this Plan, the term “discretion” means the sole and absolute discretion of the Board or Committee.
(c)
As used herein, the terms “Part” or “Section” mean and refer to the specified Part or Section of this Plan, respectively.
(d)
Where the word “including” or “includes” is used in this Plan, it means “including (or includes) without limitation”.
(e)
Words importing the singular include the plural and vice versa and words importing any gender include any other gender.
(f)
Unless otherwise specified, all references to money amounts are to Canadian dollars.

Exhibit 7

Part 3

Stock Options

3.1 Participation

The Company may from time-to-time grant Options to Participants pursuant to this Plan.

3.2 Price

The exercise price per Share of any Option shall be not less than one hundred per cent (100%) of the Fair Market Value of the Share on the date of grant.

3.3 Grant of Options

The Board, on the recommendation of the Committee, may at any time authorize the granting of Options to such Participants as it may select for the number of Shares that it shall designate, subject to the provisions of this Plan. The Board may also, by way of Board resolution, delegate to the CEO the authority to grant any of a designated number of Options (such number to be specified by the Board in the aforementioned resolution) to Eligible Employees, other than Eligible Employees who are officers or directors of the Company (such Options, the “Delegated Options”). The date of grant of an Option shall be (i) the date such grant was approved by the Committee for recommendation to the Board, provided the Board approves such grant; or (ii) for a grant of an Option not approved by the Committee for recommendation to the Board, the date such grant was approved by the Board; or (iii) in respect of Delegated Options, the date such grant is made by the CEO. Notwithstanding the foregoing, the Board may authorize the grant of Options at any time with such grant to be effective at a later date and the corresponding determination of the exercise price to be done at such date to accommodate any Blackout Period or such other circumstances where such delayed grant is deemed appropriate, and the date of grant of such Options shall then be the effective date of the grant.

Each Option granted to a Participant shall be evidenced by a stock option grant letter or agreement with terms and conditions consistent with this Plan and as approved by the Board on the recommendation of the Committee, or, in respect of Delegated Options, by the CEO (and in all cases which terms and conditions need not be the same in each case and may be changed from time to time, subject to Section 7.8 of this Plan, and the approval of any material changes by the Toronto Stock Exchange or such other exchange or exchanges on which the Shares are then traded).

Exhibit 8

3.4 Terms of Options

The Option Period shall be five (5) years from the date such Option is granted, or such greater or lesser duration as the Board, on the recommendation of the Committee, or in the case of Delegated Options, the CEO, may determine at the date of grant, and may thereafter be reduced with respect to any such Option as provided in Section 3.6 hereof covering termination of employment or death of the Optionee; provided, however, that at any time the expiry date of the Option Period in respect of any outstanding Option under this Plan should be determined to occur either during a Blackout Period or within ten (10) business days following the expiry of the Blackout Period, the expiry date of such Option Period shall be deemed to be the date that is the tenth (10th) business day following the expiry of the Blackout Period.

Unless otherwise determined from time to time by the Board, on the recommendation of the Committee, or, in respect of Delegated Options, by the CEO, Options shall vest and may be exercised (in each case to the nearest full Share) during the Option Period as follows:

(a)
at any time during the first six (6) months of the Option Period, the Optionee may purchase up to 25% of the total number of Shares reserved for issuance pursuant to his or her Option; and
(b)
at any time during each additional six (6) month period of the Option Period the Optionee may purchase an additional 25% of the total number of Shares reserved for issuance pursuant to his or her Option plus any Shares not purchased in accordance with the preceding subsection (a) and this subsection (b) until, after the 18th month of the Option Period, 100% of the Option will be exercisable.

Except as set forth in Section 3.6, no Option may be exercised unless the Optionee is at the time of such exercise:

(a)
in the case of an Eligible Employee, in the employ (or retained as a Service Provider) of the Company or a Designated Affiliate and shall have been continuously so employed or retained since the grant of the Option; or
(b)
in the case of an Eligible Director, a director of the Company or a Designated Affiliate and shall have been such a director continuously since the grant of the Option.

The exercise of any Option will be contingent upon the Optionee having entered into an Option agreement with the Company on such terms and conditions as have been approved by the Board, on the recommendation of the Committee, or, in respect of the Delegated Options, by the CEO, and which in any case incorporates by reference the terms of this Plan. The exercise of any Option will, subject to Section 3.5, also be contingent upon receipt by the Company of cash payment of the full purchase price of the Shares being purchased.

Exhibit 9

3.5 Cashless Surrender Right

Participants have the right (the “Cashless Surrender Right”), in lieu of the right to exercise an Option, to surrender such Option in whole or in part by notice in writing delivered by the Participant to the Company electing to exercise the Cashless Surrender Right, and, in lieu of receiving the full number of Shares (the “Option Shares”) to which such surrendered Option (or portion thereof) relates, to receive the number of Shares, disregarding fractions, which is equal to the quotient obtained by:

(a)
subtracting the applicable Option exercise price per Share from the Fair Market Value per Share on the business day immediately prior to the exercise of the Cashless Surrender Right and multiplying the remainder by the number of Option Shares; and
(b)
dividing the product obtained under subsection 3.5(a) by the Fair Market Value per Share on the business day immediately prior to the exercise of the Cashless Surrender Right.

If a Participant exercises a Cashless Surrender Right in connection with an Option, it is exercisable only to the extent and on the same conditions that the related Option is exercisable under this Plan.

3.6 Effect of Termination of Employment or Death

If an Optionee:

(a)
dies while employed by a Service Provider to, or while a director of, the Company or a Designated Affiliate, any Option held by him or her at the date of death shall become exercisable in whole or in part, but only by the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or applicable laws of descent and distribution. Unless otherwise determined by the Board, on the recommendation of the Committee, all such Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Option at the date of his or her death and only for 12 months after the date of death or prior to the expiration of the Option Period in respect thereof, whichever is sooner; and
(b)
ceases to be employed by a Service Provider to, or act as a director of, the Company or a Designated Affiliate for cause, no Option held by such Optionee will, unless otherwise determined by the Board, on the recommendation of the Committee, be exercisable following the date on which such Optionee ceases to be so engaged. If an Optionee ceases to be employed by, a Service Provider to, or act as a director of, the Company or a Designated Affiliate for any reason other than cause then, unless otherwise determined by the Board, on the recommendation of the Committee, any Option held by such Optionee at the effective date thereof shall become exercisable for a period of up to 12 months thereafter or prior to the expiration of the Option Period in respect thereof, whichever is sooner.

Exhibit 10

3.7 Effect of Change of Control

If a Triggering Event occurs within the 12-month period immediately following a Change of Control pursuant to the provisions of Section 2.1(m)(A), (B), (D) or (E), all outstanding Options shall vest immediately and become exercisable on the date of such Triggering Event.

In the event of a Change of Control pursuant to the provisions of Section 2.1(m)(C), all Options outstanding shall immediately vest and become exercisable on the date of such Change of Control.

The provisions of this Section 3.7 shall be subject to the terms of any employment agreement between the Participant and the Company.

3.8 Effect of Amalgamation or Merger

Subject to Section 3.7, if the Company amalgamates or otherwise completes a plan of arrangement or merges with or into another corporation, any Shares receivable on the exercise of an Option shall be converted into the securities, property or cash which the Participant would have received upon such amalgamation, arrangement or merger if the Participant had exercised his or her Option immediately prior to the record date applicable to such amalgamation, arrangement or merger, and the option price shall be adjusted appropriately by the Board and such adjustment shall be binding for all purposes of this Plan.

Part 4

Restricted Share Rights and Performance Share Units

4.1 Participants

The Board has the right to grant, in its sole and absolute discretion, to any Participant, rights to receive any number of fully paid and non-assessable Shares (“Restricted Share Rights” or “Restricted Share Units”) as a discretionary payment in consideration of past services to the Company or as an incentive for future services, subject to this Plan and with such additional provisions and restrictions as the Board may determine. Restricted Share Rights may be granted subject to performance conditions and/or performance multipliers, in which case such Restricted Share Rights may be designated as “Performance Share Units”.

4.2 Restricted Share Right Grant Letter

Each grant of a Restricted Share Right under this Plan shall be evidenced by a grant letter or agreement (a “Restricted Share Right Grant Letter”) issued to the Participant by the Company. Such Restricted Share Right Grant Letter shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions which are not inconsistent with this Plan and which the Board, on the recommendation of the Committee, deems appropriate for inclusion in a Restricted Share Right Grant Letter. The provisions of the various Restricted Share Right Grant Letters issued under this Plan need not be identical.

Exhibit 11

4.3 Restricted Period

Concurrent with the determination to grant Restricted Share Rights to a Participant, the Board, on the recommendation of the Committee, shall determine the Restricted Period and vesting requirements applicable to such Restricted Share Rights. Vesting of a Restricted Share Right shall be determined at the sole discretion of the Board at the time of grant and shall be specified in the Restricted Share Right Grant Letter. Vesting requirements may be based upon the continued employment or other service of a Participant, and/or to performance conditions to be achieved by the Company or a class of Participants or by a particular Participant on an individual basis, within a Restricted Period, for such Restricted Share Rights to entitle the holder thereof to receive the underlying Shares (and the number of underlying Shares that may be received may be subject to performance multipliers). Upon expiry of the applicable Restricted Period (or on the Deferred Payment Date, as applicable), a Restricted Share Right shall be automatically settled, and without the payment of additional consideration or any other further action on the part of the holder of the Restricted Share Right, the underlying Shares shall be issued to the holder of such Restricted Share Rights, which Restricted Share Rights shall then be cancelled.

4.4 Deferred Payment Date

Participants who are residents of Canada for the purposes of the Income Tax Act (Canada), or who are residents of Argentina, and not, in either case, a US Taxpayer, may elect to defer to receive all or any part of the Shares underlying Restricted Share Rights until one or more Deferred Payment Dates. Any other Participants may not elect a Deferred Payment Date.

4.5 Prior Notice of Deferred Payment Date

Participants who elect to set a Deferred Payment Date must, in respect of each such Deferred Payment Date, give the Company written notice of the Deferred Payment Date(s) not later than thirty (30) days prior to the expiration of the applicable Restricted Period. For certainty, Participants shall not be permitted to give any such notice after the day which is thirty (30) days prior to the expiration of the Restricted Period and a notice once given may not be changed or revoked. For the avoidance of doubt, the foregoing shall not prevent a Participant from electing an additional Deferred Payment Date, provided, however that notice of such election is given by the Participant to the Company not later than thirty (30) days prior to the expiration of the subject Restricted Period.

4.6 Retirement or Termination during Restricted Period

Subject to the terms of any employment agreement or Award agreement between the Company and the Participant, in the event and to the extent of the Retirement or Termination and/or, as applicable, the Director Retirement or Director Termination of a Participant from all such roles with the Company during the Restricted Period, any Restricted Share Rights held by the Participant shall immediately terminate and be of no further force or effect; provided, however, that the Board shall have the absolute discretion to modify the Restricted Share Rights, including to provide that the Restricted Period shall terminate immediately prior to the date of such occurrence or allow the Restricted Share Rights to continue in accordance with their original Restricted Periods.

Exhibit 12

4.7 Retirement or Termination after Restricted Period

In the event and to the extent of the Retirement or Termination and/or, as applicable, the Director Retirement or Director Termination of the Participant from all such roles with the Company following the Restricted Period and prior to a Deferred Payment Date, the Participant shall be entitled to receive, and the Company shall issue forthwith, Shares in satisfaction of the Restricted Share Rights then held by the Participant.

4.8 Death or Disability of Participant

In the event of the death or total disability of a Participant, any Shares represented by Restricted Share Rights held by the Participant shall be immediately issued by the Company to the Participant or legal representative of the Participant.

4.9 Payment of Dividends

Subject to the absolute discretion of the Board, in the event that a dividend (other than a stock dividend) is declared and paid by the Company on the Shares, a Participant may be credited with additional Restricted Share Rights. The number of such additional Restricted Share Rights, if any, will be calculated by dividing (a) the total amount of the dividends that would have been paid to the Participant if the Restricted Share Rights (including Restricted Share Rights in which the Restricted Period has expired but the Shares have not been issued due to a Deferred Payment Date) in the Participant’s account on the dividend record date had been outstanding Shares (and the Participant held no other Shares) by (b) the Fair Market Value of the Shares on the date on which such dividends were paid. If the foregoing results in a fractional Restricted Share Right, the fraction shall be disregarded. Any additional Restricted Share Rights awarded pursuant to this Section will be subject to the same terms, including the time of settlement, as the Restricted Share Rights to which they relate.

4.10 Change of Control

If a Triggering Event occurs within the 12-month period immediately following a Change of Control pursuant to the provisions of Section 2.1(m)(A), (B), (D) or (E), all outstanding Restricted Share Right Rights shall vest immediately and be settled by the issuance of Shares notwithstanding the Restricted Period and any Deferred Payment Date.

In the event of a Change of Control pursuant to the provisions of Section 2.1(m)(C), all Restricted Shares Rights outstanding shall immediately vest and be settled by the issuance of Shares notwithstanding the Restricted Period and any Deferred Payment Date.

Notwithstanding any provision of this Plan, in the event of a Change of Control, all Arrangement Restricted Share Rights outstanding held by Arrangement Departing Participants shall vest immediately and be settled by the issuance of Shares notwithstanding the Restricted Period and any Deferred Payment Date.

The provisions of this Section 4.10 shall be subject to the terms of any employment agreement between the Participant and the Company.

Exhibit 13

4.11 Settlement Basis for Performance Share Units

In respect of Performance Share Units that are accelerated as a result of a Change of Control or the total disability or death of a Participant, unless the Board determines otherwise and subject to any employment agreement or Award agreement between the Company and the Participant, (i) in respect of any performance measurement periods that are completed on or prior to the Change of Control, total disability or death of a Participant, the proportion of Performance Share Units equivalent to the performance measurement periods completed shall be settled by applying a performance multiplier calculated based on the actual performance in respect to such completed periods, and (ii) in respect of any performance measurement periods that are not completed on or prior to the Change of Control, total disability or death of a Participant, the equivalent proportion of Performance Share Units in respect to such periods shall be settled by applying a performance multiplier of one Share for each Performance Share Unit.

Part 5

Deferred Share Units

5.1 Deferred Share Unit Grants

The Board may from time to time determine to grant Deferred Share Units to one or more Eligible Directors in a lump sum amount or on regular intervals, based on such formulas or criteria as the Board may from time to time determine. Deferred Share Units will be credited to the Eligible Director’s account when designated by the Board.

5.2 Deferred Share Unit Grant Letter

Each grant of a Deferred Share Unit under this Plan shall be evidenced by a grant letter or agreement (a “Deferred Share Unit Grant Letter”) issued to the Eligible Director by the Company. Such Deferred Share Unit Grant Letter shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions which are not inconsistent with this Plan and which the Board deems appropriate for inclusion in a Deferred Share Unit Grant Letter. The provisions of Deferred Share Unit Grant Letters issued under this Plan need not be identical.

5.3 Redemption of Deferred Share Units and Issuance of Deferred Shares

The Deferred Share Units held by each Eligible Director who is not a US Taxpayer shall be redeemed automatically and with no further action by the Eligible Director on the 20th business day following the Separation Date for that Eligible Director. For US Taxpayers, Deferred Share Units held by an Eligible Director who is a Specified Employee will be automatically redeemed with no further action by the Eligible Director on the date that is six (6) months following the Separation Date for the Eligible Director, or if earlier, upon such Eligible Director’s death. Upon redemption, the former Eligible Director shall be entitled to receive and the Company shall issue, subject to the limitations set forth in Section 7.1 of this Plan, the number of Shares issued from treasury equal to the number of Deferred Share Units in the Eligible Director’s account, subject to any applicable deductions and withholdings. In the event a Separation Date occurs during a year and Deferred Share Units have been granted to such Eligible Director for that entire year, the Eligible Director will only be entitled to a pro-rated Deferred Share Unit Payment in respect of

Exhibit 14

such Deferred Share Units based on the number of days that he or she was an Eligible Director in such year.

No amount will be paid to, or in respect of, an Eligible Director under this Plan or pursuant to any other arrangement, and no other additional Deferred Share Units will be granted to compensate for a downward fluctuation in the value of the Shares of the Company nor will any other benefit be conferred upon, or in respect of, an Eligible Director for such purpose.

5.4 Death of Participant

In the event of the death of an Eligible Director, the Deferred Share Units shall be redeemed automatically and with no further action on the 20th business day following the death of an Eligible Director.

5.5 Payment of Dividends

Subject to the absolute discretion of the Board, in the event that a dividend (other than a stock dividend) is declared and paid by the Company on the Shares, an Eligible Director may be credited with additional Deferred Share Units. The number of such additional Deferred Share Units, if any, will be calculated by dividing (a) the total amount of the dividends that would have been paid to the Eligible Director if the Deferred Share Units in the Eligible Director’s account on the dividend record date had been outstanding Shares (and the Eligible Director held no other Shares), by (b) the Fair Market Value of the Shares on the date on which such dividends were paid. If the foregoing results in a fractional Deferred Share Unit, the fraction shall be disregarded. Any additional Deferred Share Units awarded pursuant to this Section will be subject to the same terms, including the time of settlement, as the Deferred Share Units to which they relate.

Part 6

Withholding Taxes

6.1 Withholding Taxes

The Company or any Designated Affiliate may take such steps as are considered necessary or appropriate for the withholding of any taxes or other amounts which the Company or any Designated Affiliate is required by any law or regulation of any governmental authority whatsoever to withhold in connection with any Award including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of any Shares to be issued under this Plan, until such time as the Participant has paid the Company or any Designated Affiliate for any amount which the Company or Designated Affiliate is required to withhold by law with respect to such taxes or other amounts. Without limitation to the foregoing, the Board may adopt administrative rules under this Plan, which provide for the automatic sale of Shares (or a portion thereof) in the market upon the issuance of such Shares under this Plan on behalf of the Participant to satisfy withholding obligations under an Award.

Exhibit 15

Part 7

General

7.1 Number of Shares

The aggregate number of Shares that may be issued under this Plan (together with any other securities-based compensation arrangements of the Company in effect from time to time) shall not exceed 14,400,737 Shares, such Shares to be allocated among Awards and Participants in amounts and at such times as may be determined by the Board from time to time. In addition, the aggregate number of Shares that may be issued and issuable under this Plan (when combined with all of the Company’s other security-based compensation arrangements, as applicable),

(a)
to Insiders shall not exceed 10% of the Company’s outstanding issue from time-to-time;
(b)
to Insiders within any one-year period shall not exceed 10% of the Company’s outstanding issue from time to time; and
(c)
to any one Insider and his or her associates or Affiliates within any one-year period shall not exceed 5% of the Company’s outstanding issue from time to time.

In no event will the number of Shares that may be issued to any one Participant pursuant to Awards under this Plan (when combined with all of the Company’s other security-based compensation arrangement, as applicable) exceed 5% of the Company’s outstanding issue from time to time.

The aggregate number of Options that may be granted under this Plan to any one non-employee director of the Company within any one-year period shall not exceed a maximum value of C$100,000 worth of securities, and together with any Restricted Share Rights and Deferred Share Units granted under this Plan and any securities granted under all other securities-based compensation arrangements, such aggregate value shall not exceed C$150,000 in any on-year period. The calculation of this limitation shall not include however: (i) the initial securities granted under securities-based compensation arrangements to a person who was not previously a director of the Company, upon such person becoming or agreeing to become a director of the Company (however, the aggregate number of securities granted under all securities-based compensation arrangements in this initial grant to any one non-employee director shall not exceed the foregoing maximum values of securities); (ii) the securities granted under securities-based compensation arrangements to a director of the Company who was also an officer of the Company at the time of grant but who subsequently became a non-employee director; and (iii) any securities granted to a non-employee director that is granted in lieu of any director cash fee provided the value of the security awarded has the same value as the cash fee given up in exchange for such security. For greater clarity, in this Plan, securities-based compensation arrangements include securities issued under this Plan and any other compensation arrangements implemented by the Company including stock options, other stock option plans, employee stock purchase plans, stock appreciation right plans, deferred share unit plans, performance share unit plans, restricted share unit plans or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares from treasury, but excludes any compensation arrangement that does not involve the issuance of

Exhibit 16

Shares from treasury and any other compensation arrangements assumed or inherited by the Company in connection with the acquisition of another entity.

For the purposes of this Section 7.1, “outstanding issue” means the total number of Shares, on a non-diluted basis, that are issued and outstanding immediately prior to the date that any Shares are issued or reserved for issuance pursuant to an Award.

For greater clarity, the issuance of Arrangement Restricted Share Rights and Arrangement Deferred Share Units shall not be treated as a new grant of Restricted Share Rights and Deferred Share Units, respectively.

7.2 Lapsed Awards

If Awards are surrendered, terminated or expire without being exercised in whole or in part, new Awards may be granted covering the Shares not issued under such lapsed Awards, subject to any restrictions that may be imposed by the Toronto Stock Exchange.

7.3 Adjustment in Shares Subject to this Plan

If there is any change in the Shares through the declaration of stock dividends of Shares, through any consolidations, subdivisions or reclassification of Shares, or otherwise, the number of Shares available under this Plan, the Shares subject to any Award, and the exercise price of any Option shall be adjusted as determined to be appropriate by the Board, and such adjustment shall be effective and binding for all purposes of this Plan.

7.4 Transferability

Any Awards accruing to any Participant in accordance with the terms and conditions of this Plan shall not be transferable unless specifically provided herein. During the lifetime of a Participant all Awards may only be exercised by the Participant. Awards are non-transferable except by will or by the laws of descent and distribution.

7.5 Employment

Nothing contained in this Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment at any time. Participation in this Plan by a Participant is voluntary.

7.6 Record Keeping

The Company shall maintain a register in which shall be recorded:

(a)
the name and address of each Participant;
(b)
the number of Awards granted to each Participant and relevant details regarding such Awards; and

Exhibit 17

(c)
such other information as the Board may determine.

7.7 Necessary Approvals

This second amended and restated equity incentive plan of the Corporation continues to be in effect. The amendments adopted by the Board on May 15, 2023 shall become effective on such date, except for Part 9 which shall become effective on the Arrangement Effective Date as contemplated in the Plan of Arrangement, subject in all cases to the approval of (a) the Toronto Stock Exchange and (b) the New York Stock Exchange.

7.8 Amendments to Plan

The Board shall have the power to, at any time and from time to time, either prospectively or retrospectively, amend, suspend or terminate this Plan or any Award granted under this Plan without shareholder approval, including, without limiting the generality of the foregoing: changes of a clerical or grammatical nature, changes regarding the persons eligible to participate in this Plan, changes to the exercise price, vesting, term and termination provisions of the Award, changes to the Cashless Surrender Right provisions, changes to the authority and role of the Board under this Plan, and any other matter relating to this Plan and the Awards that may be granted hereunder, provided however that:

(a)
such amendment, suspension or termination is in accordance with applicable laws and the rules of any stock exchange on which the Shares are listed;
(b)
no amendment to this Plan or to an Award granted hereunder will have the effect of impairing, derogating from or otherwise adversely affecting the terms of an Award which is outstanding at the time of such amendment without the written consent of the holder of such Award;
(c)
the expiry date of an Option Period in respect of an Option shall not be more than ten (10) years from the date of grant of an Option except as expressly provided in Section 3.4;
(d)
the Directors shall obtain shareholder approval of:
(i)
any amendment to the number of Shares specified in Section 7.1;
(ii)
any amendment to the limitations on Shares that may be reserved for issuance, or issued, to Insiders, or remove participation limits on non-employee directors or increase the amounts of participation limits on non-employee directors;
(iii)
any amendment that would reduce the exercise price of an outstanding Option other than pursuant to Section 7.3 or permits the cancellation and re-issuance of Options;

Exhibit 18

(iv)
any amendment that would extend the expiry date of the Option Period in respect of any Option granted under this Plan except as expressly contemplated in Section 3.4;
(v)
any amendment to permit Options to be transferred other than for normal estate settlement purposes; or
(vi)
any amendment to reduce the range of amendments requiring shareholder approval contemplated in this Section.

If this Plan is terminated, the provisions of this Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force on the date of termination will continue in effect as long as any Award or any rights pursuant thereto remain outstanding and, notwithstanding the termination of this Plan, the Board shall remain able to make such amendments to this Plan or the Award as they would have been entitled to make if this Plan were still in effect.

7.9 No Representation or Warranty

The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of this Plan.

7.10 Section 409A

It is intended that any payments under the Plan to US Taxpayers shall be exempt from or comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes and penalties under Section 409A of the Code.

7.11 Compliance with Applicable Law, etc.

If any provision of this Plan or any agreement entered into pursuant to this Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Company or this Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

All Awards and securities which may be acquired pursuant to the exercise of the Awards to be issued pursuant to the Plan will be issued pursuant to the registration requirements of the U.S. Securities Act and applicable state securities laws or an exemption or exclusion from such registration requirements.

7.12 Clawback and Recoupment

All Awards under this Plan shall be subject to forfeiture or other penalties pursuant to any Company clawback policy, as may be adopted or amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee.

Exhibit 19

7.13 Term of the Plan

This Plan shall remain in effect until it is terminated by the Board.

Part 8

Administration of this Plan

8.1 Administration by the Committee

(a)
Unless otherwise determined by the Board, this Plan shall be administered by the Governance, Nomination, Compensation and Leadership Committee (the “Committee”) or equivalent committee appointed by the Board and constituted in accordance with such Committee’s charter.
(b)
The Committee shall have the power, where consistent with the general purpose and intent of this Plan and subject to the specific provisions of this Plan, to:
(i)
adopt and amend rules and regulations relating to the administration of this Plan and make all other determinations necessary or desirable for the administration of this Plan. The interpretation and construction of the provisions of this Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry this Plan into effect and it shall be the sole and final judge of such expediency; and
(ii)
otherwise exercise the powers delegated to the Committee by the Board and under this Plan as set forth herein.

8.2 Board Role

(a)
The Board, on the recommendation of the Committee or of its own volition, shall determine and designate from time to time the individuals to whom Awards shall be made, the amounts of the Awards and the other terms and conditions of the Awards. The Board may delegate this authority as it sees fit, including as set forth in Section 3.3.
(b)
The Board may delegate any of its responsibilities or powers under this Plan to (i) the Committee, or (ii) the CEO as set forth in Section 3.3.
(c)
In the event the Committee or, in respect of the Delegated Options, the CEO, is unable or unwilling to act in respect of a matter involving this Plan, the Board shall fulfill the role of the Committee (or CEO, as the case may be) provided for herein.

Exhibit 20

Part 9

Plan of Arrangement

9.1 Plan of Arrangement

This second amended and restated equity incentive Plan has been amended to contemplate the Plan of Arrangement. To the extent applicable, it is intended that the Outstanding Restricted Share Rights and the Outstanding Deferred Share Units will be exchanged for Arrangement Restricted Share Rights and Arrangement Deferred Share Units, respectively, pursuant to the Plan of Arrangement on a tax-deferred basis under subsection 7(1.4) of the Income Tax Act (Canada).

9.2 Arrangement Restricted Share Rights

(a)
For all purposes under the Plan, the date on which an Arrangement Restricted Share Right is granted for purposes of the Plan shall be deemed to be the date of the grant of the Outstanding Restricted Share Right for which such Arrangement Restricted Share Right was exchanged as part of the Plan of Arrangement and, except as set out herein or in the Plan of Arrangement and with such adjustments as the circumstances require, the Arrangement Restricted Share Right shall be deemed (unless otherwise determined by the Board) to have the same terms and conditions (including vesting and expiration) as the Outstanding Restricted Share Right for which such Arrangement Restricted Share Right was exchanged as part of the Plan of Arrangement.
(b)
With respect to Arrangement Restricted Share Rights that replace Performance Share Units, all such Arrangement Restricted Share Rights shall (unless otherwise determined by the Board) be subject to the same time based vesting period as the Performance Share Unit they replace and upon vesting such Arrangement Restricted Share Rights shall be fully satisfied by the issuance of one Share (unless otherwise determined by the Board) irrespective of the applicable performance multiplier to which the Performance Share Unit was subject. Notwithstanding the foregoing, Arrangement Restricted Share Rights that replace Performance Share Units that were fully vested and outstanding prior to the Arrangement Effective Time may be settled by the Company in accordance with the performance multiplier applicable to the Performance Share Units replaced.
(c)
In addition, notwithstanding anything contained herein to the contrary, in respect of each person that is a Participant immediately prior to the Arrangement Effective Time that, due to or in connection with the Arrangement, who ceases to be an Eligible Director or an Eligible Employee and becomes a director, officer or employee of Spinco or any Spinco Designated Affiliate, or provides ongoing services for Spinco or any Spinco Designated Affiliate and complies with the definition of “consultant” or “advisor” as set forth in Form S-8 (a “Spinco Service Provider”) (each such director, officer, employee or Spinco Service Provider, an “Arrangement Departing Participant”), all Arrangement Restricted Share Rights (other than those issued pursuant to paragraph (b)) issued to such Arrangement

Exhibit 21

Departing Participant that replace Outstanding Restricted Share Rights shall (unless otherwise determined by the Board) immediately vest and the underlying Shares shall be issued to the holder of such Arrangement Restricted Share Rights as soon as practicable by the Company following the Arrangement Effective Date (provided that the Company may establish a schedule for the settlement of Arrangement Restricted Share Rights to ensure the orderly sale of Shares in the markets to satisfy tax withholding obligations), which Arrangement Restricted Share Rights shall then be cancelled.
(d)
With respect to Arrangement Restricted Share Rights issued to an Arrangement Departing Participant that are not immediately vested, upon such Arrangement Departing Participant ceasing to be a director, officer or employee of Spinco or any Spinco Designated Affiliates, or a Spinco Service Provider, as applicable, such Arrangement Departing Participant shall be treated for the purposes of this Plan as having ceased to be so employed with the Company and its Designated Affiliates and such Arrangement Departing Participant’s Arrangement Restricted Share Rights shall be dealt with in accordance with Section 4.6 of this Plan.

9.3 Arrangement Deferred Share Units

(a)
For all purposes under the Plan, the date on which an Arrangement Deferred Share Unit is granted for purposes of the Plan shall be deemed to be the date of the grant of the Outstanding Deferred Share Unit for which such Arrangement Deferred Share Unit was exchanged as part of the Plan of Arrangement and, except as set out herein or in the Plan of Arrangement and with such adjustments as the circumstances require, the Arrangement Deferred Share Unit shall be deemed (unless otherwise determined by the Board) to have the same terms and conditions (including vesting and expiration) as the Outstanding Deferred Share Unit for which such Arrangement Deferred Share Unit was exchanged as part of the Plan of Arrangement.
(b)
Notwithstanding anything contained herein to the contrary, (unless otherwise determined by the Board) all Arrangement Deferred Share Units issued to Arrangement Departing Participants shall immediately vest and the underlying Shares shall be issued to the holder of such Arrangement Deferred Share Units as soon as practicable by the Company following the Arrangement Effective Date (provided that the Company may establish a schedule for the settlement of Arrangement Deferred Share Units to ensure the orderly sale of Shares in the markets to satisfy tax withholding obligations), which Arrangement Deferred Share Units shall then be cancelled.

Exhibit 22

Exhibit III

LITHIUM AMERICAS CORP.

(FORMERLY 1397468 B.C. LTD.)

EQUITY INCENTIVE PLAN

Part 1

Purpose

1.1 Purpose

The purpose of this Plan is to secure for the Company and its shareholders the benefits inherent in share ownership by the employees and directors of the Company and its affiliates who, in the judgment of the Board, will be largely responsible for its future growth and success. It is generally recognized that equity incentive plans of the nature provided for herein aid in retaining and encouraging employees and directors of exceptional ability because of the opportunity offered them to acquire a proprietary interest in the Company.

1.2 Available Awards

Awards that may be granted under this Plan include:

(a)
Options;
(b)
Deferred Share Units; and
(c)
Restricted Share Rights (time based or in the form of Performance Share Units).

Part 2

Interpretation

2.1 Definitions

(a)
“Affiliate” has the meaning set forth in the BCA.
(b)
“Arrangement Deferred Share Units” means Deferred Share Units issued as part of the Plan of Arrangement in partial exchange for Outstanding Deferred Share Units.
(c)
“Arrangement Departing Participant” has such meaning ascribed thereto in Section 9.2 of this Plan.
(d)
“Arrangement Effective Date” means the Effective Date as such term is defined in the Plan of Arrangement.
(e)
“Arrangement Effective Time” means the Effective Time as such term is defined in the Plan of Arrangement.

Exhibit 1

(f)
“Arrangement Restricted Share Rights” means Restricted Share Rights issued as part of the Plan of Arrangement in partial exchange for Outstanding Restricted Share Rights.
(g)
“Award” means any right granted under this Plan, including Options, Restricted Share Rights and Deferred Share Units.
(h)
“BCA” means the Business Corporations Act (British Columbia).
(i)
“Blackout Period” means a period in which the trading of Shares or other securities of the Company is restricted under the Company’s Corporate Disclosure, Confidentiality and Securities Trading Policy, or under any similar policy of the Company then in effect.
(j)
“Board” means the board of directors of the Company.
(k)
“Cashless Surrender Right” has the meaning set forth in Section 3.5 of this Plan.
(l)
“CEO” means the Chief Executive Officer of the Company.
(m)
“Change of Control” means, for greater certainty except for any transaction under the Plan of Arrangement, the occurrence and completion of any one or more of the following events:
(A)
the Company shall not be the surviving entity in a merger, amalgamation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company);
(B)
the Company shall sell or otherwise transfer, including by way of the grant of a leasehold interest or joint venture interest (or one or more subsidiaries of the Company shall sell or otherwise transfer, including without limitation by way of the grant of a leasehold interest or joint venture interest) property or assets (i) aggregating more than 50% of the consolidated assets (measured by either book value or fair market value) of the Company and its subsidiaries as at the end of the most recently completed financial year of the Company or (ii) which during the most recently completed financial year of the Company generated, or during the then current financial year of the Company are expected to generate, more than 50% of the consolidated operating income or cash flow of the Company and its subsidiaries, to any other person or persons (other than one or more Designated Affiliates of the Company), in which case the Change of Control shall be deemed to occur on the date of transfer of the assets representing one dollar more than 50% of the consolidated assets in the case of clause (i) or 50% of the consolidated operating income or cash flow in the case of clause (ii), as the case may be;

Exhibit 2

(C)
the Company is to be dissolved and liquidated;
(D)
any person, entity or group of persons or entities acting jointly or in concert acquires or gains ownership or control (including, without limitation, the power to vote) more than 50% of the Company’s outstanding voting securities; or
(E)
as a result of or in connection with: (i) the contested election of directors, or; (ii) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisitions involving the Company or any of its Affiliates and another corporation or other entity in office immediately preceding such election or appointment, the nominees named in the most recent management information circular of the Company for election to the Board shall not constitute a majority of the Board (unless in the case of (ii) such election or appointment is approved by 50% or more of the Board prior to the completion of such transaction).

For the purposes of the foregoing, “voting securities” means Shares and any other shares entitled to vote for the election of directors and shall include any securities, whether or not issued by the Company, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors, including any options or rights to purchase such shares or securities.

(n)
“Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable United States Treasury Regulations and other binding guidance thereunder.
(o)
“Committee” has the meaning attributed thereto in Section 8.1.
(p)
“Company” means 1397468 B.C. Ltd. (and from and after the completion of the Plan of Arrangement the same corporation as renamed pursuant to the Plan of Arrangement, if applicable), a company existing under the BCA and its successors.
(q)
“Deferred Payment Date” for a Participant means the date after the Restricted Period which is the earlier of (i) the date which the Participant has elected to defer receipt of Shares underlying the Restricted Share Rights in accordance with Section 4.4 of this Plan; and (ii) the Participant’s Separation Date.
(r)
“Deferred Share Unit” means the agreement by the Company to pay, and the right of the Participant to receive, a Deferred Share Unit Payment for each Deferred Share Unit held, evidenced by way of book-keeping entry in the books of the Company and administered pursuant to this Plan.
(s)
“Deferred Share Unit Grant Letter” has the meaning ascribed thereto in Section 5.2 of this Plan.

Exhibit 3

(t)
“Deferred Share Unit Payment” means, subject to any adjustment in accordance with Section 5.5 of this Plan, the issuance to a Participant of one previously unissued Share for each whole Deferred Share Unit credited to such Participant.
(u)
“Delegated Options” has the meaning ascribed thereto in Section 3.3 of this Plan.
(v)
“Designated Affiliate” means affiliates of the Company designated by the Committee from time to time for purposes of this Plan.
(w)
“Director Retirement” in respect of a Participant, means the Participant ceasing to hold any directorships with the Company, any Designated Affiliate and any entity related to the Company for purposes of the Income Tax Act (Canada) after attaining a stipulated age in accordance with the Company’s normal retirement policy, or earlier with the Company’s consent.
(x)
“Director Separation Date” means the date that a Participant ceases to hold any directorships with the Company and any Designated Affiliate due to a Director Retirement or Director Termination and also ceases to serve as an employee or consultant with the Company, any Designated Affiliate and any entity related to the Company for the purposes of the Income Tax Act (Canada).
(y)
“Director Termination” means the removal of, resignation or failure to re-elect the Eligible Director (excluding a Director Retirement) as a director of the Company, a Designated Affiliate and any entity related to the Company for purposes of the Income Tax Act (Canada).
(z)
“Eligible Directors” means the directors of the Company or any Designated Affiliate who are, as such, eligible for participation in this Plan.
(aa)
“Eligible Employees” means employees (including employees who are officers and directors) of the Company or any Designated Affiliate thereof, whether or not they have a written employment contract with Company, determined by the Committee as employees eligible for participation in this Plan. Eligible Employees shall include Service Providers eligible for participation in this Plan as determined by the Committee.
(bb)
“Fair Market Value” means, with respect to a Share subject to an Award, the volume weighted average price of the Shares on the New York Stock Exchange (or the Toronto Stock Exchange if the Company is not then listed on the New York Stock Exchange) for the five (5) days on which Shares were traded immediately preceding the date in respect of which Fair Market Value is to be determined or, if the Shares are not, as at that date listed on the New York Stock Exchange or the Toronto Stock Exchange, on such other exchange or exchanges on which the Shares are listed on that date. If the Shares are not listed and posted for trading on an exchange on such day, the Fair Market Value shall be such price per Share as the Board, acting in good faith, may determine.

Exhibit 4

(cc)
“Form S-8” means the Form S-8 registration statement promulgated under the U.S. Securities Act.
(dd)
“Good Reason” in respect of an employee or officer of the Company or any of its Affiliates, means a material adverse change imposed by the Company or an Affiliate (as the case may be), without the consent of such employee or officer, as applicable, in position, responsibilities, salary, benefits, perquisites, as they exist immediately prior to the Change of Control, or a material diminution of title imposed by the Company or the Affiliate (as the case may be), as it exists immediately prior to the Change of Control, and includes other events defined as “Good Reason” under any employment agreement of such employee or officer with the Company or its Affiliate.
(ee)
“Insider” has the meaning set out in the TSX Company Manual.
(ff)
“Option” means an option to purchase Shares granted under the terms of this Plan.
(gg)
“Option Period” means the period during which an Option is outstanding.
(hh)
“Option Shares” has the meaning set forth in Section 3.5 of this Plan.
(ii)
“Optionee” means an Eligible Employee or Eligible Director to whom an Option has been granted under the terms of this Plan.
(jj)
“Outstanding Deferred Share Units” means deferred share units of Remainco outstanding under the Remainco Equity Incentive Plan immediately prior to the Arrangement Effective Time which, as part of the Plan of Arrangement, were exchanged for Arrangement Deferred Share Units and cancelled.
(kk)
“Outstanding Restricted Share Rights” means restricted share rights of Remainco outstanding under the Remainco Equity Incentive Plan immediately prior to the Arrangement Effective Time which, as part of the Plan of Arrangement, were exchanged for Arrangement Restricted Share Rights and cancelled.
(ll)
“Participant” means an Eligible Employee or Eligible Director who participates in this Plan.
(mm)
“Performance Share Units” means Restricted Share Rights that are subject to performance conditions and/or multipliers and designated as such in accordance with Section 4.1 of this Plan.
(nn)
“Plan” means this equity incentive plan, as it may be further amended and restated from time to time.
(oo)
“Plan of Arrangement” means the plan of arrangement proposed under section 288 of the BCA which has become effective in accordance with the terms of an amended and restated arrangement agreement between the Company and Remainco dated June 14, 2023.

Exhibit 5

(pp)
“Remainco” means, prior to the completion of the Plan of Arrangement, Lithium Americas Corp. (and from and after the completion of the Plan of Arrangement the same corporation as renamed pursuant to the Plan of Arrangement), a corporation incorporated under the BCA and its successors.
(qq)
“Remainco Designated Affiliate” means affiliates of Remainco designated by the board of directors of Remainco or the committee of the board of directors of Remainco authorized to administer the Remainco Equity Incentive Plan in accordance with its terms.
(rr)
“Remainco Equity Incentive Plan” means the LAC Equity Incentive Plan, as amended and restated pursuant to the Plan of Arrangement.
(ss)
“Remainco Service Provider” has such meaning as ascribed to such term at Section 9.2 of this Plan.
(tt)
“Restricted Period” means any period of time that a Restricted Share Right is not vested and the Participant holding such Restricted Share Right remains ineligible to receive the relevant Shares, determined by the Board in its absolute discretion, however, such period of time may be reduced or eliminated from time to time and at any time and for any reason as determined by the Board, including, but not limited to, circumstances involving death or disability of a Participant.
(uu)
“Restricted Share Right” or “Restricted Share Unit” has such meaning as ascribed to such term at Section 4.1 of this Plan.
(vv)
“Restricted Share Right Grant Letter” has the meaning ascribed to such term in Section 4.2 of this Plan.
(ww)
“Retirement” in respect of an Eligible Employee, means the Eligible Employee ceasing to hold any employment with the Company or any Designated Affiliate after attaining a stipulated age in accordance with the Company’s normal retirement policy, or earlier with the Company’s consent.
(xx)
“Separation Date” means the date that a Participant ceases to be an Eligible Director or Eligible Employee.
(yy)
“Service Provider” means any person or company engaged by the Company or a Designated Affiliate to provide services for an initial, renewable or extended period of 12 months or more and that complies with the definition of “consultant” or “advisor” as set forth in Form S-8.
(zz)
“Shares” means the common shares of the Company.
(aaa)
“Specified Employee” means a U.S. Taxpayer who meets the definition of “specified employee”, as defined in Section 409A(a)(2)(B)(i) of the Internal Revenue Code.

Exhibit 6

(bbb)
“Termination” means the termination of the employment (or consulting services) of an Eligible Employee with or without cause by the Company or a Designated Affiliate or the cessation of employment (or consulting services) of the Eligible Employee with the Company or a Designated Affiliate as a result of resignation or otherwise, other than the Retirement of the Eligible Employee.
(ccc)
“Triggering Event” means (i) in the case of a director of the Company, the Director Termination of such director; (ii) in the case of an employee of the Company or any of its Affiliates, the termination of the employment of the employee without cause, as the context requires by the Company or the Affiliate or in the case of an officer of the Company or any of its Affiliates, the removal of or failure to re-elect or re-appoint the individual without cause as an officer of the Company or an Affiliate thereof; (iii) in the case of an employee or an officer of the Company or any of its Affiliates, his or her resignation following the occurrence of a Good Reason; (iv) in the case of a Service Provider, the termination of the services of the Service Provider by the Company or any of its Affiliates.
(ddd)
“U.S. Securities Act” means the United States Securities Act of 1933, as amended.
(eee)
“US Taxpayer” means a Participant who is a US citizen, US permanent resident or other person who is subject to taxation on their income under the United States Internal Revenue Code of 1986.

2.2 Interpretation

(a)
This Plan is created under and is to be governed, construed and administered in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.
(b)
Whenever the Board or Committee is to exercise discretion in the administration of the terms and conditions of this Plan, the term “discretion” means the sole and absolute discretion of the Board or Committee.
(c)
As used herein, the terms “Part” or “Section” mean and refer to the specified Part or Section of this Plan, respectively.
(d)
Where the word “including” or “includes” is used in this Plan, it means “including (or includes) without limitation”.
(e)
Words importing the singular include the plural and vice versa and words importing any gender include any other gender.
(f)
Unless otherwise specified, all references to money amounts are to Canadian dollars.

Exhibit 7

Part 3

Stock Options

3.1 Participation

The Company may from time-to-time grant Options to Participants pursuant to this Plan.

3.2 Price

The exercise price per Share of any Option shall be not less than one hundred per cent (100%) of the Fair Market Value of the Share on the date of grant.

3.3 Grant of Options

The Board, on the recommendation of the Committee, may at any time authorize the granting of Options to such Participants as it may select for the number of Shares that it shall designate, subject to the provisions of this Plan. The Board may also, by way of Board resolution, delegate to the CEO the authority to grant any of a designated number of Options (such number to be specified by the Board in the aforementioned resolution) to Eligible Employees, other than Eligible Employees who are officers or directors of the Company (such Options, the “Delegated Options”). The date of grant of an Option shall be (i) the date such grant was approved by the Committee for recommendation to the Board, provided the Board approves such grant; or (ii) for a grant of an Option not approved by the Committee for recommendation to the Board, the date such grant was approved by the Board; or (iii) in respect of Delegated Options, the date such grant is made by the CEO. Notwithstanding the foregoing, the Board may authorize the grant of Options at any time with such grant to be effective at a later date and the corresponding determination of the exercise price to be done at such date to accommodate any Blackout Period or such other circumstances where such delayed grant is deemed appropriate, and the date of grant of such Options shall then be the effective date of the grant.

Each Option granted to a Participant shall be evidenced by a stock option grant letter or agreement with terms and conditions consistent with this Plan and as approved by the Board on the recommendation of the Committee, or, in respect of Delegated Options, by the CEO (and in all cases which terms and conditions need not be the same in each case and may be changed from time to time, subject to Section 7.8 of this Plan, and the approval of any material changes by the Toronto Stock Exchange or such other exchange or exchanges on which the Shares are then traded).

3.4 Terms of Options

The Option Period shall be five (5) years from the date such Option is granted, or such greater or lesser duration as the Board, on the recommendation of the Committee, or in the case of Delegated Options, the CEO, may determine at the date of grant, and may thereafter be reduced with respect to any such Option as provided in Section 3.6 hereof covering termination of employment or death of the Optionee; provided, however, that at any time the expiry date of the Option Period in respect of any outstanding Option under this Plan should be determined to occur either during a Blackout Period or within ten (10) business days following the expiry of the Blackout Period, the expiry

Exhibit 8

date of such Option Period shall be deemed to be the date that is the tenth (10th) business day following the expiry of the Blackout Period.

Unless otherwise determined from time to time by the Board, on the recommendation of the Committee, or, in respect of Delegated Options, by the CEO, Options shall vest and may be exercised (in each case to the nearest full Share) during the Option Period as follows:

(a)
at any time during the first six (6) months of the Option Period, the Optionee may purchase up to 25% of the total number of Shares reserved for issuance pursuant to his or her Option; and
(b)
at any time during each additional six (6) month period of the Option Period the Optionee may purchase an additional 25% of the total number of Shares reserved for issuance pursuant to his or her Option plus any Shares not purchased in accordance with the preceding subsection (a) and this subsection (b) until, after the 18th month of the Option Period, 100% of the Option will be exercisable.

Except as set forth in Section 3.6, no Option may be exercised unless the Optionee is at the time of such exercise:

(a)
in the case of an Eligible Employee, in the employ (or retained as a Service Provider) of the Company or a Designated Affiliate and shall have been continuously so employed or retained since the grant of the Option; or
(b)
in the case of an Eligible Director, a director of the Company or a Designated Affiliate and shall have been such a director continuously since the grant of the Option.

The exercise of any Option will be contingent upon the Optionee having entered into an Option agreement with the Company on such terms and conditions as have been approved by the Board, on the recommendation of the Committee, or, in respect of the Delegated Options, by the CEO, and which in any case incorporates by reference the terms of this Plan. The exercise of any Option will, subject to Section 3.5, also be contingent upon receipt by the Company of cash payment of the full purchase price of the Shares being purchased.

3.5 Cashless Surrender Right

Participants have the right (the “Cashless Surrender Right”), in lieu of the right to exercise an Option, to surrender such Option in whole or in part by notice in writing delivered by the Participant to the Company electing to the Cashless Surrender Right and, in lieu of receiving the number of Shares (the “Option Shares”) to which such surrendered Option (or portion thereof) relates, to receive the number of Shares, disregarding fractions, which is equal to the quotient obtained by:

Exhibit 9

(a)
subtracting the applicable Option exercise price per Share from the Fair Market Value per Share on the business day immediately prior to the exercise of the Cashless Surrender Right and multiplying the remainder by the number of Option Shares; and
(b)
dividing the product obtained under subsection 3.5(a) by the Fair Market Value per Share on the business day immediately prior to the exercise of the Cashless Surrender Right.

If a Participant exercises a Cashless Surrender Right in connection with an Option, it is exercisable only to the extent and on the same conditions that the related Option is exercisable under this Plan.

3.6 Effect of Termination of Employment or Death

If an Optionee:

(a)
dies while employed by, a Service Provider to, or while a director of, the Company or a Designated Affiliate, any Option held by him or her at the date of death shall become exercisable in whole or in part, but only by the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or applicable laws of descent and distribution. Unless otherwise determined by the Board, on the recommendation of the Committee, all such Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Option at the date of his or her death and only for 12 months after the date of death or prior to the expiration of the Option Period in respect thereof, whichever is sooner; and
(b)
ceases to be employed by, a Service Provider to, or act as a director of, the Company or a Designated Affiliate for cause, no Option held by such Optionee will, unless otherwise determined by the Board, on the recommendation of the Committee, be exercisable following the date on which such Optionee ceases to be so engaged. If an Optionee ceases to be employed by, a Service Provider to, or act as a director of, the Company or a Designated Affiliate for any reason other than cause then, unless otherwise determined by the Board, on the recommendation of the Committee, any Option held by such Optionee at the effective date thereof shall become exercisable for a period of up to 12 months thereafter or prior to the expiration of the Option Period in respect thereof, whichever is sooner.

3.7 Effect of Change of Control

If a Triggering Event occurs within the 12-month period immediately following a Change of Control pursuant to the provisions of Section 2.1(m)(A), (B), (D) or (E), all outstanding Options shall vest immediately and become exercisable on the date of such Triggering Event.

In the event of a Change of Control pursuant to the provisions of Section 2.1(m)(C), all Options outstanding shall immediately vest and become exercisable on the date of such Change of Control.

The provisions of this Section 3.7 shall be subject to the terms of any employment agreement between the Participant and the Company.

Exhibit 10

3.8 Effect of Amalgamation or Merger

Subject to Section 3.7, if the Company amalgamates or otherwise completes a plan of arrangement or merges with or into another corporation, any Shares receivable on the exercise of an Option shall be converted into the securities, property or cash which the Participant would have received upon such amalgamation, arrangement or merger if the Participant had exercised his or her Option immediately prior to the record date applicable to such amalgamation, arrangement or merger, and the option price shall be adjusted appropriately by the Board and such adjustment shall be binding for all purposes of this Plan.

Part 4

Restricted Share Rights and Performance Share Units

4.1 Participants

The Board has the right to grant, in its sole and absolute discretion, to any Participant, rights to receive any number of fully paid and non-assessable Shares (“Restricted Share Rights” or “Restricted Share Unit”) as a discretionary payment in consideration of past services to the Company or as an incentive for future services, subject to this Plan and with such additional provisions and restrictions as the Board may determine. Restricted Share Rights may be granted subject to performance conditions and/or performance multipliers, in which case such Restricted Share Rights may be designated as “Performance Share Units”.

4.2 Restricted Share Right Grant Letter

Each grant of a Restricted Share Right under this Plan shall be evidenced by a grant letter or agreement (a “Restricted Share Right Grant Letter”) issued to the Participant by the Company. Such Restricted Share Right Grant Letter shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions which are not inconsistent with this Plan and which the Board, on the recommendation of the Committee, deems appropriate for inclusion in a Restricted Share Right Grant Letter. The provisions of the various Restricted Share Right Grant Letters issued under this Plan need not be identical.

4.3 Restricted Period

Concurrent with the determination to grant Restricted Share Rights to a Participant, the Board, on the recommendation of the Committee, shall determine the Restricted Period and vesting requirements applicable to such Restricted Share Rights. Vesting of a Restricted Share Right shall be determined at the sole discretion of the Board at the time of grant and shall be specified in the Restricted Share Right Grant Letter. Vesting requirements may be based upon the continued employment or other service of a Participant, and/or to performance conditions to be achieved by the Company or a class of Participants or by a particular Participant on an individual basis, within a Restricted Period, for such Restricted Share Rights to entitle the holder thereof to receive the underlying Shares (and the number of underlying Shares that may be received may be subject to performance multipliers). Upon expiry of the applicable Restricted Period (or on the Deferred Payment Date, as applicable), a Restricted Share Right shall be automatically settled, and without the payment of additional consideration or any other further action on the part of the holder of the

Exhibit 11

Restricted Share Right, the underlying Shares shall be issued to the holder of such Restricted Share Rights, which Restricted Share Rights shall then be cancelled.

4.4 Deferred Payment Date

Participants who are residents of Canada for the purposes of the Income Tax Act (Canada), or who are residents of Argentina, and not, in either case, a US Taxpayer, may elect to defer receipt of all or any part of the Shares underlying Restricted Share Rights until one or more Deferred Payment Dates. Any other Participants may not elect a Deferred Payment Date.

4.5 Prior Notice of Deferred Payment Date

Participants who elect to set a Deferred Payment Date must, in respect of each such Deferred Payment Date, give the Company written notice of the Deferred Payment Date(s) not later than thirty (30) days prior to the expiration of the applicable Restricted Period. For certainty, Participants shall not be permitted to give any such notice after the day which is thirty (30) days prior to the expiration of the Restricted Period and a notice once given may not be changed or revoked. For the avoidance of doubt, the foregoing shall not prevent a Participant from electing an additional Deferred Payment Date, provided, however that notice of such election is given by the Participant to the Company not later than thirty (30) days prior to the expiration of the subject Restricted Period.

4.6 Retirement or Termination during Restricted Period

Subject to the terms of any employment agreement or Award agreement between the Company and the Participant, in the event and to the extent of the Retirement or Termination and/or, as applicable, the Director Retirement or Director Termination of a Participant from all such roles with the Company during the Restricted Period, any Restricted Share Rights held by the Participant shall immediately terminate and be of no further force or effect; provided, however, that the Board shall have the absolute discretion to modify the Restricted Share Rights, including to provide that the Restricted Period shall terminate immediately prior to the date of such occurrence or allow the Restricted Share Rights to continue in accordance with their original Restricted Periods.

4.7 Retirement or Termination after Restricted Period

In the event and to the extent of the Retirement or Termination and/or, as applicable, the Director Retirement or Director Termination of the Participant from all such roles with the Company following the Restricted Period and prior to a Deferred Payment Date, the Participant shall be entitled to receive, and the Company shall issue forthwith, Shares in satisfaction of the Restricted Share Rights then held by the Participant.

4.8 Death or Disability of Participant

In the event of the death or total disability of a Participant, any Shares represented by Restricted Share Rights held by the Participant shall be immediately issued by the Company to the Participant or legal representative of the Participant.

Exhibit 12

4.9 Payment of Dividends

Subject to the absolute discretion of the Board, in the event that a dividend (other than a stock dividend) is declared and paid by the Company on the Shares, a Participant may be credited with additional Restricted Share Rights. The number of such additional Restricted Share Rights, if any, will be calculated by dividing (a) the total amount of the dividends that would have been paid to the Participant if the Restricted Share Rights (including Restricted Share Rights in which the Restricted Period has expired but the Shares have not been issued due to a Deferred Payment Date) in the Participant’s account on the dividend record date had been outstanding Shares (and the Participant held no other Shares) by (b) the Fair Market Value of the Shares on the date on which such dividends were paid. If the foregoing results in a fractional Restricted Share Right, the fraction shall be disregarded. Any additional Restricted Share Rights awarded pursuant to this Section will be subject to the same terms, including the time of settlement, as the Restricted Share Rights to which they relate.

4.10 Change of Control

If a Triggering Event occurs within the 12-month period immediately following a Change of Control pursuant to the provisions of Section 2.1(m)(A), (B), (D) or (E) all outstanding Restricted Share Rights shall vest immediately and be settled by the issuance of Shares notwithstanding the Restricted Period and any Deferred Payment Date.

In the event of a Change of Control pursuant to the provisions of Section 2.1(m)(C), all Restricted Shares Rights outstanding shall immediately vest and be settled by the issuance of Shares notwithstanding the Restricted Period and any Deferred Payment Date.

Notwithstanding any provision of this Plan, in the event of a Change of Control, all Arrangement Restricted Share Rights outstanding held by Arrangement Departing Participants shall vest immediately and be settled by the issuance of Shares notwithstanding the Restricted Period and any Deferred Payment Date.

The provisions of this Section 4.10 shall be subject to the terms of any employment agreement between the Participant and the Company.

4.11 Settlement Basis for Performance Share Units

In respect of Performance Share Units that are accelerated as a result of a Change of Control or the total disability or death of a Participant, unless the Board determines otherwise and subject to any employment agreement or Award agreement between the Company and the Participant, (i) in respect of any performance measurement periods that are completed on or prior to the Change of Control, total disability or death of a Participant, the proportion of Performance Share Units equivalent to the performance measurement periods completed shall be settled by applying a performance multiplier calculated based on the actual performance in respect to such completed periods, and (ii) in respect of any performance measurement periods that are not completed on or prior to the Change of Control, total disability or death of a Participant, the equivalent proportion of Performance Share Units in respect to such periods shall be settled by applying a performance multiplier of one Share for each Performance Share Unit.

Exhibit 13

Part 5

Deferred Share Units

5.1 Deferred Share Unit Grants

The Board may from time to time determine to grant Deferred Share Units to one or more Eligible Directors in a lump sum amount or on regular intervals, based on such formulas or criteria as the Board may from time to time determine. Deferred Share Units will be credited to the Eligible Director’s account when designated by the Board.

5.2 Deferred Share Unit Grant Letter

Each grant of a Deferred Share Unit under this Plan shall be evidenced by a grant letter or agreement (a “Deferred Share Unit Grant Letter”) issued to the Eligible Director by the Company. Such Deferred Share Unit Grant Letter shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions which are not inconsistent with this Plan and which the Board deems appropriate for inclusion in a Deferred Share Unit Grant Letter. The provisions of Deferred Share Unit Grant Letters issued under this Plan need not be identical.

5.3 Redemption of Deferred Share Units and Issuance of Deferred Shares

The Deferred Share Units held by each Eligible Director who is not a US Taxpayer shall be redeemed automatically and with no further action by the Eligible Director on the 20th business day following the Separation Date for that Eligible Director. For US Taxpayers, Deferred Share Units held by an Eligible Director who is a Specified Employee will be automatically redeemed with no further action by the Eligible Director on the date that is six (6) months following the Separation Date for the Eligible Director, or if earlier, upon such Eligible Director’s death. Upon redemption, the former Eligible Director shall be entitled to receive and the Company shall issue, subject to the limitations set forth in Section 7.1 of this Plan, the number of Shares issued from treasury equal to the number of Deferred Share Units in the Eligible Director’s account, subject to any applicable deductions and withholdings. In the event a Separation Date occurs during a year and Deferred Share Units have been granted to such Eligible Director for that entire year, the Eligible Director will only be entitled to a pro-rated Deferred Share Unit Payment in respect of such Deferred Share Units based on the number of days that he or she was an Eligible Director in such year.

No amount will be paid to, or in respect of, an Eligible Director under this Plan or pursuant to any other arrangement, and no other additional Deferred Share Units will be granted to compensate for a downward fluctuation in the value of the Shares of the Company nor will any other benefit be conferred upon, or in respect of, an Eligible Director for such purpose.

5.4 Death of Participant

In the event of the death of an Eligible Director, the Deferred Share Units shall be redeemed automatically and with no further action on the 20th business day following the death of an Eligible Director.

Exhibit 14

5.5 Payment of Dividends

Subject to the absolute discretion of the Board, in the event that a dividend (other than a stock dividend) is declared and paid by the Company on the Shares, an Eligible Director may be credited with additional Deferred Share Units. The number of such additional Deferred Share Units, if any, will be calculated by dividing (a) the total amount of the dividends that would have been paid to the Eligible Director if the Deferred Share Units in the Eligible Director’s account on the dividend record date had been outstanding Shares (and the Eligible Director held no other Shares), by (b) the Fair Market Value of the Shares on the date on which such dividends were paid. If the foregoing results in a fractional Deferred Share Unit, the fraction shall be disregarded. Any additional Deferred Share Units awarded pursuant to this Section will be subject to the same terms, including the time of settlement, as the Deferred Share Units to which they relate.

Part 6

Withholding Taxes

6.1 Withholding Taxes

The Company or any Designated Affiliate may take such steps as are considered necessary or appropriate for the withholding of any taxes or other amounts which the Company or any Designated Affiliate is required by any law or regulation of any governmental authority whatsoever to withhold in connection with any Award including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of any Shares to be issued under this Plan, until such time as the Participant has paid the Company or any Designated Affiliate for any amount which the Company or Designated Affiliate is required to withhold by law with respect to such taxes or other amounts. Without limitation to the foregoing, the Board may adopt administrative rules under this Plan, which provide for the automatic sale of Shares (or a portion thereof) in the market upon the issuance of such Shares under this Plan on behalf of the Participant to satisfy withholding obligations under an Award.

Part 7

General

7.1 Number of Shares

The aggregate number of Shares that may be issued under this Plan (together with any other securities-based compensation arrangements of the Company in effect from time to time) shall not exceed 14,400,737 Shares, such Shares to be allocated among Awards and Participants in amounts and at such times as may be determined by the Board from time to time. In addition, the aggregate number of Shares that may be issued and issuable under this Plan (when combined with all of the Company’s other security-based compensation arrangements, as applicable),

(a)
to Insiders shall not exceed 10% of the Company’s outstanding issue from time to time;
(b)
to Insiders within any one-year period shall not exceed 10% of the Company’s outstanding issue from time to time; and

Exhibit 15

(c)
to any one Insider and his or her associates or Affiliates within any one-year period shall not exceed 5% of the Company’s outstanding issue from time to time.

In no event will the number of Shares that may be issued to any one Participant pursuant to Awards under this Plan (when combined with all of the Company’s other security-based compensation arrangement, as applicable) exceed 5% of the Company’s outstanding issue from time to time.

The aggregate number of Options that may be granted under this Plan to any one non-employee director of the Company within any one-year period shall not exceed a maximum value of C$100,000 worth of securities, and together with any Restricted Share Rights and Deferred Share Units granted under this Plan and any securities granted under all other securities-based compensation arrangements, such aggregate value shall not exceed C$150,000 in any one-year period. The calculation of this limitation shall not include however: (i) the initial securities granted under securities-based compensation arrangements to a person who was not previously a director of the Company, upon such person becoming or agreeing to become a director of the Company (however, the aggregate number of securities granted under all securities-based compensation arrangements in this initial grant to any one non-employee director shall not exceed the foregoing maximum values of securities); (ii) the securities granted under securities-based compensation arrangements to a director of the Company who was also an officer of the Company at the time of grant but who subsequently became a non-employee director; and (iii) any securities granted to a non-employee director that is granted in lieu of any director cash fee provided the value of the security awarded has the same value as the cash fee given up in exchange for such security. For greater clarity, in this Plan, securities-based compensation arrangements include securities issued under this Plan and any other compensation arrangements implemented by the Company including stock options, other stock option plans, employee stock purchase plans, stock appreciation right plans, deferred share unit plans, performance share unit plans, restricted share unit plans or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares from treasury, but excludes any compensation arrangement that does not involve the issuance of Shares from treasury and any other compensation arrangements assumed or inherited by the Company in connection with the acquisition of another entity.

For the purposes of this Section 7.1, “outstanding issue” means the total number of Shares, on a non-diluted basis, that are issued and outstanding immediately prior to the date that any Shares are issued or reserved for issuance pursuant to an Award.

For greater clarity, the issuance of Arrangement Restricted Share Rights and Arrangement Deferred Share Units shall not be treated as a new grant of Restricted Share Rights and Deferred Share Units, respectively.

7.2 Lapsed Awards

If Awards are surrendered, terminated or expire without being exercised in whole or in part, new Awards may be granted covering the Shares not issued under such lapsed Awards, subject to any restrictions that may be imposed by the Toronto Stock Exchange.

Exhibit 16

7.3 Adjustment in Shares Subject to this Plan

If there is any change in the Shares through the declaration of stock dividends of Shares, through any consolidations, subdivisions or reclassification of Shares, or otherwise, the number of Shares available under this Plan, the Shares subject to any Award, and the exercise price of any Option shall be adjusted as determined to be appropriate by the Board, and such adjustment shall be effective and binding for all purposes of this Plan.

7.4 Transferability

Any Awards accruing to any Participant in accordance with the terms and conditions of this Plan shall not be transferable unless specifically provided herein. During the lifetime of a Participant all Awards may only be exercised by the Participant. Awards are non-transferable except by will or by the laws of descent and distribution.

7.5 Employment

Nothing contained in this Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment at any time. Participation in this Plan by a Participant is voluntary.

7.6 Record Keeping

The Company shall maintain a register in which shall be recorded:

(a)
the name and address of each Participant;
(b)
the number of Awards granted to each Participant and relevant details regarding such Awards; and
(c)
such other information as the Board may determine.

7.7 Necessary Approvals

This equity incentive plan of the Corporation shall become effective on the Arrangement Effective Date as contemplated in the Plan of Arrangement and subject to (a) the approval of the Toronto Stock Exchange and the New York Stock Exchange and (b) applicable shareholder approval.

7.8 Amendments to Plan

The Board shall have the power to, at any time and from time to time, either prospectively or retrospectively, amend, suspend or terminate this Plan or any Award granted under this Plan without shareholder approval, including, without limiting the generality of the foregoing: changes of a clerical or grammatical nature, changes regarding the persons eligible to participate in this Plan, changes to the exercise price, vesting, term and termination provisions of the Award, changes to the Cashless Surrender Right provisions, changes to the authority and role of the Board under

Exhibit 17

this Plan, and any other matter relating to this Plan and the Awards that may be granted hereunder, provided however that:

(a)
such amendment, suspension or termination is in accordance with applicable laws and the rules of any stock exchange on which the Shares are listed;
(b)
no amendment to this Plan or to an Award granted hereunder will have the effect of impairing, derogating from or otherwise adversely affecting the terms of an Award which is outstanding at the time of such amendment without the written consent of the holder of such Award;
(c)
the expiry date of an Option Period in respect of an Option shall not be more than ten (10) years from the date of grant of an Option except as expressly provided in Section 3.4;
(d)
the Directors shall obtain shareholder approval of:
(i)
any amendment to the number of Shares specified in Section 7.1;
(ii)
any amendment to the limitations on Shares that may be reserved for issuance, or issued, to Insiders, or remove participation limits on non-employee directors or increase the amounts of participation limits on non-employee directors;
(iii)
any amendment that would reduce the exercise price of an outstanding Option other than pursuant to Section 7.3 or permits the cancellation and re-issuance of Options;
(iv)
any amendment that would extend the expiry date of the Option Period in respect of any Option granted under this Plan except as expressly contemplated in Section 3.4;
(v)
any amendment to permit Options to be transferred other than for normal estate settlement purposes; or
(vi)
any amendment to reduce the range of amendments requiring shareholder approval contemplated in this Section.

If this Plan is terminated, the provisions of this Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force on the date of termination will continue in effect as long as any Award or any rights pursuant thereto remain outstanding and, notwithstanding the termination of this Plan, the Board shall remain able to make such amendments to this Plan or the Award as they would have been entitled to make if this Plan were still in effect.

7.9 No Representation or Warranty

The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of this Plan.

Exhibit 18

7.10 Section 409A

It is intended that any payments under the Plan to US Taxpayers shall be exempt from or comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes and penalties under Section 409A of the Code.

7.11 Compliance with Applicable Law, etc.

If any provision of this Plan or any agreement entered into pursuant to this Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Company or this Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

All Awards and securities which may be acquired pursuant to the exercise of the Awards to be issued pursuant to the Plan will be issued pursuant to the registration requirements of the U.S. Securities Act and applicable state securities laws or an exemption or exclusion from such registration requirements.

7.12 Clawback and Recoupment

All Awards under this Plan shall be subject to forfeiture or other penalties pursuant to any Company clawback policy, as may be adopted or amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee.

7.13 Term of the Plan

Once effective in accordance with Section 7.7, this Plan shall remain in effect until it is terminated by the Board.

Part 8

Administration of this Plan

8.1 Administration by the Committee

(a)
Unless otherwise determined by the Board, this Plan shall be administered by the Governance, Nomination, Compensation and Leadership Committee (the “Committee”) or equivalent committee appointed by the Board and constituted in accordance with such Committee’s charter.
(b)
The Committee shall have the power, where consistent with the general purpose and intent of this Plan and subject to the specific provisions of this Plan, to:
(i)
adopt and amend rules and regulations relating to the administration of this Plan and make all other determinations necessary or desirable for the administration of this Plan. The interpretation and construction of the provisions of this Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any

Exhibit 19

omission or reconcile any inconsistency in this Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry this Plan into effect and it shall be the sole and final judge of such expediency; and
(ii)
otherwise exercise the powers delegated to the Committee by the Board and under this Plan as set forth herein.

8.2 Board Role

(a)
The Board, on the recommendation of the Committee or of its own volition, shall determine and designate from time to time the individuals to whom Awards shall be made, the amounts of the Awards and the other terms and conditions of the Awards. The Board may delegate this authority as it sees fit, including as set forth in Section 3.3.
(b)
The Board may delegate any of its responsibilities or powers under this Plan to (i) the Committee, or (ii) the CEO as set forth in Section 3.3.
(c)
In the event the Committee or, in respect of the Delegated Options, the CEO, is unable or unwilling to act in respect of a matter involving this Plan, the Board shall fulfill the role of the Committee (or CEO, as the case may be) provided for herein.

Part 9

Plan of Arrangement

9.1 Plan of Arrangement

This equity incentive plan contemplates the Plan of Arrangement. To the extent applicable, it is intended that the Outstanding Restricted Share Rights and the Outstanding Deferred Share Units will be exchanged for Arrangement Restricted Share Rights and Arrangement Deferred Share Units, respectively, pursuant to the Plan of Arrangement on a tax-deferred basis under subsection 7(1.4) of the Income Tax Act (Canada).

9.2 Arrangement Restricted Share Rights

(a)
For all purposes under the Plan, the date on which an Arrangement Restricted Share Right is granted for purposes of the Plan shall be deemed to be the date of the grant of the Outstanding Restricted Share Right for which such Arrangement Restricted Share Right was exchanged as part of the Plan of Arrangement and, except as set out herein or in the Plan of Arrangement and with such adjustments as the circumstances require, the Arrangement Restricted Share Right shall be deemed (unless otherwise determined by the Board) to have the same terms and conditions (including vesting and expiration) as the Outstanding Restricted Share Right for which such Arrangement Restricted Share Right was exchanged as part of the Plan of Arrangement.

Exhibit 20

(b)
With respect to Arrangement Restricted Share Rights that replace Performance Share Units (as defined in the Remainco Equity Incentive Plan), all such Arrangement Restricted Share Rights shall (unless otherwise determined by the Board) be subject to the same time based vesting period as the Performance Share Units they replace and upon vesting such Arrangement Restricted Share Rights shall be fully satisfied by the issuance of one Share (unless otherwise determined by the Board) irrespective of the applicable performance multiplier to which the Performance Share Unit was subject. Notwithstanding the foregoing, Arrangement Restricted Share Rights that replace Performance Share Units that were fully vested and outstanding prior to the Arrangement Effective Time may be settled by the Company in accordance with the performance multiplier applicable to the Performance Share Units replaced.
(c)
In addition, notwithstanding anything contained herein to the contrary, in respect of each person who was a “Participant” as defined in the Remainco Equity Incentive Plan immediately prior to the Arrangement Effective Time, who does not become an Eligible Director or Eligible Employee due to or in connection with the Arrangement (each such person, an “Arrangement Departing Participant”), and who remains a director, officer or employee of Remainco or any Remainco Designated Affiliate, or provides ongoing services for Remainco or any Remainco Designated Affiliate and complies with the definition of “consultant” or “advisor” as set forth in Form S-8 (a “Remainco Service Provider”), all Arrangement Restricted Share Rights (other than those issued pursuant to paragraph (b)) issued to Arrangement Departing Participants that replace Outstanding Restricted Share Rights shall (unless otherwise determined by the Board) immediately vest and the underlying Shares shall be issued to the holder of such Arrangement Restricted Share Rights as soon as practicable by the Company following the Arrangement Effective Date (provided that the Company may establish a schedule for the settlement of Arrangement Restricted Share Rights to ensure the orderly sale of Shares in the markets to satisfy tax withholding obligations), which Arrangement Restricted Share Rights shall then be cancelled.
(d)
With respect to Arrangement Restricted Share Rights issued to an Arrangement Departing Participant that are not immediately vested, upon such Arrangement Departing Participant ceasing to be a director, officer or employee of Remainco or any Remainco Designated Affiliates, or a Remainco Service Provider, as applicable, such Arrangement Departing Participant shall be treated for the purposes of this Plan as having ceased to be so employed with the Company and its Designated Affiliates and such Arrangement Departing Participant’s Arrangement Restricted Share Rights shall be dealt with in accordance with Section 4.6 of this Plan.

9.3 Arrangement Deferred Share Units

(a)
For all purposes under the Plan, the date on which an Arrangement Deferred Share Unit is granted for purposes of the Plan shall be deemed to be the date of the grant of the Outstanding Deferred Share Unit for which such Arrangement Deferred

Exhibit 21

Share Unit was exchanged as part of the Plan of Arrangement and, except as set out herein or in the Plan of Arrangement and with such adjustments as the circumstances require, the Arrangement Deferred Share Unit shall be deemed (unless otherwise determined by the Board) to have the same terms and conditions (including vesting and expiration) as the Outstanding Deferred Share Unit for which such Arrangement Deferred Share Unit was exchanged as part of the Plan of Arrangement.
(b)
Notwithstanding anything contained herein to the contrary, (unless otherwise determined by the Board) all Arrangement Deferred Share Units issued to Arrangement Departing Participants shall immediately vest and the underlying Shares shall be issued to the holder of such Arrangement Deferred Share Units as soon as practicable by the Company following the Arrangement Effective Date (provided that the Company may establish a schedule for the settlement of Arrangement Deferred Share Units to ensure the orderly sale of Shares in the markets to satisfy tax withholding obligations), which Arrangement Deferred Share Units shall then be cancelled.

Exhibit 22

Appendix B

Arrangement Resolution

BE IT RESOLVED as a special resolution that:

1. The amended and restated arrangement agreement (the “Arrangement Agreement”) dated June 14, 2023 between Lithium Americas Corp. (“LAC”) and 1397468 B.C. Ltd. (“Spinco”), as it may be amended, modified or supplemented from time to time in accordance with its terms, attached as Schedule “[●]” to the notice of annual and special meeting and circular of LAC dated effective [●], 2023 (the “Circular”) and all transactions contemplated thereby are hereby confirmed, ratified and approved.

2. The arrangement (the “Arrangement”) under section 288 of the Business Corporations Act (British Columbia) substantially as set forth in the plan of arrangement (the “Plan of Arrangement”), as it may be amended, modified or supplemented from time to time in accordance with the Arrangement Agreement and its terms, attached as Appendix A to the Arrangement Agreement attached as Schedule “[●]” to the Circular is hereby authorized and approved.

3. The deferred share units of LAC following the completion of the Arrangement and the deferred share units of Spinco to be granted to holders of deferred share units of LAC (“LAC DSUs”) in exchange for such LAC DSUs, as provided in the Plan of Arrangement, are hereby approved.

4. The performance based restricted share rights of LAC following the completion of the Arrangement and the performance based restricted share rights of Spinco to be granted to holders of performance based restricted share rights of LAC (“LAC PSUs”) in exchange for such LAC PSUs, as provided in the Plan of Arrangement, are hereby approved.

5. The restricted share rights of LAC following the completion of the Arrangement and the restricted share rights of Spinco to be granted to holders of restricted share rights of LAC (“LAC RSUs”) in exchange for such LAC RSUs, as provided in the Plan of Arrangement, are hereby approved.

6. All of the transactions contemplated in the Arrangement Agreement and all the ancillary agreements contemplated therein, the actions of the directors of LAC in approving the Arrangement and the Arrangement Agreement and the actions of the directors and officers of LAC in executing and delivering the Arrangement Agreement and any amendments, modifications or supplements thereto are hereby authorized, confirmed, ratified and approved.

7. LAC is hereby authorized to apply for a final order from the Supreme Court of British Columbia to approve the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement (as they may be amended, modified or supplemented from time to time).

8. Notwithstanding that this special resolution has been passed by the shareholders of LAC or has received the approval of the Supreme Court of British Columbia, the board of directors of LAC may amend the Arrangement Agreement and the Plan of Arrangement to the extent

Appendix B-1

permitted by the Arrangement Agreement and/or decide not to proceed with the Arrangement or revoke this special resolution at any time prior to the filing of the certified copy of the court order approving the Arrangement with the Registrar of Companies for British Columbia without further approval of the shareholders of LAC.

9. Any one director or officer of LAC is hereby authorized, for and on behalf of LAC, to execute and deliver, whether under the corporate seal of LAC or otherwise, all documents, filings and instruments and take all such other actions as may be necessary or desirable to implement this special resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents, filings or instruments and the taking of any such actions.

Appendix B-2